FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-255934-08

Dated October 12, 2023	BMO 2023-5C2

Structural and Collateral Term Sheet
BMO 2023-5C2 Mortgage Trust
$777,045,598 (Approximate Mortgage Pool Balance)

$[ ] (Approximate Offered Certificates)

BMO Commercial Mortgage Securities LLC Depositor
Commercial Mortgage Pass-Through Certificates, Series 2023-5C2

Bank of Montreal

Goldman Sachs Mortgage Company

Citi Real Estate Funding Inc.

Societe Generale Financial Corporation

LMF Commercial, LLC

German American Capital Corporation

Starwood Mortgage Capital LLC

UBS AG

Sponsors and Mortgage Loan Sellers

BMO Capital Markets	Citigroup	Société Générale	Deutsche Bank Securities	UBS Securities LLC	Goldman Sachs & Co. LLC
Co-Lead Managers and Joint Bookrunners
Academy Securities Co-Manager		Bancroft Capital, LLC Co-Manager		Drexel Hamilton Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated October 12, 2023	BMO 2023-5C2

This material is for your information, and none of BMO Capital Markets Corp., Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, Deutsche Bank Securities Inc., UBS Securities LLC, Academy Securities, Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-255934) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or BMO Capital Markets Corp., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-866-864-7760. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2023-5C2 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these Certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the Certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the Certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

BMO Capital Markets is a trade name used by BMO Financial Group for the wholesale banking businesses of Bank of Montreal, BMO Harris Bank N.A. (member FDIC), Bank of Montreal Europe p.l.c, and Bank of Montreal (China) Co. Ltd, the institutional broker dealer business of BMO Capital Markets Corp. (Member FINRA and SIPC) and the agency broker dealer business of Clearpool Execution Services, LLC (Member FINRA and SIPC) in the U.S., and the institutional broker dealer businesses of BMO Nesbitt Burns Inc. (Member Investment Industry Regulatory Organization of Canada and Member Canadian Investor Protection Fund) in Canada and Asia, Bank of Montreal Europe p.l.c. (authorized and regulated by the Central Bank of Ireland) in Europe and BMO Capital Markets Limited (authorized and regulated by the Financial Conduct Authority) in the UK and Australia.

Securities and investment banking activities in the United States are performed by Deutsche Bank Securities Inc., a member of NYSE, FINRA and SIPC, and its broker-dealer affiliates. Lending and other commercial banking activities in the United States are performed by Deutsche Bank AG and its banking affiliates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
2

Dated October 12, 2023	BMO 2023-5C2

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
3

Structural and Collateral Term Sheet	BMO 2023-5C2
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB	Roll-up Aggregate Cut-off Date Balance	Roll-up Aggregate % of Cut-off Date Balance
GSMC	7	20	$197,131,250	25.4%	$197,131,250	25.4%
BMO	2	2	$41,500,000	5.3%	$126,166,666	16.2%
CREFI	4	8	$89,850,000	11.6%	$118,850,000	15.3%
SGFC	3	3	$97,900,000	12.6%	$97,900,000	12.6%
LMF	3	3	$70,175,000	9.0%	$75,841,667	9.8%
GACC	5	14	$72,779,000	9.4%	$72,779,000	9.4%
SMC	5	5	$26,938,474	3.5%	$46,938,474	6.0%
UBS AG	3	3	$41,438,541	5.3%	$41,438,541	5.3%
BMO, SMC	1	1	$62,500,000	8.0%	-	-
CREFI, BMO	1	2	$58,000,000	7.5%	-	-
BMO, LMF	1	1	$18,833,333	2.4%	-	-
Total:	35	62	$777,045,598	100.0%	$777,045,598	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$777,045,598
Number of Mortgage Loans:	35
Number of Mortgaged Properties:	62
Average Cut-off Date Balance per Mortgage Loan:	$22,201,303
Weighted Average Current Mortgage Rate:	7.25968%
10 Largest Mortgage Loans as % of IPB:	62.5%
Weighted Average Remaining Term to Maturity:	59 months
Weighted Average Seasoning:	1 months

Credit Statistics
Weighted Average UW NCF DSCR:	1.71x
Weighted Average UW NOI Debt Yield:	12.9%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”):	51.9%
Weighted Average Maturity Date/ARD LTV:	51.9%

Other Statistics
% of Mortgage Loans with Additional Debt:	19.5%
% of Mortgage Loans with Single Tenants(1):	12.0%
% of Mortgage Loans secured by Multiple Properties:	23.6%

Amortization
Weighted Average Original Amortization Term:	338 months
Weighted Average Remaining Amortization Term:	335 months
% of Mortgage Loans with Interest-Only:	98.4%
% of Mortgage Loans with Amortizing Balloon:	1.6%

Lockboxes
% of Mortgage Loans with Hard Lockboxes:	68.3%
% of Mortgage Loans with Springing Lockboxes:	17.4%
% of Mortgage Loans with Soft (Residential); Hard (Commercial) Lockboxes:	9.7%
% of Mortgage Loans with Soft Lockboxes:	3.2%
% of Mortgage Loans with no Lockboxes:	1.4%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	68.6%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	47.7%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	68.9%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(2):	39.1%

(See footnotes on following page)

(1)	Excludes mortgage loans that are secured by multiple properties with multiple tenants but includes one mortgage loan that is secured by multiple properties and partially secured by single tenant.
(2)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, industrial, retail, hospitality (with commercial tenants), and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
4

Structural and Collateral Term Sheet	BMO 2023-5C2
Collateral Characteristics
Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Rooms / Units	Property Type	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date/ARD LTV
1	Piazza Alta	Philadelphia, PA	SGFC	1	$75,000,000	9.7%	695	Multifamily	2.46x	11.8%	39.5%	39.5%
2	Westfarms	West Hartford, CT	GSMC	1	$65,000,000	8.4%	501,990	Retail	1.76x	14.4%	44.2%	44.2%
3	Shadow Lake Towne Center	Papillion, NE	LMF	1	$62,500,000	8.0%	531,557	Retail	1.48x	9.7%	67.4%	67.4%
4	Arcola Corporate Campus	Collegeville, PA	BMO, SMC	1	$62,500,000	8.0%	1,853,053	Mixed Use	2.01x	16.3%	48.7%	48.7%
5	369 Lexington Avenue & 2 West 46th Street	New York, NY	CREFI, BMO	2	$58,000,000	7.5%	302,093	Office	1.30x	11.2%	59.3%	59.3%
6	Lake Merritt Plaza	Oakland, CA	GSMC	1	$45,000,000	5.8%	489,333	Office	2.40x	20.6%	33.0%	33.0%
7	Hilton Garden Inn Atlanta Downtown	Atlanta, GA	BMO	1	$31,500,000	4.1%	242	Hospitality	1.55x	15.2%	51.8%	51.8%
8	Scottsdale Gilbert Retail Portfolio	Various, AZ	CREFI	2	$30,000,000	3.9%	432,068	Retail	1.30x	10.8%	56.5%	56.5%
9	River Centre	Red Bank, NJ	UBS AG	1	$30,000,000	3.9%	553,039	Office	1.79x	14.7%	48.2%	48.2%
10	Lacey Market Square	Lacey, WA	CREFI	1	$26,100,000	3.4%	276,499	Retail	1.32x	11.5%	57.5%	57.5%

	Top 3 Total/Weighted Average			3	$202,500,000	26.1%			1.93x	12.0%	49.6%	49.6%
	Top 5 Total/Weighted Average			6	$323,000,000	41.6%			1.83x	12.7%	51.2%	51.2%
	Top 10 Total/Weighted Average			12	$485,600,000	62.5%			1.80x	13.5%	50.0%	50.0%
	Non-Top 10 Total/Weighted Average			50	$291,445,598	37.5%			1.55x	12.0%	55.1%	54.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
5

Structural and Collateral Term Sheet	BMO 2023-5C2
Collateral Characteristics
Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Aggregate Pari Passu Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	Piazza Alta	SGFC	$75,000,000	$110,900,000	BMO 2023-5C2	KeyBank	Greystone	Future Securitization(s)	$110,900,000
2	Westfarms	GSMC	$65,000,000	$177,000,000	BMO 2023-5C2	KeyBank	Greystone	BANK5 2023-5YR3 Future Securitization(s)	$45,000,000 $132,000,000
4	Arcola Corporate Campus	BMO, SMC	$62,500,000	$32,500,000	BMO 2023-5C2	KeyBank	Greystone	Future Securitization(s)	$32,500,000
5	369 Lexington Avenue & 2 West 46th Street	CREFI, BMO	$58,000,000	$43,450,000	BMO 2023-5C2	KeyBank	Greystone	Future Securitization(s)	$43,450,000
6	Lake Merritt Plaza	GSMC	$45,000,000	$35,000,000	BMO 2023-5C2	KeyBank	Greystone	Future Securitization(s)	$35,000,000
7	Hilton Garden Inn Atlanta Downtown	BMO	$31,500,000	$8,000,000	BMO 2023-5C2	KeyBank	Greystone	Future Securitization(s)	$8,000,000
8	Scottsdale Gilbert Retail Portfolio	CREFI	$30,000,000	$51,000,000	BMO 2023-5C2(1)	KeyBank(1)	Greystone(1)	Future Securitization(s)	$51,000,000
9	River Centre	UBS AG	$30,000,000	$25,000,000	BMO 2023-5C2	KeyBank	Greystone	Future Securitization(s)	$25,000,000
14	Merit Hill Self Storage	GSMC	$20,000,000	$65,000,000	BMO 2023-5C2(1)	KeyBank(1)	Greystone(1)	Future Securitization(s)	$65,000,000
15	11 West 42nd Street	BMO, LMF	$18,833,333	$255,166,667	BANK5 2023-5YR3	Wells Fargo	Greystone	BMO 2023-5C1 BMO 2023-C6 BANK5 2023-5YR3 BBCMS 2023-C21 Future Securitization(s)	$62,500,000 $25,000,000 $75,000,000 $15,000,000 $77,666,667
17	California High Tech Logistics	SGFC	$18,000,000	$52,000,000	BMO 2023-5C1	KeyBank	3650 REIT	BMO 2023-5C1	$52,000,000
18	Short Pump Town Center	GSMC	$17,500,000	$162,500,000	BANK5 2023-5YR3	Wells Fargo	Greystone	BMO 2023-5C1 BANK5 2023-5YR3 Future Securitization(s)	$62,500,000 $80,000,000 $20,000,000
20	Overlook at Ballantyne	GACC	$15,000,000	$79,000,000	BMO 2023-5C2(1)	KeyBank(1)	Greystone(1)	Future Securitization(s)	$79,000,000
23	Harborside 2-3	BMO	$10,000,000	$215,000,000	BMARK 2023-V2	Midland	3650 REIT	BMO 2023-C5 BMO 2023-5C1 BMARK 2023-B39 BMARK 2023-V2 BMARK 2023-V3 BANK5 2023-5YR3 Future Securitization(s)	$30,000,000 $30,000,000 $25,000,000 $65,000,000 $27,500,000 $20,000,000 $17,500,000
(1)	In the case of Loan Nos. 8, 14 and 20, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for the BMO 2023-5C2 securitization transaction by the parties thereto. Upon the securitization of the related controlling pari-passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction, which servicing agreement will become the Controlling Pooling/Trust & Servicing Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

Structural and Collateral Term Sheet	BMO 2023-5C2
Collateral Characteristics
Mortgaged Properties by Type

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR	UW NOI DY	Cut-off Date LTV	Maturity Date/ARD LTV
Retail	Anchored	4	$118,600,000	15.3%	1.40x	10.4%	62.5%	62.5%
	Super Regional Mall	1	$65,000,000	8.4	1.76x	14.4%	44.2%	44.2%
	Open-Air Lifestyle Center	1	$17,500,000	2.3	1.61x	14.3%	47.6%	47.6%
	Unanchored	1	$9,840,000	1.3	1.30x	10.9%	41.2%	41.2%
	Subtotal:	7	$210,940,000	27.1%	1.52x	12.0%	54.6%	54.6%
Office	CBD	5	$131,833,333	17.0%	1.77x	14.7%	48.7%	48.7%
	Suburban	3	53,989,000	6.9	1.65x	13.5%	53.2%	53.2%
	Medical	1	15,300,000	2.0	1.32x	11.0%	56.5%	56.5%
	Subtotal:	9	$201,122,333	25.9%	1.70x	14.1%	50.5%	50.5%
Multifamily	Luxury High Rise	1	$75,000,000	9.7%	2.46x	11.8%	39.5%	39.5%
	Low Rise	12	$39,425,000	5.1	1.36x	9.8%	65.0%	65.0%
	Garden	2	$12,900,000	1.7	1.52x	13.6%	46.4%	46.4%
	Mid Rise	1	$5,250,000	0.7	1.28x	9.7%	66.5%	66.5%
	Subtotal:	16	$132,575,000	17.1%	1.99x	11.3%	48.8%	48.8%
Industrial	Warehouse/Distribution	3	$36,136,250	4.7%	1.66x	12.5%	46.4%	46.4%
	Warehouse	3	$23,838,000	3.1	1.45x	11.9%	63.5%	63.5%
	Manufacturing/Warehouse	1	$20,520,000	2.6	2.60x	16.6%	39.5%	39.5%
	Manufacturing	1	$8,322,000	1.1	1.28x	11.1%	58.2%	58.2%
	Flex	1	$7,988,541	1.0	1.33x	11.2%	56.1%	53.2%
	Subtotal:	9	$96,804,791	12.5%	1.75x	13.0%	51.0%	50.7%
Mixed Use	Office/Lab	1	$62,500,000	8.0%	2.01x	16.3%	48.7%	48.7%
	Multifamily/Retail	2	$7,675,000	1.0	1.21x	9.3%	74.5%	74.5%
	Retail/Multifamily	1	$1,590,000	0.2	1.28x	11.1%	58.2%	58.2%
	Subtotal:	4	$71,765,000	9.2%	1.91x	15.4%	51.7%	51.7%
Hospitality	Full Service	1	$31,500,000	4.1%	1.55x	15.2%	51.8%	51.8%
	Limited Service	2	8,888,474	1.1	1.76x	17.4%	55.8%	54.2%
	Subtotal:	3	$40,388,474	5.2%	1.60x	15.7%	52.7%	52.3%
Self Storage	Self Storage	13	$20,000,000	2.6%	1.20x	8.6%	59.9%	59.9%
Manufactured Housing	Manufactured Housing	1	$3,450,000	0.4%	1.25x	9.6%	63.3%	63.3%
Total / Weighted Average:		62	$777,045,598	100.0%	1.71x	12.9%	51.9%	51.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 1 – Piazza Alta

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 1 – Piazza Alta

Piazza Alta
1099 Germantown Avenue
Philadelphia, PA 19123
Temple Univ. College of Liberal Arts
Temple University
Temple University
Howard Gittis Student Center
N 10th St
SEPTA
N 6th St
N 5th St
Germantown Ave
E Oxford St
E Oxford St
Billy Penn Studios
Yorktown
Cruz Recr. Center
Old Kensington
Girard Medical Center
GREEN LINE TROLLEY
W Girard Ave
GIRARD
E Girard Ave
Fishtown
MARKET-FRANKFORD LINE
N Front St
Penn Treaty Park
Poplar St
Poplar St
John F. Street Community Ctr.
East Poplar Playground
Northern Liberties
The Fillmore Philadelphia
N. Delaware Ave
Brooklyn Bowl Philadelphia
Rivers Casino Philadelphia
Fairmount Ave
PHILADELPHIA
Fairmount Ave
Delaware Expwy
Edgar Allan Poe House
Ridge Ave
Spring Garden St
SPRING GARDEN
The Ave Live
Union Transfer
BROAD ST LINE
N 12th St
N 11th St
N 7th St
N 6th St
N 5th St
N Front St
N Delaware Ave
PENNSYLVANIA
NEW JERSEY
Pier 24
Callowhill St
Franklin Music Hall
Vine St Expwy
Callowhill St
Delaware River
Vine St Expwy
676
30
Vine St
Franklin Square
Chinatown
CHINATOWN
Temple Univ. School of Podiatric Med.
National Constitution Center
Race St
Benjamin Franklin Bridge
PATCO
Race Street Pier
Cherry Street Pier
Pennsylvania Convention Center
Center City
N 9th St
N 8th St
Federal Reserve Bank
N 5th St
US Mint
Arch St
N 2nd St
Camden
Reading Terminal Market
Market East
The Gallery at East Market
Independence Visitor Center
Aramak Tower
IRS
MARKET-FRANKFORD LINE
5TH
Market St
2ND
13TH
11TH
8TH
Liberty Bell
Natl. Mus. of American Jewish History
Benjamin Franklin Mus.
Philadelphia Intl. Airport 9 miles
95
Flemington
Quakertown
PENNSYLVANIA
Hopewell
Franklin Township
Lambertville
Princeton
Harleysville
Doylestown
Pottstown
Montgomeryville
Hamilton
Lansdale
Newtown
Yardley
TRENTON
Horsham
Feasterville-Trevose
Langhorne
Phoenixville
Norristown
Levittown
King of Prussia
Abington
Bensalem
Conshohocken
Burlington
Malvern
Wayne
Ardmore
Mount Holly
Media
PHILADELPHIA
Moorestown
NEW JERSEY
CAMDEN
Mount Laurel
Chester Heights
Cherry Hill
Medford Township
Chester
Bellmawr
Woodbury
Lindenwold
DE
Gloucester Township
WILMINGTON
Swedesboro

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 1 – Piazza Alta
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$75,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$75,000,000	Property Type – Subtype:	Multifamily – Luxury High Rise
% of IPB:	9.7%	Net Rentable Area (Units)(7):	695
Loan Purpose:	Refinance	Location:	Philadelphia, PA
Borrower:	Terminal Property Owner LLC	Year Built / Renovated:	2022-2023 / NAP
Borrower Sponsors:	Matthew Pestronk and Michael Pestronk	Occupancy:	91.9%
Interest Rate:	4.67614%	Occupancy Date:	8/3/2023
Note Date:	9/21/2023	4th Most Recent NOI (As of)(8):	NAV
Maturity Date:	10/8/2028	3rd Most Recent NOI (As of)(8):	NAV
Interest-Only Period:	60 months	2nd Most Recent NOI (As of)(8):	NAV
Original Term:	60 months	Most Recent NOI (As of)(8):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$25,836,537
Call Protection(2):	L(25),D(31),O(4)	UW Expenses:	$3,971,583
Lockbox / Cash Management	Soft (Residential); Hard (Commercial) / In Place	UW NOI:	$21,864,954
Additional Debt(1):	Yes	UW NCF:	$21,649,143
Additional Debt Balance(1):	$110,900,000 / $126,100,000	Appraised Value / Per Unit:	$470,600,000 / $677,122
Additional Debt Type(1)(3):	Pari Passu / Mezzanine	Appraised Date:	6/27/2023

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap		Whole Loan	Total Debt
Taxes(5):	$260,924	$19,042	N/A	Cut-off Date Loan / Unit:	$267,482	$448,921
Insurance:	$144,517	Springing	N/A	Maturity Date Loan / Unit:	$267,482	$448,921
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV:	39.5%	66.3%
TI/LC Reserve:	$11,304,598	Springing	N/A	Maturity Date LTV:	39.5%	66.3%
Other Reserve(6):	$1,911,036	$3,250	N/A	UW NCF DSCR:	2.46x	1.10x
				UW NOI Debt Yield:	11.8%	7.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$185,900,000	56.0%	Loan Payoff	$294,834,291	88.8%
Mezzanine Loan(3)	126,100,000	38.0	Reserves	13,621,075	4.1
Sponsor Equity	20,203,569	6.0	Closing Costs	23,748,203	7.1
Total Sources	$332,203,569	100.0%	Total Uses	$332,203,569	100.0%
(1)	The Piazza Alta Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu promissory notes with an aggregate original principal balance as of the Cut-off Date of $185,900,000 (the “Piazza Alta Whole Loan”). The financial information presented in the chart above reflects the Cut-off Date Balance of the Piazza Alta Whole Loan and the total debt inclusive of a $126,100,000 mezzanine loan.
(2)	Defeasance of the Piazza Alta Whole Loan is permitted at any time after the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) September 21, 2026. The assumed lockout period of 25 months is based on the anticipated closing date of the BMO 2023-5C2 securitization trust in November 2023. The actual lockout period may be longer.
(3)	For a full description, see “Subordinate and Mezzanine Debt” below.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	On a monthly basis, the borrower is required to escrow 1/12th of the taxes that the lender estimates will be payable during the next 12 months in order to accumulate sufficient funds to pay all such taxes attributable to the Unit 1 (as defined below) tax parcel totaling $19,042. Such monthly tax escrows do not include Unit 2 (as defined below) which is part of a shared tax lot with the Piazza Alta Property (as defined below).
(6)	Other Reserve includes a free rent reserve of $1,021,685 and a residential concession reserve of $889,351. The Monthly Other Reserves is for the common charges which are currently estimated at $39,000 per year or $3,250 per month.
(7)	The Piazza Alta Property consists of a 695-unit multifamily complex with 35,111 square feet of ground floor retail space and a six-story parking garage.
(8)	Historical NOIs are not available as the Piazza Alta Property was built in several stages from 2022 to 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 1 – Piazza Alta

The Loan. The mortgage loan (the “Piazza Alta Mortgage Loan”) is part of a fixed rate whole loan secured by a borrower’s fee simple interest in a 695-unit, Class A luxury high rise multifamily property located in Philadelphia, Pennsylvania (the “Piazza Alta Property”). The Piazza Alta Whole Loan consists of five pari passu notes and accrues interest at 4.67614% per annum. The Piazza Alta Whole Loan has a five-year term and is interest only for the term of the loan. The controlling Note A-1, with an original principal balance of $75,000,000 will be included in the BMO 2023-5C2 securitization trust. The remaining non-controlling Notes A-2, A-3, A-4 and A-5, with an aggregate original principal balance of $110,900,000, are expected to be contributed to one or more securitization trusts. The Piazza Alta Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2023-5C2 trust. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below summarizes the promissory notes that comprise the Piazza Alta Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$75,000,000	$75,000,000	BMO 2023-5C2	Yes
A-2(1)	$50,000,000	$50,000,000	SGFC	No
A-3(1)	$45,000,000	$45,000,000	SGFC	No
A-4(1)	$10,000,000	$10,000,000	SGFC	No
A-5(1)	$5,900,000	$5,900,000	SGFC	No
Total	$185,900,000	$185,900,000
(1)	Expected to be contributed to one or more securitizations.

The Property. The Piazza Alta Property is a newly developed, Class A, 695-unit luxury high rise multifamily complex with 35,111 square feet of ground floor retail space and a six-story parking garage situated on approximately 4.3 acres located in Philadelphia, Pennsylvania. Phase I of the Piazza Alta Property development was built in several stages between 2022 and 2023, and includes two connected buildings, identified as buildings A – F, that consist of 321 studio units, 132 one-bedroom “junior” units, 150 one-bedroom units, 66 two-bedroom units, 19 three-bedroom units, seven four-bedroom units, 35,111 square feet of ground floor retail space and a six-story parking garage. The Piazza Alta Property represents the borrower sponsors’ most recently delivered and largest ground-up development. The Piazza Alta Property is currently in Phase I of a two phase development plan. Phase II is expected to include a 434-unit multifamily component to be constructed on an adjacent parcel that will not be part of the collateral. The six-story parking garage has 445-spaces, resulting in a parking ratio of 0.6 spaces per unit. The Piazza Alta Property is subject to a two-unit condominium regime comprised of the collateral Phase I property (“Unit 1”) and the non-collateral Phase II property (“Unit 2”) as described under “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Condominium Interests and Other Shared Interests” in the Preliminary Prospectus.

The units living areas feature either a traditional, sleek or Scandinavian style. The traditional style units feature shaker white cabinetry, stainless steel appliances, travertine porcelain bathroom tile, champagne bronze bathroom features and solid marble-inspired backsplashes. The sleek style units feature a darker, modern scheme with charcoal cabinets, black stainless steel appliances, dark stone backsplashes, grey marble inspired porcelain bathroom tile and matte black fixtures throughout. The Scandinavian style unit offers a minimalist look featuring slim-profile cabinetry with stainless steel appliances, solid white marble inspired backsplash and brushed nickel metal accents on fixtures. Each unit at the Piazza Alta Property is equipped with a washer and dryer and the bathrooms feature rainfall shower heads with high-pressure body jets and some units feature soaking tubs. The common area amenities feature a state-of-the-art fitness center featuring Peloton bikes, life-size ski-machine simulators, a Zen yoga studio and a spin studio. Additionally, the Piazza Alta Property offers a spa featuring saunas, steam rooms, hydromassage beds and treatment rooms that are available for massages and facials. The rooftop terrace features a connected lap and lounge pool, hot tub and kids splash pad, built-in fire pits and dedicated kitchen and dining areas. The Piazza Alta Property also offers a co-working space and lounge area on the second floor. The lounge area is furnished with various seating option and includes an entertaining kitchen with an island for serving and gathering. The co-working space has a separated workstation, balancing the benefits of communal workspace with privacy and social distancing. Residents at the Piazza Alta Property also have access to a professional-grade golf simulator on an amenity floor.

The City of Philadelphia maintains a tax abatement program to promote development of new housing. Under this program, the real estate taxes attributable to newly constructed or rehabilitated improvements are abated for a period of ten years. The tax abatement applicable to the improvements at the Piazza Alta Property will terminate in December 2033. As such, 2034 will be the first year that the full, unabated real estate taxes will be due at the Piazza Alta Property. According to the Piazza Alta Property’s real estate tax schedule, the unabated taxes would be approximately $1,499,586 for 2024 compared to the abated taxes of $239,766. Additionally, the Piazza Alta Property is subject to the Northern Liberties business improvement district taxes of $22,659. Based on the lender’s underwriting, real estate taxes were underwritten to $262,425. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 1 – Piazza Alta

The following table presents detailed information with respect to the unit mix of the Piazza Alta Property:

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	% Occupied	Average SF	Avg. Monthly Rent Per Unit(2)
Studio	321(3)	46.2%	285	88.8%	477	$1,908
One Bedroom	150(4)	21.6	144	96.0%	637	$2,581
One Bedroom Junior	132	19.0	132	100.0%	853	$2,963
Two Bedroom	66	9.5	61	92.4%	1,270	$4,722
Three Bedroom	19	2.7	17	89.5%	1,494	$5,600
Four Bedroom	7	1.0	0	0.0%	2,046	$0
Collateral Total/Wtd. Avg.	695	100.0%	639	91.9%	702	$2,644
(1)	Based on the rent roll dated August 3, 2023.
(2)	Avg. Monthly Rent Per Unit is calculated using the in-place rent of the Occupied Units.
(3)	The Studio units include four management units.
(4)	The One Bedroom units include one management unit.

Environmental. According to the Phase I environmental assessment dated June 21, 2023, there is no evidence of any recognized or controlled recognized environmental conditions at the Piazza Alta Property. However, the Phase I environmental assessment did identify a historical controlled recognized environmental condition relating to past uses at the Piazza Alta Property as described under “Description of the Mortgage Pool—Environmental Considerations.”

The following table presents certain information relating to the historical and current occupancy of the Piazza Alta Property:

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
NAV	NAV	NAV	91.9%
(1)	Historical Occupancy is not available as the Piazza Alta Property was built in several stages from 2022 to 2023.
(2)	Current Occupancy is as of August 3, 2023.

The following table presents certain information relating to the operating history and underwritten cash flows of the Piazza Alta Property:

Underwritten Net Cash Flow
	Underwritten	Per Unit	%(1)
Gross Rental Income	$22,495,357	$32,367	81.5%
Commercial Revenue	2,457,770	3,536	8.9
Parking Income	1,804,800	2,597	6.5
Gross Potential Rent	$26,757,927	$38,501	97.0%
RUBS Income	429,510	618	1.6
Other Income(2)	412,000	593	1.5
Total Gross Potential Income	$27,599,437	$39,711	100.0%
(Vacancy/Credit Loss)(3)	(1,740,640)	(2,505)	(6.3)
Concessions	(22,260)	(32)	(0.1)
Effective Gross Income	$25,836,537	$37,175	93.6%
Total Expenses	$3,971,583	$5,715	15.4%
Net Operating Income	$21,864,954	$31,460	84.6%
Capital Expenditures	180,700	260	0.7
TI/LC	35,111	51	0.1
Net Cash Flow	$21,649,143	$31,150	83.8%
(1)	% column represents percent of Total Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Other Income is based on the appraisal and includes month-to-month fees, late fees, application fees, damages and cleaning fees, lease cancellation fees, administrative fees, pet premiums, amenities fees, commercial tenant reimbursements, and any other miscellaneous income items.
(3)	Underwritten Vacancy/Credit Loss represents the economic vacancy of 5.0% for the residential portion of the Piazza Alta Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 1 – Piazza Alta

The Market. The Piazza Alta Property is located within the Northern Liberties neighborhood of Philadelphia’s Center City district which spans from the Art Museum steps to the Riverfront to the east and South Street to the south. The Northern Liberties neighborhood is a revitalized area with art galleries, boutiques and several restaurants. Philadelphia’s squares and newest civic spaces are minutes away from the Piazza Alta Property and offer outdoor living spaces for its residents. Located southwest of the Piazza Alta Property are the Rittenhouse Square neighborhood and Washington Square West neighborhoods. Rittenhouse Row is a shopping destination featuring locally owned boutiques, high-end stores, small galleries, specialty shops, spas and salons, and restaurants and cafes. Other uses adjacent to the Piazza Alta Property include the Academy of Music and Kimmel Center to the south, The Franklin Institute to the west and Rivers Casino to the east.

The city of Philadelphia is an economic center in Pennsylvania and home to thirteen Fortune 500 companies. Philadelphia's economy is driven by life sciences, financial services, technology and advanced manufacturing. Major employers include: University of Pennsylvania, Virtua Health, Comcast, Aramark, Johnson & Johnson, Dupont Merck, Rite Aid and AmerisourceBergen. Comcast Center is located less than three miles from the Piazza Alta Property. Comcast Center features a three-building urban campus, a Four Seasons Hotel and the 60-story Comcast Technology Center. The Comcast Center is the Comcast Corporation’s headquarters and is home to 8,000 employees. The city is one of the largest health education and research centers in the United States, featuring a number of higher-level educational facilities, including Temple University, Drexel University, West Chester University of Pennsylvania, University of Pennsylvania and Villanova University.

Public transportation is available near the Piazza Alta Property with the immediate area being served by the Southeastern Pennsylvania Transportation Authority with bus stops on North 2nd Street and West Girard Avenue. Subway service is provided at the Girard Station (Market-Frankford Line). Major traffic arteries located within five miles of the Piazza Alta Property include Interstate 76, Interstate 676, Interstate 95, US Route 13 and US Route 30.

Per the appraisal, as of first quarter 2023, the Center City Philadelphia submarket reported total inventory of 44,177 units and a vacancy rate of 5.7%.

Submarket Multifamily Statistics(1)

Date	Inventory	Rent Per Unit	Occupancy
2018	38,181	$2,183	94.2%
2019	39,498	$2,351	95.2%
2020	40,234	$2,126	92.5%
2021	41,529	$2,352	95.8%
2022	43,862	$2,457	94.2%
1st Qtr. 2023	44,177	$2,433	94.3%
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
13

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 1 – Piazza Alta

The appraisal identified six comparable rental properties for the Piazza Alta Property. The comparable leases indicate a rent range of $1,655 per month to $8,250 per month, averaging $3,093 per month. The properties were built between 2007 and 2022 and range from 183 to 316 units. The occupancy of the comparables range from 90.0% to 99.0%. The average unit size of the comparable range from 701 square feet to 1,319 square feet with an average of 941 square feet.

Multifamily Rent Comparables(1)

Property	Distance from Subject (miles)	Year Built/Year Renovated	Occupancy	No. Units	Avg. Unit Size (SF)	Avg. Rent Per Unit	Amenities
Piazza Alta 1099 Germantown Avenue Philadelphia, PA	-	2022-2023/NAP	91.9%(2)	695(2)	702(2)	$2,644(2)	Fitness Center, Sauna, Steam Room, Swimming Pools, Fit-Pit Area, Co-working Spaces, Indoor/Outdoor Lounge Areas, Concierge Services, Parking Garage
The Alexander 300 Alexander Court Philadelphia, PA	1.6	2018/NAP	95.0%	277	701	$2,589	Elevators, Fitness Center, Swimming Pool
Dwell 1321 N American Street Philadelphia, PA	0.3	2020/NAP	90.0%	198	827	$2,470	Business Center, Dog Park, Fitness Center, Swimming Pool
St. James 200 West Washington Square Philadelphia, PA	1.6	2022/NAP	96.0%	304	1,319	$3,677	Business Center, Concierge/Doorman, Elevators, Exterior Lighting, Fitness Center, Game Room, Guest Parking, On-Site Manager, Pet Policy
The Harper 112 South 19th Street Philadelphia, PA	2.1	2019/NAP	99.0%	183	1,049	$4,646	Business Center, Fitness Center, Game Room, Sport Court, Swimming Pool
The Piazza 1001 N 2nd Street Philadelphia, PA	0.1	2007/NAP	94.7%	316	902	$2,751	Fitness Center, Swimming Pool
The Poplar 901 North 9th Street Philadelphia, PA	0.7	2021/NAP	96.4%	285	850	$2,426	Business Center, Concierge/Doorman, Elevators, Fitness Center, Spa/Sauna, Swimming Pool
Average(3)			95.2%	261	941	$3,093
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 3, 2023.
(3)	Calculated excluding the Piazza Alta Property.

The Borrower. The borrowing entity for the Piazza Alta Whole Loan is Terminal Property Owner LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Piazza Alta Whole Loan.

The Borrower Sponsors. The borrower sponsors and nonrecourse carve-out guarantors of the Piazza Alta Whole Loan are Michael Pestronk and Matthew Pestronk, the founders of Post Brothers LLC (“Post Brothers”). Post Brothers is a developer, owner and manager generally focused on the development and creation of Class A apartment buildings in the greater Philadelphia metropolitan area. Post Brothers is a vertically-integrated company, with approximately 200 employees, providing in-house expertise in design, construction, leasing and management. Since the company’s founding in 2006, Post Brothers has developed or acquired more than 30 properties totaling approximately 8,000 apartments and 700,000 square feet of complimentary office and retail space, with a focus in the greater Philadelphia area and New Jersey.

Property Management. The Piazza Alta Property is managed by Post Commercial Real Estate, LLC, an affiliate of the borrower sponsors. Post Commercial Real Estate, LLC is a full-service multifamily property manager and developer with a current portfolio under management of 8,000 units across 30 residential properties.

Escrows and Reserves. At origination, the borrower deposited in escrow: (i) $260,924 for real estate taxes, (ii) $144,517 for insurance reserves, (iii) $11,304,598 for tenant improvement allowance and leasing commission reserves, (iv) $889,351 for residential concession reserves and (v) $1,021,685 for free rent reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the taxes that the lender estimates will be payable during the next 12 months in order to accumulate sufficient funds to pay all such taxes (including, until the occurrence of a Tax Parcel Event (as defined below), taxes attributable the non-collateral Unit 2 described under “The Property,” above, that is part of a shared tax lot with the Piazza Alta Property at least 30 days prior to their respective due dates. Currently, the borrower is required to pay $19,042 for taxes attributed to Unit 1 of the condominium regime. As of the date of origination, the borrower has represented to the lender that it has taken the necessary steps (including filing the paperwork and the payment of all fees) with the appropriate governmental authorities for the Tax Parcel Event to occur no later than 30 days from origination. The borrower is required to (i) periodically update the lender with respect to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
14

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 1 – Piazza Alta

any progress made towards achieving the Tax Parcel Event, (ii) promptly provide the lender with any correspondence relating to the Tax Parcel Event and (iii) immediately notify the lender upon the occurrence of the Tax Parcel Event and deliver to the lender evidence in form and substance satisfactory to the lender of the occurrence of the Tax Parcel Event. A “Tax Parcel Event” will occur upon (i) Unit 2 being a separate tax lot and not a part of any tax lot of the Piazza Alta Property and not included in the tax bills for the Piazza Alta Property and (ii) the Piazza Alta Property being comprised of one or more parcels with separate tax lots and not being comprised of a portion of any other tax lot that is not a part of the Piazza Alta Property.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage afforded by the polices upon the expiration in order to accumulate with the lender sufficient funds to pay all such insurance premiums at least 30 days prior to the expiration. The borrower will not be required to make monthly insurance deposits so long as (i) no event of default has occurred and is continuing, (ii) the borrower provides the lender evidence of renewal of the policies, (iii) the borrower provides the lender with paid receipts evidencing payment of the insurance premiums by no later than 10 business days prior to the expiration dates of the policies, and (iv) there is on deposit in the tax and insurance subaccount with respect to insurance premiums an amount equal to not less than the Static Insurance Reserve Amount (as defined below) (the foregoing clauses (i) through (iv) are collectively referred to as the “Insurance Premium Waiver Conditions”). In the event the Insurance Premium Waiver Conditions are no longer satisfied, the borrower will commence making all monthly insurance deposits as required pursuant to the Piazza Alta Whole Loan documents. Additionally, so long as the Piazza Alta Property is insured under a blanket insurance policy the borrower will not be required to make monthly insurance deposits into the tax and insurance subaccount. As of the date of origination, the Piazza Alta Property is insured under a blanket insurance policy. Notwithstanding the above, in the event that such blanket insurance policy is no longer in effect, the borrower will be required to escrow $144,517 (the “Static Insurance Reserve Amount”), which was reserved at origination. In accordance with the Piazza Alta Whole Loan documents, the lender may from time to time, upon written notice to the borrower, increase the Static Insurance Reserve Amount required to reflect any increases in the insurance premiums for the coverages afforded by the policies on a stand-alone basis, such that the Static Insurance Reserve Amount is not less than three months of the insurance premiums that the lender reasonably estimates will be payable for the renewal of coverage afforded by the policies on a stand-alone basis.

Replacement Reserves – Commencing on the payment date occurring in November 2025 and continuing for each payment thereafter, the borrower is required to escrow $15,058 for replacement reserves.

TI/LC Reserves – Commencing on the payment date occurring in November 2025 and continuing on each payment date thereafter, the borrower is required to escrow $2,926 for tenant improvement and leasing costs. Additionally, the borrower is required to pay any lease termination payments received from non-residential tenants to the lender for transfer into the tenant improvement and leasing subaccount.

Common Charges Reserves – On each monthly payment date, the borrower will deposit an amount equal to the monthly amount (currently estimated at $39,000 per year or $3,250 per month) as set forth in the approved operating budget for common charges payable on such payment date (plus any other amounts that may be due for common charges which are not included in the approved operating budget) in order to accumulate with the lender sufficient funds to pay all common charges during the next three months prior to their respective due dates.

Lockbox / Cash Management. The Piazza Alta Whole Loan is structured with a soft (for residential tenants) and hard (for commercial tenants) lockbox and in-place cash management. At origination, the Piazza Alta borrower was required to notify each non-residential tenant of the Piazza Alta Property to remit all amounts due with respect to the Piazza Alta Property directly to the lockbox account. Following the addition of any Additional Real Estate (as defined below) to the condominium in accordance with the Piazza Alta Whole Loan Documents, the borrower will deliver any rents received by the condominium association, including rents from the garage unit into the lockbox account. All rents received by the borrower or property manager (including, rents received from residential tenants, non-residential tenants, payments received from residential tenants in connection with the early termination or cancellation of residential leases and any rents pertaining to the garage unit) are required to be deposited within two business days of receipt into the lockbox account. All funds in the lockbox account are required to be swept each business day into the lender-controlled cash management account and applied and disbursed in accordance with the Piazza Alta Whole Loan documents. During the continuance of a Cash Trap Period (as defined below), any excess cash flow will be deposited into the cash collateral reserve subaccount. As long as no Cash Trap Period is in effect, any excess cash flow is required to transferred to the borrower.

A “Cash Trap Period” will commence upon: (i) the occurrence of an event of default; (ii) as of the origination date and any other payment date, the failure to maintain a debt service coverage ratio of at least 1.10x (it being acknowledged that a Cash Trap Period commenced as of the origination date as a result of this clause); or (iii) the occurrence of any mezzanine loan default; and will end, as applicable when (1) the Piazza Alta Whole Loan and all other obligations under the Piazza Alta Whole Loan Documents have been repaid in full or (2) with respect to clause (i) above only, such event of default has been cured and no other event of default has occurred and is continuing, or (3) with respect to clause (ii) above only, for two consecutive calendar quarters since the commencement of the existing Cash Trap Period (A) no monetary default, material non-monetary default or event of default has occurred and is continuing, (B) no event that could trigger another Cash Trap Period has occurred, (C) the debt service coverage ratio is at least equal to 1.10x as of the applicable payment dates following the end of each of two consecutive calendar quarters, and (D) the receipt of notice to the lender from the mezzanine lender that all monthly current mezzanine debt service payments (accrual component) (including, without limitation, any outstanding aggregate accrual component) under the Piazza Alta Mezzanine Loan (as defined below) has been paid current (and no other Cash Trap Period is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
15

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 1 – Piazza Alta

then continuing), or (4) with respect to clause (iii) above only, receipt by the lender of a notice from the mezzanine lender, that all mezzanine loan defaults under the Piazza Alta Mezzanine Loan have either been cured or waived (and no other Cash Trap Period is then continuing.

Acquisition of Additional Real Estate. Pursuant to the Piazza Alta Whole Loan documents, the borrower has the right to acquire the Additional Real Estate as a general common element (each, an “Acquisition”), subject to the condominium declaration and subject to certain conditions set forth in the Piazza Alta Whole Loan documents, including that: (i) no acceleration of the Piazza Alta Whole Loan and no event of default has occurred, (ii) the proposed Acquisition will not be permitted within thirty (30) days prior to or following a securitization and (iii) receipt of rating agency confirmations. The “Additional Real Estate” consists of two parcels: (i) a vacant strip of land which was formerly known as Germantown Avenue and (ii) a parking garage located at 145 Widley Street (which exists beneath the roof amenity unit/pool which is already a general common element of the Piazza Alta condominium).

Subordinate and Mezzanine Debt. Concurrently with the origination of the Piazza Alta Whole Loan, a $126,100,000 mezzanine loan was funded (the “Piazza Alta Mezzanine Loan” and together with the Piazza Alta Whole Loan, the “Piazza Alta Total Debt”), which is secured by the direct equity interests in the borrower. The Piazza Alta Mezzanine Loan accrues interest at a rate of 10.50000% per annum and is coterminous with the Piazza Alta Whole Loan.

With respect to the Piazza Alta Mezzanine Loan, on each payment date, the mezzanine borrower is required to pay an amount equal to the monthly debt service, based on the current pay rate of 8.50000% per annum. In addition, (1) if any additional amount derived from the Piazza Alta Property is then available pursuant to the Piazza Alta Whole Loan documents, then such amount will be applied to the monthly debt service (accrual component) (2.0000% per annum), and then (2) if any additional amount derived from the Pizza Alta Property is then available pursuant to the Piazza Alta Whole Loan documents, then such amount will be applied to the aggregate accrual component (any monthly debt service (accrual component) that has not been paid due to insufficient cash flow and added to the Piazza Alta Mezzanine Loan) then outstanding. To the extent the aggregate accrual component is remaining unpaid at the maturity date of the Piazza Alta Whole Loan, the aggregate accrual component will be due and payable in full at the maturity date. Based on Piazza Alta Total Debt, the Cut-off Date LTV, UW NCF DSCR and UW NOI Debt Yield are 66.3%, 1.10x and 7.0%, respectively.

Partial Release. None.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
16

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 2 – Westfarms

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
17

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 2 – Westfarms

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
18

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 2 – Westfarms

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
19

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 2 – Westfarms

Westfarms
1500 New Britain Avenue
West Hartford, CT 06110
Bradley Intl. Airport 10 miles
Bloomfield
Windsor
HARTFORD
East Hartford
West Hartford
Farmington
Newington
Wethersfield
New Britain
Plainville
Rocky Hill
Berlin
BERLIN
HARTFORD COUNTY
MIDDLESEX COUNTY
Northeast
South Green
South West
South End
DOWNTOWN HARTFORD
State Capitol
Cottage Grove Rd
Copaco Shopping Center
Tumble Brook CC
Simsbury Rd
Wampanoag Country Club
The Children's Museum
University of Hartford
Hartford Golf Club
Meadows Park
Keney Park GC
Mount Sinai Rehabilitation Hospital
Keney Park
Crossroads Plaza
Albany Ave
Bishops Corner
Univ. of St. Joseph
Mountain Rd
Granby St
Blue Hills Ave
AMTRAK
Xfinity Theatre
Connecticut River
Connecticut Museum of Culture and History
St. Francis Hospital
HARTFORD UNION
XL Center
The Mark Twain House & Museum
Farmington Ave
Blue Back Square
Sedgwick Rd
Hartford Hospital
Trinity College
Charter Oak Marketplace
Hartford-Brainard Airport
Waterville Rd
Winding Trails Camp
MDC Reservoir Park
Tunxis Plantation CC
Rockledge Golf Club
UConn Health
UConn School of Medicine
Corbin's Corner
White St
Newington Rd
Main St
Hartford Ave
Berlin Tpke
Batterson Park Pond
Farmington Ave
Stanley GC
Stanley Park
Fenn Rd
Newington VA Medical Center
Hartford HealthCare
E. Cedar St
Prospect St
Mill Woods Park
Wethersfield CC
Hospital for Special Care
Central Connecticut State Univ.
Indian Hill CC
Allen St
Slater Rd
Corbin Ave
Connecticut Commons
New Britain Ave
Two Rod Hwy
Hayes Rd
Myrtle St
New Britain Museum of American Art
Hospital of Central Conn.
Kelsey St
Berlin Trpk
Veterans Home Hospital
Crescent Pond
New Britain Stadium
Brickyard Plaza
Shuttle Meadow Reservoir
Shuttle Meadow CC
Corbin Ave
Ragged Mtn. Memorial Preserve
MASSACHUSETTS
CONNECTICUT
RHODE ISLAND
NEW YORK
WORCESTER
SPRINGFIELD
Northampton
Chicopee
Westfield
Hudson
Torrington
West Hartford
HARTFORD
Manchester
Bristol
Newington
New Britain
Glastonbury
Waterbury
Meriden
Warwick
Norwich
Brookfield
Cheshire
Danbury
NEW HAVEN
New London
Groton
Pawcatuck
BRIDGEPORT
Shelton
Norwalk
STAMFORD
Long Island Sound
Block Island Sound
Block Island
Long Island
Riverhead
East Hampton
Southampton
Huntington
Melville
Patchogue
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
20

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 2 – Westfarms
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$65,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$65,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	8.4%	Net Rentable Area (SF)(5):	501,990
Loan Purpose:	Refinance	Location:	West Hartford, CT
Borrower:	West Farms Mall, LLC	Year Built / Renovated:	1974 / 2013
Borrower Sponsor:	The Taubman Realty Group LLC	Occupancy:	95.9%
Interest Rate:	7.7950%	Occupancy Date:	8/25/2023
Note Date:	8/31/2023	4th Most Recent NOI (As of):	$26,506,171 (12/31/2020)
Maturity Date:	9/6/2028	3rd Most Recent NOI (As of):	$29,775,349 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$28,924,568 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$30,911,416 (TTM 6/30/2023)
Original Amortization Term:	None	UW Economic Occupancy:	96.4%
Amortization Type:	Interest Only	UW Revenues:	$51,139,577
Call Protection(2):	L(26),D(27),O(7)	UW Expenses:	$16,217,012
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$34,922,565
Additional Debt(1):	Yes	UW NCF:	$33,648,313
Additional Debt Balance(1):	$177,000,000	Appraised Value / SF:	$547,800,000 / $1,091
Additional Debt Type(1):	Pari Passu	Appraisal Date:	7/6/2023

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$482
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$482
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	44.2%
Replacement Reserves:	$0	$20,916	N/A	Maturity Date LTV:	44.2%
TI / LC:	$0	$41,833	N/A	UW NCF DSCR:	1.76x
Other(4):	$3,402,016	$0	N/A	UW NOI Debt Yield:	14.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$242,000,000	98.6%	Loan Payoff	$240,789,383	98.2%
Equity Contribution	3,317,606	1.4	Reserves	3,402,016	1.4
			Closing Costs	1,126,207	0.5
Total Sources	$245,317,606	100.0%	Total Uses	$245,317,606	100.0%
(1)	The Westfarms Mortgage Loan (as defined below) is part of the Westfarms Whole Loan (as defined below), which is evidenced by ten pari passu promissory notes with an aggregate principal balance of $242,000,000. The Cut-off Date Loan / SF, Maturity Date Loan/SF, Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Westfarms Whole Loan.
(2)	The lockout period will be at least 26 payment dates beginning with and including the first payment date on October 6, 2023. Defeasance of the Westfarms Whole Loan in full is permitted at any time after the earlier to occur of (i) August 31, 2026 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note of the Westfarms Whole Loan to be securitized. The assumed lockout period of 26 payments is based on the expected BMO 2023-5C2 securitization closing date in November 2023. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Other Reserves is comprised of approximately $3,103,791 for outstanding TI/LC reserves, and $298,225.34 for gap and free rent.
(5)	The Westfarms Property (as defined below) is part of a larger mall which consists of 501,990 square feet of owned improvements, 560,820 square feet of leased fee improvements, and a 208,790 square foot non-collateral Macy’s.

The Loan. The second largest mortgage loan Westfarms mortgage loan (the “Westfarms Mortgage Loan”) is part of a whole loan (the “Westfarms Whole Loan”) secured by the borrower’s fee interest in a shopping center situated on a 111.0-acre site located in West Hartford, Connecticut. The Westfarms Mortgage Loan is evidenced by the controlling note A-1 and the non-controlling notes A-3-1, A-3-2 and A-7, which have an aggregate original and outstanding principal balance as of the Cut-off Date of $65,000,000 and represents approximately 8.4% of the Initial Pool Balance.

The Westfarms Whole Loan was co-originated on August 31, 2023 by Goldman Sachs Bank USA (“GSBI”) and Wells Fargo Bank, National Association (“WFB”). The “Westfarms Property” consists of 501,990 square feet of retail space enclosed within the 1.27 million square feet of total GLA at the Westfarms mall. Major tenants include American Eagle Outfitters, Victoria’s Secret and Forever 21. The

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
21

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 2 – Westfarms

Westfarms Whole Loan proceeds were used to refinance the existing debt on the Westfarms Property and pay origination costs. The Westfarms Whole Loan accrues interest at a fixed rate of 7.7950% per annum.

The Westfarms Whole Loan had an original term of 60 months and has a remaining term of 58 months as of the Cut-off Date. The Westfarms Whole Loan requires interest-only payments during the full term. The scheduled maturity date of the Westfarms Whole Loan is the payment date in September 2028.

Voluntary prepayment of the Westfarms Whole Loan is permitted in whole (but not in part) on or after the monthly payment date in March 2028 without the payment of any prepayment premium. Defeasance of the Westfarms Whole Loan in whole (but not in part) is permitted after the earlier to occur of the date that is two years from the closing date of the securitization that includes the last pari passu note of the Westfarms Whole Loan to be securitized and August 31, 2026.

The table below summarizes the promissory notes that comprise the Westfarms Whole Loan. The relationship between the holders of the Westfarms Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BMO 2023-5C2	Yes
A-2-1	$45,000,000	$45,000,000	BANK5 2023-5YR3	No
A-2-2	$50,000,000	$50,000,000	WFB(1)	No
A-2-3	$26,000,000	$26,000,000	WFB(1)	No
A-3-1	$15,000,000	$15,000,000	BMO 2023-5C2	No
A-3-2	$5,000,000	$5,000,000	BMO 2023-5C2	No
A-4	$30,000,000	$30,000,000	UBS AG(1)	No
A-5	$16,000,000	$16,000,000	GSBI(1)	No
A-6	$10,000,000	$10,000,000	UBS AG(1)	No
A-7	$5,000,000	$5,000,000	BMO 2023-5C2	No
Whole Loan	$242,000,000	$242,000,000
(1)	Expected to be contributed to one or more future securitization trusts.

The Property.

The Westfarms Property is part of a two-story, Class A super regional mall located in West Hartford, Connecticut. The Westfarms Property portion of the super regional mall totals 501,990 owned square feet. The mall as a whole, which includes the Westfarms Property, totals 1,271,600 SF, and is anchored by JC Penney, Lord & Taylor (subleased by Jordan’s Furniture), Macy’s, Macy’s Men’s and Furniture, and Nordstrom. Macy’s owns its own store (208,790 SF) and underlying land and is not part of the collateral. The remaining anchors own their stores and ground lease the land from the borrower. The Westfarms Property is an enclosed mall with multiple wings and entrances, containing a food court and the leased fee department store anchors. Built in 1974 and most recently renovated in 2013, the entire mall is situated on a 111.0-acre parcel and contains 6,555 parking spaces (5.2/1,000 square feet, based on the total mall SF of approximately 1.27 million). The collateral tenancy, outside of the anchors, is granular with no tenant making up more than 4.5% of the owned SF.

Year-end 2022 in-line sales PSF are $888 PSF, representing a 13.1% and 19.1% increase since 2021 and 2019, respectively. Excluding Apple, 2022 in-line sales PSF are $713 PSF, representing a 11.7% and 19.8% increase since 2021 and 2019, respectively. As of year-end 2022, the in-line occupancy cost ratio is 11.5% including Apple and 14.2% excluding Apple. The table below provides an overview of the sales by tenancy type.

Tenant Sales by Tenancy Type(1)
Tenancy Type	2019 Sales	2019 PSF	2020 Sales	2020 PSF	2021 Sales	2021 PSF	2022 Sales	2022 PSF
Inline (< 10,000 SF)	$247,469,700	$746	$161,469,160	$509	$250,393,896	$786	$265,663,994	$888
Occupancy Cost	14.9%		18.6%		12.2%		11.5%
Inline (< 10,000 SF) excluding Apple	$193,280,891	$595	$128,259,329	$413	$199,111,246	$638	$208,344,455	$713
Occupancy Cost	18.7%		22.7%		14.9%		14.2%

(1)	Based on tenant sales reported to the sponsor .

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
22

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 2 – Westfarms

Major Tenants. The three largest tenants based on underwritten base rent are American Eagle Outfitters, Victoria’s Secret and Forever 21.

American Eagle Outfitters (9,331 SF, 1.9% of net rentable area (“NRA”), 2.9% of underwritten base rent) American Eagle Outfitters is a clothing and accessories retailer operating stores in the United States, Canada, Mexico and Hong Kong. Founded in 1977, the company ships to eight countries worldwide through its websites. The company achieved revenue of $5 billion for the fiscal year ending 2022. American Eagle Outfitters occupies approximately 9,331 SF on a lease that expires in January 2026 with no renewal options nor termination options. American Eagle Outfitters currently pays $85.00 per SF with no scheduled rent increases.

Victoria’s Secret (9,819 SF, 2.0% of NRA, 2.6% of underwritten base rent) Founded in 1977, Victoria’s Secret is a Fortune 500 specialty retailer of modern, fashion-inspired collections including underwear, lingerie, casual sleepwear, athleisure and swim, as well as fragrances and body care. Victoria’s Secret is owned by the parent company Victoria’s Secret & Co., which comprises two brands — Victoria’s Secret and PINK — and has a global footprint of 1,360 retail stores in approximately 70 countries and is headquartered in Columbus, Ohio. Victoria’s Secret occupies two separate spaces, a 9,019 SF in-line retail store and an 800 SF storage space, both with leases that expire January 31, 2025 with no renewal options nor termination options. Victoria’s Secret currently pays $72.96 per SF across both leases with no scheduled rent increases.

Forever 21 (22,512 SF, 4.5% of NRA, 2.5% of underwritten base rent) Forever 21 is a fast fashion retailer specializing in the latest trends. Today, the company operates in more than 540 locations globally. Forever 21 has been a tenant since August 2013. Forever 21’s lease expired in January 31, 2023 and it is currently operating on a month to month basis. Forever 21 is currently in negotiations to execute a new lease. However, we cannot assure you when or if Forever 21 will enter into a new lease. Additionally, the tenant is paying percentage rent in lieu of base rent of 13.5% of its trailing twelve-month sales, which equates to $31.13 PSF in rent.

Environmental. The Phase I environmental assessment of the Westfarms Property dated July 17, 2023 identified no recognized environmental conditions, controlled environmental conditions or significant data gaps with the property. See “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus.

The following table presents certain information relating to the historical occupancy of the Westfarms Property:

Historical and Current Occupancy(1)(2)
2021	2022	6/30/2023	Current(3)
93.3%	95.2%	93.1%	95.9%

(1)	Historical Occupancies are as of December 31 of each respective year, unless otherwise specified.
(2)	Represents occupancy for the collateral and excludes the leased fee tenants.
(3)	Based on the underwritten rent roll dated August 25, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-5C2
No. 2 – Westfarms

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Westfarms Property:

Top Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(1)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)(3)	UW Base Rent(2)(3)	% of Total UW Base Rent(4)	Lease Exp. Date
Anchor Tenants (leased fee)(5)
Lord & Taylor(6)	NR/NR/NR	114,700	NAP	$1.77	$202,735	43.3%	2/3/2034
Nordstrom	BB+/Ba1/BB+	175,415	NAP	0.80	140,000	29.9	2/1/2025
JC Penney	NR/NR/NR	190,713	NAP	0.66	125,000	26.7	9/30/2032
Macy’s Mens and Furniture Gallery	BBB-/Ba1/BB+	79,992	NAP	0.00	0	0.0	5/31/2025
Total/Wtd. Avg.		560,820	NAP	$0.83	$467,735	100.0%

Major Tenants
American Eagle Outfitters	[_]	9,331	1.9%	85.00	$793,135	2.9%	1/31/2026
Victoria’s Secret(7)	[_]	9,819	2.0	72.96	716,425	2.6	1/31/2025
Forever 21(8)	[_]	22,512	4.5	31.13	700,785	2.5	1/31/2023
Talbots	[_]	9,769	1.9	70.55	689,211	2.5	1/31/2024
Banana Republic	[_]	8,534	1.7	76.17	650,000	2.3	1/31/2024
Urban Outfitters	[_]	10,958	2.2	59.32	650,000	2.3	1/31/2027
Arhaus(9)	[_]	11,155	2.2	56.00	624,680	2.2	9/30/2033
Sephora	[_]	5,843	1.2	106.83	624,195	2.2	1/31/2027
Apple Inc(10)		9,503	1.9	65.16	619,197	2.2	1/31/2024
Foot Locker	NR/Ba1/BB+	11,122	2.2	53.20	591,690	2.1	6/30/2025
Ten Largest Owned Tenants		108,546	21.6%	$61.35	$6,659,318	24.0%
Remaining Owned Tenants(11)		372,656	74.2%	$56.73	$21,142,533	76.0%
Occupied Total Collateral(12)		481,202	95.9%	$57.78	27,801,851	100.0%
Vacant Space (Owned)		20,788	4.1%
Totals/ Wtd. Avg. All Owned Tenants		501,990	100%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	UW Base Rent PSF and UW Base Rent includes percentage in-lieu of rents totaling $1,536,455.
(3)	UW Base Rent PSF and UW Base Rent includes $506,056 of rent steps through September 2024.
(4)	% of Total UW Base Rent for the Anchor Tenants is calculated based on the total UW Base Rent for Anchor Tenants. % of Total UW Base Rent for the Owned Tenants is calculated based on the total UW Base Rent for Owned Tenants.
(5)	The anchor tenants own their own improvements and ground lease the land from the borrower. The square footage of the leased fee improvements is not included in the owned SF total. The non-collateral 208,790 square foot Macy’s anchor box is excluded.
(6)	Jordan’s Furniture is subleasing the former Lord & Taylor store and is expected to open in February 2024. Gap rent for the tenant was reserved upfront. The tenant will have two, 10-year options to extend, followed by six, 5-year options.
(7)	Victoria’s Secret’s UW Base Rent includes $40,000 of rent for an 800 SF storage parcel leased through January 31, 2025.
(8)	Forever 21’s UW Base Rent PSF and UW Base Rent represent percentage in-lieu of rent based on the tenant’s TTM sales.
(9)	Arhaus has a lease start date of October 1, 2023.
(10)	Apple’s UW Base Rent includes $65,000 of rent for a 2,761 SF storage parcel leased through January 31, 2024.
(11)	Non-Major Tenants includes two tenants, Francesca’s Collection and Alo Yoga, totaling 6,998 SF (1.4% of owned SF) with lease start dates in November 2023 and September 2023, respectively.
(12)	Occupied Total Collateral does not include the square feet or underwritten rent from the leased fee anchor tenants.

The following table presents a summary of sales and occupancy costs for certain tenants at the Westfarms Property.

Sales and Occupancy Cost Summary(1)
	2020 Sales (PSF)	2021 Sales (PSF)	2022 Sales (PSF)	2022 Occupancy Cost
Forever 21	$170	$317	$255	13.9%
HM	$227	$372	$365	8.5%
Pottery Barn	$252	$375	$442	17.5%
Gap Gap Kids	$69	$192	$191	35.8%
Anthropologie	$76	$225	$257	9.4%
Arhaus(2)	NAV	NAV	NAV	NAV
Foot Locker	$512	$620	$677	16.6%
Urban Outfitters	$207	$335	$306	19.4%
Brooks Brothers	$47	$187	$239	12.0%

(1)	Information obtained from the borrower.
(2)	Arhaus lease begins October 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
24

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 2 – Westfarms

The following table presents certain information relating to the lease rollover schedule at the Westfarms Property:

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	14	20,788	4.1%	NAP	NAP	20,788	4.1%	NAP	NAP
2023 & MTM	7	41,613	8.3	$1,621,978	5.8%	62,401	12.4%	$1,621,978	5.8%
2024	50	119,908	23.9	$7,758,635	27.9%	182,309	36.3%	$9,380,613	33.7%
2025	20	77,670	15.5	$4,436,677	16.0%	259,979	51.8%	$13,817,291	49.7%
2026	12	31,740	6.3	$2,526,862	9.1%	291,719	58.1%	$16,344,153	58.8%
2027	13	68,411	13.6	$3,473,652	12.5%	360,130	71.7%	$19,817,804	71.3%
2028	12	45,166	9.0	$2,576,028	9.3%	405,296	80.7%	$22,393,833	80.5%
2029	11	40,569	8.1	$2,555,772	9.2%	445,865	88.8%	$24,949,605	89.7%
2030	10	23,348	4.7	$1,365,972	4.9%	469,213	93.5%	$26,315,576	94.7%
2031	1	1,626	0.3	$123,202	0.4%	470,839	93.8%	$26,438,779	95.1%
2032	2	16,296	3.2	$528,000	1.9%	487,135	97.0%	$26,966,779	97.0%
2033	2	11,826	2.4	$682,769	2.5%	498,961	99.4%	$27,649,548	99.5%
2034 & Beyond	2	3,029	0.6	$152,303	0.5%	501,990	100.0%	$27,801,851	100.0%
Total	156	501,990	100.0%	$27,801,851	100.0%

(1)	Information is based on the underwritten rent roll dated August 25, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	The Lease Rollover Schedule excludes the square footage and underwritten rent from the leased fee anchor tenants.

The following table presents certain information relating to the underwritten cash flows of the Westfarms Property:

Operating History and Underwritten Net Cash Flow
	2020	2021	2022	TTM June 2023	Underwritten	Per Square Foot(1)%
Rents in Place	$22,983,686	$23,234,186	$24,713,923	$25,823,273	$28,269,586(2)(3)	$26.60	55.3%
Overage/Percentage Rent	394,858	2,874,076	2,662,752	2,728,906	2,365,780	2.23	4.6
Market Revenue from Vacant Units	0	0	0	0	1,902,406	1.79	3.7
Commercial Reimbursement Revenue	19,963,668	16,709,550	16,693,640	16,871,476	17,392,956	16.37	34.0
Gross Potential Rent	$43,342,212	$42,817,812	$44,070,315	$45,423,655	$49,930,728	$46.98	97.6%
Commercial Credit Loss	(3,406,378)	2,090,563	(20,141)	(8,386)	$0	0	0.0
Net Rental Income	$39,935,834	$44,908,375	$44,050,174	$45,415,269	$49,930,728	$46.98	97.6%
Other Income(4)	2,523,603	2,726,733	3,089,676	3,113,628	3,111,255	2.93	6.1
(Vacancy/Credit Loss)	0	0	0	0	(1,902,406)	(1.79)	(3.7)
Effective Gross Income	$42,459,436	$47,635,108	$47,139,850	$48,528,897	$51,139,577	$48.12	100.0%
Total Expenses	15,953,265	17,859,759	18,215,282	17,617,481	16,217,012	15.26	31.7
Net Operating Income(5)	$26,506,171	$29,775,349	$28,924,568	$30,911,416	$34,922,565	$32.86	68.3%
Total TI/LC, Capex/RR	0	0	0	0	1,274,252	1.20	2.5
Net Cash Flow	$26,506,171	$29,775,349	$28,924,568	$30,911,416	$33,648,313	$31.66	65.8%
(1)	Per Square Foot is based on the total collateral square feet of 1,062,810.
(2)	Rents in Place includes percentage in-lieu of rents totaling $1,536,455 and includes $506,056 of rent steps through September 2024.
(3)	Rents in Place includes $467,735 of underwritten rent attributed to the four leased fee tenants.
(4)	Other Income includes rental revenue from kiosks/temporary/specialty and temporary tenant revenue.
(5)	The increase from the TTM June 30, 2023 NOI to the UW NOI is driven by 11 leases being signed in 2023 totaling 29,630 SF (5.9% of owned SF), and 6.8% of underwritten rent. Additional drivers include rent steps of $506,056, and a decrease in both the management fee and real estate taxes.

The Market. The Westfarms Property is located in West Hartford, Connecticut. The property straddles the Farmington and West Hartford town lines. The Westfarms Property benefits from close access to major thoroughfares, including Route 4, Route 173/218, Interstate 84 and Interstate 91. Major employers in the Hartford Metropolitan Statistical Area (“Hartford MSA”) include Arch Parent, Inc., Mount Sinai Rehabilitation Hospital, Inc. and Pratt & Whitney Engine Services, Inc. The average annual household income in the Hartford MSA is $109,559.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
25

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 2 – Westfarms

Within a 5-, 10- and 15-mile radius of the Westfarms Property, the 2022 average household income was approximately $90,496, $99,948, and $103,767, respectively; and within the same radii, the 2022 estimated population was 252,943, 606,771, and 944,379, respectively.

According to a third-party market research report, the Westfarms Property is situated within the Farmington retail submarket. As of August 2023, the submarket reported total inventory of approximately 2.29 million square feet with a 1.0% vacancy rate and average rents of $20.31 per square foot.

The following table presents select comparable recent anchored retail property leases for the Westfarms Property:

Summary of Comparable Anchor Retail Leases(1)

Property Name	Location	Year Built / Renovated or Expanded	Total Building SF	Total Occupancy	Distance to Subject	Sales Per SF	Anchor Tenants
Westfarms	West Hartford, CT	1974 / 2013	1,265,019	99%	--	$759.30	JC Penney Jordan’s Furniture Macy’s Men’s & Furniture Macy’s Nordstrom
The Shoppes at Buckland Hills	Manchester, CT	1990 / 2003	1,048,198	96%	12.0 miles Northeast	$433.00	JC Penney Macy’s
Meriden Mall	Meriden, CT	1971 / 1999	893,052	70%	12.0 miles South	$265.00	Best Buy Dick’s Sporting Goods
Brass Mill Center	Waterbury, CT	1997	1,179,405	86%	18.0 miles Southwest	$386.00	JC Penney Burlington
Holyoke Mall at Ingleside	Holyoke, MA	1979 / 1995	1,557,138	92%	31.0 miles North	$845.00	JC Penney Macy’s Target Best Buy Burlington Christmas Tree Shop

(1)	Source: Appraisal, unless stated otherwise.

The following table presents information relating to the appraisal’s market rent conclusion for the Westfarms Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs)	New Tenant Allowance PSF	Rent Increase Projection
Shops/Inline 0-1,000 SF	$115.00	7	$35.00	2.5%
Shops/Inline 1,001-2,000 SF	$62.00	7	$35.00	2.5%
Shops/Inline 2,001-3,500 SF	$70.00	7	$35.00	2.5%
Shops/Inline 3,501-5,000 SF	$54.00	7	$35.00	2.5%
Shops/Inline 5,001-10,000SF	$53.00	7	$35.00	2.5%
10,000 SF+	$25.00	7	$35.00	2.5%
Restaurant	$33.00	7	$50.00	2.5%
Jewelry	$120.00	7	$35.00	2.5%
Kiosk	$600.00	5	$0.00	Flat
(1)	Source: Appraisal.

The Borrower and Borrower Sponsor. The borrower is West Farms Mall, LLC, a Delaware limited liability company with two independent managers. The borrower is a joint venture between The Taubman Realty Group LLC (78.9%) and Victor J. Dowling Jr. (20.9%). The borrower sponsor and non-recourse carveout guarantor of the Westfarms Whole Loan is The Taubman Realty Group LLC. So long as the guarantor is a key principal or affiliate of a key principal (initially defined as any of Simon Property Group, Inc., Simon Property Group, L.P. or The Taubman Realty Group LLC), the liability under the guaranty (which includes environmental matters) is capped at 20% of the outstanding principal balance of the Westfarms Whole Loan at such time (including for matters identified in the Westfarms Mortgage Loan documents as being full recourse), plus reasonable out-of-pocket costs and expenses in enforcing the guaranty.

The Taubman Company was founded in 1950 and has developed enclosed regional malls across the United States and Asia and the company has a portfolio of 24 of regional, super-regional, and outlet shopping malls located in major markets.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
26

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 2 – Westfarms

Property Management. The Westfarms Property is managed by The Taubman Company LLC, an affiliate of the borrower sponsor.

Escrows and Reserves.

Tax Escrows – During a Lockbox Event Period (as defined below), or at any time (x) any property taxes are not paid by the borrower prior to the assessment of a penalty, or (y) upon request of the lender the borrower fails to promptly provide evidence that property taxes have been paid prior to a penalty, the Westfarms Whole Loan documents require the borrower to make monthly payments into the real estate tax reserve in an amount equal to 1/12th of the property taxes that the lender reasonably estimates will be payable during the ensuing 12 months.

Insurance Escrows – During the Lockbox Event Period, if the borrower has not provided satisfactory evidence to the lender that the property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy, the Westfarms Whole Loan documents require the borrower to make ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policy in order to accumulate sufficient funds to pay the premiums at least 30 days prior to expiration.

Replacement Reserves – The Westfarms Whole Loan documents require ongoing monthly deposits of $20,916 for replacement reserves.

TI/LC Reserve – The Westfarms Whole Loan documents require ongoing monthly deposits of $41,833 for tenant improvements and leasing commissions reserves.

Gap Rent/Free Rent Reserve – The Westfarms Whole Loan documents require an upfront deposit of $298,225.34 for gap and free rent related to Lord & Taylor (subleased by Jordan’s Furniture), Francesca’s Collection, Alo Yoga, and Arhaus.

Outstanding TILC Reserve – The Westfarms Whole Loan documents require an upfront deposit of $3,103,791 for outstanding tenant improvements and leasing commissions related to 11 tenants.

Lockbox / Cash Management. The Westfarms Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deposit all rents into a lender-controlled lockbox account within two business days of receipt, and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Lockbox Event Period is not in effect, all funds in the lockbox account are required to be distributed to the borrower. During the continuance of a Lockbox Event Period, all funds in the lockbox will be transferred to a lender-controlled cash management account to be disbursed in accordance with the cash management waterfall set forth in the Westfarms Whole Loan documents, with any excess funds required to be held as additional security in an excess cash flow subaccount controlled by the lender for so long as the Lockbox Event Period continues.

A “Lockbox Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;
(ii)	any bankruptcy action of the borrower;
(iii)	a bankruptcy action of the manager if the manager is an affiliate of the borrower, and provided the manager is not replaced within 60 days; or
(iv)	the net operating income debt yield, based on the trailing four calendar quarter period, is below 10.5%, for two consecutive quarters.

A “Lockbox Event Period” will end upon the occurrence of the following:

(A)	with regard to clause (i), the cure of such event of default;
(B)	with regard to clauses (ii) and (iii), the borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days, or the bankruptcy proceeding is discharged or dismissed within 90 days without any adverse consequences to the Westfarms Property or Westfarms Mortgage Loan; or
(C)	with regard to clause (iv), the net operating income debt yield, based on the trailing four calendar quarter period, is 10.5% or greater, for two consecutive quarters.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Westfarms Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the Westfarms Property and business interruption/rental loss insurance coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 3 – Shadow Lake Towne Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 3 – Shadow Lake Towne Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
29

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 3 – Shadow Lake Towne Center

Shadow Lake Towne Center
7775 Olson Drive
Papillion, NE 68046
OMAHA
Downtown Omaha 3 miles
CHI Health Creighton University Medical Center - Bergan Mercy
College of Saint Mary
Happy Hollow GC
Chili Greens Golf Course
W. Center Rd
Grover St
F St
L St
Q St
Kellogg's
Empire Park Shopping Center
Park Drive Shopping Center
Southside Acres
DOUGLAS COUNTY
Ralston
Disney
Johnny Goodman Golf Course
Harrison St
AMTRAK
Seymour Smith Park
Metropolitan Comm. College-South Omaha
The Salvation Army Omaha Kroc Center
Council Bluffs
Missouri River
IA
NE
La Vista
Brentwood Village Shopping Center
The Shoppes At Market Point
Chandler Rd
Giles Rd
Southroads Mall
Tara Hills Golf Course
Portal Rd
Portal Recreation Area
Terra Plaza
Settlers Creek
Bellevue
Cornhusker Rd
Kennedy Frwy
Cedar Island Rd
Richmont Pointe
Papillion Landing
Papillion
Fricke Field
Bellevue University
Strategic Air Command Memorial Hwy
Twin Creek Plaza
Walnut Creek Lake
SumTur Amphitheater
CHI Health Midlands
Shadow Lake
SARPY COUNTY
Nebraska Medicine Bellevue
Willow Lakes Golf Course
Ft. Crook Rd
Offutt Air Force Base
Capehart Rd
Capehart Square
Tregaron Golf Course
Platteview Rd
Platteview Country Club
Platte River
CASS COUNTY
S. 126th St
S. 108th St
S. 96th St
S. 84th St
S. 72nd St
S. 60th St
S. 50th St
S. 48th St
S. 42nd St
S. 36th St
S. 25th St
680
80
275
75
85
370
IOWA
NEBRASKA
OMAHA
Boys Town
Ralston
Council Bluffs
La Vista
Chalco
Papillion
Bellevue
Gretna
Carter Lake
Florence
North Omaha
Central Omaha
South Omaha
Downtown

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 3 – Shadow Lake Towne Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$62,500,000	Title:	Fee
Cut-off Date Principal Balance:	$62,500,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	8.0%	Net Rentable Area (SF):	531,557
Loan Purpose:	Refinance	Location:	Papillion, NE
Borrower:	PPG Shadow Real Estate LLC	Year Built / Renovated:	2007 / NAP
Borrower Sponsor:	PREP Property Group LLC	Occupancy:	79.3%
Interest Rate:	6.40000%	Occupancy Date:	5/9/2023
Note Date:	9/15/2023	4th Most Recent NOI (As of):	$5,096,465 (12/31/2020)
Maturity Date:	10/6/2028	3rd Most Recent NOI (As of):	$5,079,237 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$5,330,968 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$5,541,067 (TTM 6/30/2023)
Original Amortization Term:	None	UW Economic Occupancy:	77.0%
Amortization Type:	Interest Only	UW Revenues:	$10,370,619
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$4,289,944
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$6,080,674
Additional Debt:	No	UW NCF:	$6,016,888
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$92,700,000 / $174
Additional Debt Type:	NAP	Appraisal Date:	3/2/2023

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$118
Taxes:	$443,871	$140,912	N/A	Maturity Date Loan / SF:	$118
Insurance:	$146,948	$12,723	N/A	Cut-off Date LTV:	67.4%
Replacement Reserve:	$0	$5,316	N/A	Maturity Date LTV:	67.4%
Rollover Reserve:	$3,500,000	Springing	$1,500,000	UW NCF DSCR:	1.48x
Holdback Reserve:	$5,000,000	$0	N/A	UW NOI Debt Yield:	9.7%
Unfunded Obligations:	$1,232,779	$0	N/A
Free Rent Reserve:	$116,093	$0	N/A
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$62,500,000	100.0%	Loan Payoff	$39,048,885	62.5%
			Upfront Reserves	10,439,691	16.7
			Return of Equity	7,263,665	11.6
			Closing Costs	5,747,760	9.2
Total Sources	$62,500,000	100.0%	Total Uses	$62,500,000	100.0%
(1)	For a full description of Escrows and Reserves, including the holdback reserve, please refer to the “Escrows and Reserves” section below.

The Loan. The third largest mortgage loan (the “Shadow Lake Towne Center Mortgage Loan”) was originated by LMF Commercial, LLC, has an outstanding principal balance as of the Cut-off Date of $62,500,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 531,557 square foot anchored and grocery shadow-anchored retail property located in Papillion, Nebraska (the “Shadow Lake Towne Center Property”). The Shadow Lake Towne Center Mortgage Loan accrues interest at a rate of 6.40000% per annum. The Shadow Lake Towne Center Mortgage Loan has a 5-year term and is interest only for the entire loan.

The Property. The Shadow Lake Towne Center Property, located in Papillion, Nebraska was built in 2007 and consists of multiple stand-alone restaurant buildings and multiple-tenant retail strip center buildings situated on an 86.1-acre parcel. The Shadow Lake Towne Center Property is part of a larger shopping center and is shadow-anchored by grocery tenant Hy-Vee (not part of the collateral). The Shadow Lake Towne Center Property is anchored by Dick’s Sporting Goods, Burlington Coat Factory, T.J. Maxx, Ross, Wall to Wall Wine & Spirits, Michael’s, HomeGoods, and JC Penney. JC Penney owns its own improvements and is subject to a ground lease from the borrower; JC Penney’s square footage is not included in the underwritten overall square footage of the Shadow Lake Towne Center Property. A total of 3,232 onsite surface parking spaces are available, resulting in a parking ratio of 6.08 spaces per 1,000 square feet of rentable area. As of May 9, 2023, the Shadow Lake Towne Center Property was 79.3% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 3 – Shadow Lake Towne Center

Major Tenants.

Dick’s Sporting Goods (50,000 square feet, 9.4% of NRA; Baa3/BBB/NR by Moody’s/S&P/Fitch): Founded in 1948 and headquartered in Coraopolis, Pennsylvania, Dick’s Sporting Goods (“Dick’s”) is a retailer of sporting goods. Dick’s also owns and operates Golf Galaxy, Field & Steam specialty stores, Going, Going, Gone! discount stores, Public Lands outdoor specialty stores and GameChanger, a youth sports mobile app for scheduling, communications, live scorekeeping and video streaming. Dick’s currently operates more than 800 retail stores and 5 distribution centers. Dick’s has been a tenant at the Shadow Lake Towne Center Property since 2007 under an initial ten-year lease which was renewed in 2017 and again in 2022. Dick’s has no termination option (other than as set forth below) and two, five-year renewal options remaining. Dick’s has a co-tenancy option which requires that at least 70% of the Shadow Lake Towne Center Property must be open for business by (i) a national occupant operating a minimum of 50 high quality retail stores of the types found in first class shopping centers or (ii) a regional occupant operating a minimum of 20 high quality retail stores of the type found in a first-class shopping center. If a co-tenancy violation occurs, Dick’s lease permits Dick’s to pay percentage rent of 3% of gross sales in lieu of rent. Dick’s may terminate its lease if the co-tenancy violation continues beyond one year. Additionally, in the event a Trigger Date (as defined below) occurs, Dick’s lease provides that the borrower will be prohibited from leasing to any tenant engaged in the business of the sale, rental and/or distribution, of health, fitness and/or exercise equipment, sporting goods, sporting equipment and/or athletic footwear. If an exclusive use violation occurs past the notice and cure period, Dick’s lease permits the tenant to either pay percentage rent of 2% of gross sales in lieu of rent or terminate the lease. The “Trigger Date” means the date on which either (i) the borrower grants or (ii) any other owner of non-collateral property at the shopping center grants, in each case, to any tenant that occupies more than 10,000 square feet (other than Hy-Vee) or any restaurant tenant the exclusive right to engage in any line of business at the Shadow Lake Towne Center Property or the entire shopping center, respectively.

Burlington (36,766 square feet, 6.9% of NRA; NR/BB+/NR by Moody’s/S&P/Fitch): Founded in 1972 and headquartered in Burlington, New Jersey, Burlington is a nationally recognized off-price retailer. Burlington operates approximately 927 stores as of January 28, 2023, primarily under the name Burlington Stores. Burlington stores offer an extensive selection of in-season, fashion-focused merchandise at up to 60% off other retailers' prices, including women’s ready-to-wear apparel, menswear, youth apparel, baby apparel, beauty, footwear, accessories, home, toys, gifts and coats. Burlington has been a tenant at the Shadow Lake Towne Center Property since 2019 under an initial ten-year lease expiring on February 28, 2030. Burlington has no termination option (other than as set forth below) and four, five-year renewal options. Burlington has a co-tenancy option which requires that at least 70% of the Shadow Lake Towne Center Property be open for business. If a co-tenancy violation occurs and continues for 180 days, Burlington’s lease permits Burlington to pay 50% of the then current rent. Burlington may terminate its lease if the co-tenancy violation continues for another 12 months beyond the initial 180 days.

T.J. Maxx (32,652 square feet, 6.1% of NRA; A2/A/NR by Moody’s/S&P/Fitch): Founded in 1976 and headquartered in Framingham, Massachusetts, T.J. Maxx is an off-price apparel and home fashions retailer in the United States and worldwide, with four global home offices, seven brands and approximately 4,700 stores in nine countries and five distinctive branded e-commerce sites. The brands under the T.J. Maxx umbrella include T.J. Maxx, Marshalls, HomeGoods, Sierra, Winners, HomeSense and TK Maxx. T.J. Maxx has been a tenant at the Shadow Lake Towne Center Property since 2007 under an initial ten-year lease. T.J. Maxx has extended its lease twice, most recently, in February 2023, and the current term expires on January 31, 2028. T.J. Maxx has no termination option (other than as set forth below) and three, five-year renewal options. T.J. Maxx has a co-tenancy option which requires that (1) Hy-Vee be open for business in at least 80,000 square feet, (2) JC Penney be open for business in at least 90,000 square feet and (3) at least four of Barnes & Nobles, Best Buy, DSW, BBB/Linens, Cost Plus, Pier 1, Old Navy, Petsmart or Office Max be open for business. If a co-tenancy violation occurs and continues for 180 days, T.J. Maxx’s lease permits the tenant to pay the lesser of percentage rent of 2% of gross sales in lieu of rent or minimum rent (currently $359,172 per year). T.J. Maxx may terminate its lease no later than 12 months after the initial 180 days.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Environmental. According to a Phase I environmental assessment dated March 27, 2023, there was no evidence of any recognized environmental conditions at the Shadow Lake Towne Center Property.

Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)
80.8%	80.6%	79.6%	79.3%
(1)	Historical Occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of May 9, 2023.

The following table presents certain information relating to the largest tenants based on net rentable area at the Shadow Lake Towne Center Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Dick’s Sporting Goods	Baa3/BBB/NR	50,000	9.4%	$13.50	$675,000	9.8%	1/31/2028
Burlington	NR/BB+/NR	36,766	6.9	$8.33	306,261	4.5	2/28/2030
T.J. Maxx(4)	A2/A/NR	32,652	6.1	$11.00	359,172	5.2	1/31/2028
Wall to Wall Wine & Spirits	NR/NR/NR	29,998	5.6	$10.00	299,980	4.4	10/31/2031
Michaels	NR/A+/A+	21,830	4.1	$11.00	240,130	3.5	9/30/2024
HomeGoods, Inc.	A2/A/NR	21,804	4.1	$11.50	250,746	3.6	4/30/2033
PetSmart	B1/B+/NR	20,087	3.8	$16.25	326,414	4.8	5/31/2032
J.C. Penney	NR/NR/NR	1(5)	0.0 (5)	$191,598	191,598	2.8	3/31/2027
Largest Tenants		213,138	40.1%	$12.43	$2,649,301	38.6%
Other Tenants		208,216(6)	39.2 (6)	$20.27	4,221,475	61.4
Occupied Collateral Total / Wtd. Avg.		421,354	79.3%	$16.31	$6,870,776	100.0%
Vacant Space		110,203	20.7%

Collateral Total		531,557	100.0%

(1)	Based on the underwritten rent roll dated May 9, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent includes contractual rent steps totaling $33,233 through August 2024.
(4)	T.J. Maxx pays percentage rent equal to 2% of the amount by which gross sales exceed the natural breakpoint (currently $17,958,600).
(5)	J.C. Penney operates under a 20-year ground lease and its overall square footage was not accounted for in the Shadow Lake Towne Center Property’s overall square footage; instead 1 square foot was assigned to J.C. Penney to underwrite the rent.
(6)	Red Robin operates under a ground lease and its overall square footage was not accounted for in the Shadow Lake Towne Center Property’s overall square footage, instead 1 square foot was assigned to Red Robin to underwrite the rent.

The following table contains tenant sales history for the Shadow Lake Towne Center Property:

Tenant Sales(1)
Tenancy Type	2021 Sales	2021 PSF	2022 Sales	2022 PSF	TTM Sales(2)	TTM PSF(2)	Occupancy Costs(3)
T.J. Maxx	$7,455,543	$228	$11,221,654	$344	NAV	NAV	NAV

Old Navy	$3,229,805	$207	$2,863,463	$184	$2,824,621	$181	13.1%

Inline (< 10,000 SF.)	$33,390,614	$217	$32,291,091	$209	$32,537,278	$211	8.6%
(1)	Tenant sales are provided by the borrower.
(2)	TTM Sales and TTM PSF are for the trailing 12-month period ending March 2023.
(3)	Occupancy Costs is based on TTM Sales, underwritten base rent and underwritten reimbursements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to tenant lease expirations at the Shadow Lake Towne Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	110,203	20.7%	NAP	NA	P	110,203	20.7%	NAP	NAP
2023 & MTM	4	6,925	1.3	$191,354	2.8%		117,128	22.0%	$191,354	2.8%
2024	9	50,736	9.5	934,997	13.6		167,864	31.6%	$1,126,351	16.4%
2025	4	15,518	2.9	328,155	4.8		183,382	34.5%	$1,454,506	21.2%
2026	7	17,683	3.3	475,494	6.9		201,065	37.8%	$1,930,000	28.1%
2027	10	53,682	10.1	1,374,646	20.0		254,747	47.9%	$3,304,646	48.1%
2028	5	102,353	19.3	1,372,190	20.0		357,100	67.2%	$4,676,836	68.1%
2029	0	0	0.0	0	0.0		357,100	67.2%	$4,676,836	68.1%
2030	4	52,706	9.9	590,696	8.6		409,806	77.1%	$5,267,532	76.7%
2031	4	39,421	7.4	499,486	7.3		449,227	84.5%	$5,767,018	83.9%
2032	4	26,186	4.9	469,432	6.8		475,413	89.4%	$6,236,450	90.8%
2033 & Beyond	4	56,144	10.6	634,326	9.2		531,557	100.0%	$6,870,776	100.0%
Total	55	531,557(4)	100.0%	$6,870,776(4)	100.0%
(1)	Based on the underwritten rent roll dated May 9, 2023.
(2)	The schedule excludes non-owned spaces.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring includes contractual rent steps totaling $33,233 through August 2024.
(4)	Net Rentable Area Expiring include 1 square foot assigned to J.C. Penny and 1 square foot assigned to Red Robin, and UW Base Rent Expiring include ground lease rents for J.C. Penny and Red Robin.

The following table presents certain information relating to operating history and underwritten cash flows at the Shadow Lake Towne Center Property:

Underwritten Net Cash Flow
	2020	2021	2022	TTM	Underwritten	Per Square Foot	%(1)
Rents in Place	$6,345,035	$6,340,182	$6,400,302	$6,478,365	$6,837,543	$12.86	51.7%
Vacancy Gross Up	0	0	0	0	2,319,845	4.36	17.5
Percentage Rent	1,290	4,736	37,787	38,128	39,237	0.07	0.3
Rent Steps	0	0	0	0	33,233	0.06	0.3
Gross Potential Rent	$6,346,325	$6,344,918	$6,438,089	$6,516,493	$9,229,858	$17.36	69.8%
Total Reimbursements	2,855,330	2,800,954	3,008,282	3,255,571	3,997,592	7.52	30.2
Net Rental Income	$9,201,654	$9,145,872	$9,446,370	$9,772,064	$13,227,450	$24.88	100.0%
(Vacancy / Credit Loss)	(218,229)	6,336	49,532	0	(3,040,601)	(5.72)	(23.0)
Other Income(2)	174,885	168,627	192,508	209,654	183,770	0.35	1.4
Effective Gross Income	$9,158,310	$9,320,835	$9,688,410	$9,981,718	$10,370,619	$19.51	78.4%
Total Expenses	4,061,845	4,241,598	4,357,442	4,440,651	4,289,944	8.07	41.4
Net Operating Income(3)	$5,096,465	$5,079,237	$5,330,968	$5,541,067	$6,080,674	$11.44	58.6%
Capital Expenditures	0	0	0	0	63,787	0.12	0.6
TI / LC	0	0	0	0	0	0.00	0.0
Net Cash Flow	$5,096,465	$5,079,237	$5,330,968	$5,541,067	$6,016,888	$11.32	58.0%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Other income includes metered water, temporary rent, late charges and miscellaneous income.
(3)	Increase in Underwritten Net Operating Income is primarily attributed to the inclusion of Vacancy Gross Up totaling $2,319,845 and Rent Steps totaling $33,233.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 3 – Shadow Lake Towne Center

The Market. The Shadow Lake Towne Center Property is in Papillion, Nebraska approximately 15 miles southwest of Omaha, Nebraska. Primary regional access to the area is provided via State Route 370, 84th Street and 72nd Street. State Route 370 is a four-lane highway in Sarpy County and is the primary east-west thoroughfare in the area extending from Gretna, Nebraska to the West and Bellevue, Nebraska to the East. 84th Street and 72nd Street are the major north-south thoroughfares in the immediate area. The immediate area surrounding the Shadow Lake Towne Center Property is considered suburban. The Shadow Lake Towne Center Property is in Sarpy County, Nebraska, which is part of the Omaha, Nebraska metropolitan area and home to the cities of Bellevue, Papillion, La Vista and Springfield. Sarpy County has benefited from significant economic investment from Google, which broke ground on a $600-million data center located in Papillion, Nebraska in 2019 and during 2022 announced a second data center would be constructed in Papillion, Nebraska. The second data center facility will cost around $750 million and contain more than 1.4 million square feet. According to the appraisal, the 2022 population within a one-, three- and five-mile radius of the Shadow Lake Towne Center Property was 8,891, 44,919 and 125,963, respectively. The 2022 average household income within the same radii was $117,788, $130,950 and $109,677, respectively.

According to the appraisal, the Shadow Lake Towne Center Property is in the Omaha/Council Bluffs retail market. As of the fourth quarter of 2022, the Omaha/Council Bluffs market reported retail inventory of approximately 64.5 million square feet with an overall vacancy rate of 4.6% and an average annual asking rent of $13.90 per square foot. As of the fourth quarter of 2022, the Omaha/Council Bluffs retail market reported positive absorption of 985,105 square feet and 378,861 square feet of new construction.

According to the appraisal, the Shadow Lake Towne Center Property is in the Sarpy East retail submarket. As of the fourth quarter of 2022, the Sarpy East submarket reported retail inventory of approximately 7.1 million square feet with an overall vacancy rate of 5.1% and an average annual asking rent of $12.80 per square foot. As of the fourth quarter of 2022, the Sarpy East retail submarket reported positive absorption of 73,365 square feet and 56,070 square feet of new construction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-5C2
No. 3 – Shadow Lake Towne Center

The following table presents certain information relating to the comparable retail leases for the Shadow Lake Towne Center Property:

Comparable Retail Rental Summary(1)
Property Name/Location	Year Built / Renovated	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
Shadow Lake Towne Center 7775 Olson Drive Papillion, NE	2007 / NAP	10,340(2)	Skechers (2)	10,340(2)	$12.00(2)	Jun-23(2)	120(2)
Coventry Strip Center 5405-5501 South 204th Street Omaha, NE	2022 / NAP	10,000	Rusty Taco	3,000	$27.79	Jan-23	60
Dodge Street and Capitol Avenue Retail 1000 Dodge Street and 1009 Capitol Avenue Omaha, NE	1919 / 2006	28,713	Nosh Wine LLC	3,554	$23.67	Jan-21	60
Spring Ridge 17810 Pierce Plaza Omaha, NE	2017 / NAP	4,684	Smoothie King	1,484	$24.00	Nov-19	84
Dodge Condominiums 902 Dodge Street Omaha, NE	NAV / NAV	35,220	Lula B’s	5,870	$25.00	Jun-21	60
Wolf Creek Plaza 10511-10525 South 15th Street Bellevue, NE	2005 / NAP	93,849	Omaha Bakery Supply	4,800	$18.00	Nov-21	84
800 Q Street 800 Q Street Lincoln, NE	1900 / 2014	17,742	Napoli’s Italian Restaurant	4,670	$15.00	Dec-20	36
Applewood Centre 9765 Q Street Omaha, NE	1989 / 2014	112,005	Ecothrift	12,505	$12.00	Jun-22	120
Pavilions at Hartman Heritage 19850 East Jackson Drive Independence, MO	2003 / NAP	223,477	Party City Corporation	20,000	$8.00	Oct-21	54
Hillcrest Plaza 603 North Belt Highway Saint Joseph, MO	1975 / NAP	93,888	Dollar Tree	11,750	$11.00	Aug-20	120
Best Buy Eagan 1235 Town Center Drive Eagan, MN	2006 / NAP	45,386	Best Buy	45,386	$12.50	Nov-22	60
Pinnacle Village 12040 Blue Valley Parkway Overland Park, KS	1995 / NAP	108,729	DSW	26,444	$13.50	Nov-21	132
Hi-Lake Shopping Center 2100-2218 East Lake Street Minneapolis, MN	1973 / 2007	137,983	Burlington	32,400	$10.50	Apr-21	120
Maplewood Town Center – Best Buy 1795 County Road D Maplewood, MN	2007 / NAP	44,983	Best Buy	44,983	$15.50	Jan-22	60
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated May 9, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-5C2
No. 3 – Shadow Lake Towne Center

The following table presents certain information relating to the comparable retail sales for the Shadow Lake Towne Center Property:

Comparable Retail Sales(1)
Property / Location	Net Rentable Area (SF)	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF
Shadow Lake Towne Center 7775 Olson Drive Papillion, NE	531,557(2)	2007 / NAP	79.3%(2)	NAP	NAP	NAP
Lakeport Commons Center 5500 Antioch Road, 8915 Johnson Drive, 5925 Ikea Way and 5930 Ikea Way Merriam, KS	363,026	1999 / NAP	97.0%	Dec-2022	$53,200,000	$146.55
The Orchard Town Center 14425-14647 Delaware Street Westminster, CO	685,852	2006 / NAP	84.0%	Dec-2021	$103,000,000	$150.18
Belmar 355 South Teller Street Lakewood, CO	768,190	2004 / NAP	78.0%	Jun-2021	$113,000,000	$147.10
The Shoppes at Cross Keys 13901-13995 New Halls Ferry Road Florissant, MO	339,464	2003 / NAP	93.0%	Apr-2021	$38,000,000	$111.94
Evanston Plaza 1926-1968 Dempster Street Evanston, IL	212,759	1987 / 2015	97.0%	Apr-2021	$36,180,000	$170.05
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated May 9, 2023.

The Borrower. The borrower for the Shadow Lake Towne Center Mortgage Loan is PPG Shadow Real Estate LLC, a special purpose, Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Shadow Lake Towne Center Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is PREP Property Group LLC (“PREP”), a vertically integrated real estate company. Founded in Park City, Utah by Michael C. Phillips in 2015, PREP specializes in retail real estate management and acquisitions, net lease income fund acquisitions, strategic investment fund acquisitions and development services. Michael C. Phillips currently serves as the Partner and CEO of PREP and has served as a principal of Phillip Edison & Company since 1991.

Property Management. The Shadow Lake Towne Center Property is managed by PREP Co., LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $443,871 for real estate taxes, $146,948 for insurance premiums, $3,500,000 for rollover reserves, $5,000,000 for the Holdback Reserve (as detailed below), $116,093 for free rent reserves ($54,155 for Dogtopia, $49,068 for Sketchers and $12,870 for Skin Experts) and $1,232,779 for unfunded obligations.

Tax Escrows – On each monthly payment date, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $140,912.

Insurance Escrows – On each monthly payment date, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $12,723.

Replacement Reserve – On each monthly payment date, the borrower is required to escrow an amount totaling $5,316 for replacement reserves.

Rollover Escrows – On each monthly payment date, the borrower is required to deposit $44,296; provided, however, so long as the sum of (i) the balance in the rollover account plus (ii) the sum of the undrawn amount of any Rollover Letter of Credit (as defined below) exceeds $1,500,000, no monthly deposit will be required. The Shadow Lake Towne Center Mortgage Loan documents provide that the borrower may deliver to the lender a letter of credit in an amount equal to the then-remaining balance in the rollover account (the “Rollover Account Balance Amount”) (any such letter of credit and any substitute letter of credit delivered to the lender in accordance with the terms of the Shadow Lake Towne Center Mortgage Loan documents referred to as the “Rollover Letter of Credit”). Upon receipt of the Rollover Letter of Credit, the lender will disburse the rollover funds remaining in the rollover account to the borrower; provided, that the borrower may, from time to time, in lieu of a cash disbursement from the rollover account, reduce the Rollover Letter of Credit then being held by the lender by the amount of the rollover disbursement requested amount so long as the borrower (1) can demonstrate to the lender that the borrower expended such rollover disbursement requested amount on approved leasing expenses from such cash flow generated by the Shadow Lake Towne Center Property that is not in violation of the Shadow Lake Towne Center Mortgage Loan documents and/or equity contributions made to the borrower and (2) has otherwise satisfied the requirements for disbursement of rollover funds (the “Rollover Letter of Credit Reduction Amount”), and in such event, the borrower will deliver to the lender a substitute letter

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-5C2
No. 3 – Shadow Lake Towne Center

of credit in an amount equal to (x) the amount of the Rollover Letter of Credit then being held by the lender less (y) the Rollover Letter of Credit Reduction Amount.

Holdback Reserve – The Shadow Lake Towne Center Mortgage Loan documents required an upfront holdback reserve of $5,000,000 (the “Holdback Reserve”). Amounts in the Holdback Reserve will be disbursed to the borrower following lender’s determination that the Holdback Reserve Funds Release Conditions (as defined below) have been satisfied and subject to the satisfaction of certain conditions including but not limited to: (i) no event of default has occurred or is continuing following the borrower’s written request (such request will be made no more than once per quarter) and (ii) such request is for an amount of no less than $1,000,000 (or, if the total amount of the Holdback Reserve funds remaining on deposit is less than $1,000,000, then the lesser amount) and accompanied by supporting financial statements.

“Holdback Reserve Funds Release Conditions” means, as of any date (i) the lender determines no event of default has occurred and is continuing and (ii) the lender has received evidence in form and substance reasonably satisfactory to the lender that the holdback debt yield pursuant to the Shadow Lake Towne Center Mortgage Loan documents equals or exceeds 9.5%.

Following the lender’s determination that the Holdback Reserve Funds Release Conditions have been satisfied in connection with the related disbursement request, the lender will disburse the available Holdback Reserve funds to the borrower (or, during the continuance of a Cash Management Trigger Event (as defined below), to the cash management account to be applied in accordance with the terms of the Shadow Lake Towne Center Mortgage Loan documents) in an amount equal to the amount of the Holdback Reserve funds that have been requested by the borrower; provided, however, if the borrower is unable to satisfy the Holdback Reserve Funds Release Conditions solely due to the holdback debt yield being less than 9.5%, the lender will disburse to the borrower the portion of the Holdback Reserve funds which have been requested by the borrower that would result in the holdback debt yield being equal to or greater than 9.5%, provided such amount equals or exceeds $1,000,000 (or, if the total amount of the Holdback Reserve funds remaining on deposit is less than $1,000,000, then the lesser amount).

Notwithstanding the above, if the borrower fails to obtain the release of the Holdback Reserve funds prior to September 15, 2025 (the “Holdback Disbursement Deadline”) (such Holdback Reserve funds remaining on deposit, the “Undisbursed Holdback Funds”), then the borrower may elect to either (x) prepay the Shadow Lake Towne Center Mortgage Loan on or prior to the date occurring 30 days after the Holdback Disbursement Deadline, in the principal amount equal to the Undisbursed Holdback Funds and together with such prepayment (i) the yield maintenance premium, (ii) all interest on the Shadow Lake Towne Center Mortgage Loan to be prepaid through and including the last day of the interest period related to the monthly payment date following the date of prepayment and (iii) all other sums then due and payable under the Shadow Lake Towne Center Mortgage Loan documents (the sum of clauses (i), (ii) and (iii), the “Additional Holdback Prepayment Amount”) or (y) have the Undisbursed Holdback Funds retained in the Holdback Reserve account for the balance of the term of the Shadow Lake Towne Center Mortgage Loan, in which case, the borrower will no longer have any right to disbursement of all or any portion of the Undisbursed Holdback Funds (including, without limitation, any right to cause a prepayment of the Shadow Lake Towne Center Mortgage Loan in accordance with clause (x) above). If the borrower fails to elect either of the foregoing options on or prior to the Holdback Disbursement Deadline, the borrower will be deemed to have elected to have the Undisbursed Holdback Funds retained in the Holdback Reserve account in accordance with clause (y) above. If the borrower elects to partially prepay the Shadow Lake Towne Center Mortgage Loan in accordance with clause (x) above, the Undisbursed Holdback Funds available in the Holdback Reserve account will be applied by the lender towards the principal sum required to be prepaid by the borrower, provided the borrower has timely paid to the lender the entire Additional Holdback Prepayment Amount.

Lockbox / Cash Management. The Shadow Lake Towne Center Mortgage Loan documents require a hard lockbox and springing cash management. The Shadow Lake Towne Center Mortgage Loan documents require the borrower or the property manager to deliver to each tenant at the Shadow Lake Towne Center Property a tenant direction letter instructing each tenant to deposit rents directly into the lender-controlled lockbox account. All rents or other amounts received by the borrower or the property manager are required to be deposited into the lender-controlled lockbox within two business day of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account will be swept on each business day to a lender-controlled cash management account and disbursed in accordance with the Shadow Lake Towne Center Mortgage Loan documents. During the continuance of a Cash Sweep Event (as defined below), all excess cash flow funds will be held by the lender in an excess cash flow reserve account as additional collateral for the Shadow Lake Towne Center Mortgage Loan.

A “Cash Management Trigger Event” will commence upon any of (i) an event of default, (ii) a bankruptcy action of the borrower, guarantor, or property manager, to the extent that any management agreement is in place, (iii) a Cash Management DSCR Trigger Event (as defined below) at any time during the Reduced Holdback Reserve Period (as defined below), (iv) the occurrence of a Critical Tenant Trigger Event (as defined below), or (v) the borrower has obtained a subordinate mezzanine loan. A Cash Management Trigger Event will end (a) with respect to clause (i) above, if the event of default has been cured and no other event of default has occurred and is continuing, (b) with respect to clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 60 days of such filing, among other conditions, with respect to the borrower or guarantor, or within 120 days with respect to the property manager or in the case of the property manager, the borrower has replaced the property manager with a qualified manager acceptable

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
38

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 3 – Shadow Lake Towne Center

to the lender, (c) with respect to clause (iii) above, the debt service coverage ratio is greater than 1.20x for two consecutive calendar quarters and (d) with respect to clause (iv) above, the date on which the Critical Tenant Trigger Event Cure (as defined below) has occurred.

A “Cash Management DSCR Trigger Event” will occur on any date during the Reduced Holdback Reserve Period (as defined below), if the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.20x.

A “Cash Sweep Event” will commence upon any of (i) an event of default, (ii) a bankruptcy action of the borrower, guarantor, or property manager, to the extent that any management agreement is in place, (iii) a Cash Sweep DSCR Trigger Event (as defined below) at any time during the Reduced Holdback Reserve Period or (iv) the occurrence of a Critical Tenant Trigger Event. A Cash Management Trigger Event will end (a) with respect to clause (i) above, if the event of default has been cured and no other event of default has occurred and is continuing, (b) with respect to clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 60 days of such filing, among other conditions, with respect to the borrower or guarantor, or within 120 days with respect to the property manager or in the case of the property manager, the borrower has replaced the property manager with a qualified manager acceptable to the lender, (c) with respect to clause (iii) above, the debt service coverage ratio is greater than 1.15x for two consecutive calendar quarters, and (d) with respect to clause (iv) above, the date on which the Critical Tenant Trigger Event Cure (as defined below) has occurred.

A “Cash Sweep DSCR Trigger Event” will occur on any date during the Reduced Holdback Reserve Period, if the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.15x.

A “Reduced Holdback Reserve Period” means any time when the balance in the Holdback Reserve Account is less than $5,000,000.

A “Critical Tenant Trigger Event” will occur upon (i) the date that JC Penny, Dick’s, Burlington, T.J. Maxx or any other tenant occupying 50% or more of the respective spaces occupied by such tenants (each such tenant, a “Critical Tenant” and each related lease, a “Critical Tenant Lease”) gives notice of its intention to terminate its Critical Tenant Lease or the applicable Critical Tenant Lease is otherwise terminated, (ii) (a) on or prior to the date that is twelve months prior to the related Critical Tenant Lease expiration date if the related Critical Tenant (other than Burlington) has failed to give notice of its election to renew its lease and (b) with respect to Burlington, on or prior to the date that is six months prior to the related lease expiration date if Burlington has failed to give notice of its election to renew its lease, (iii) on or prior to the date by which the related Critical Tenant is required under its lease to notify the landlord of its election to renew its lease, such Critical Tenant fails to give such notice, (iv) (A) a monetary default occurs and is continuing under a Critical Tenant Lease for more than 45 days after the applicable notice and cure periods under such Critical Tenant Lease, subject to any ongoing reconciliation process, or (B) a material non-monetary default occurs and is continuing under such Critical Tenant Lease for more than 60 days beyond the applicable notice and cure periods under a Critical Tenant Lease, (v) a bankruptcy action of the related Critical Tenant or any guarantor of such Critical Tenant Lease occurs, (vi) the related Critical Tenant elects to pay reduced rent (including, without limitation, percentage rent in lieu of fixed rent) pursuant to any right or remedy contained in the applicable Critical Tenant Lease, or (vii) the related Critical Tenant discontinues its normal business operations at its leased premises (other than a temporary cessation of business operations due to force majeure or for permitted renovations or necessary repairs).

A “Critical Tenant Trigger Event Cure” will occur (a) with respect to clause (i), (ii) or (iii) above, on the date that (1) the Critical Tenant Lease extension is executed and delivered to the lender by the borrower and the related tenant improvement costs, leasing commissions and other material costs and expenses have been satisfied or an amount sufficient to cover any costs and expenses as reasonably determined by the lender has been deposited into the critical tenant TI/LC account, or (2) a Critical Tenant Space Re-Tenanting Event (as defined below) has occurred, (b) with respect to clause (iv) above, a cure of the applicable event of default, (c) with respect to clause (v) above, after an affirmation in the applicable bankruptcy proceeding, provided that the Critical Tenant is paying all rents and other amounts due under the lease, (d) with respect to clause (vi) above, the Critical Tenant re-commences the payment of full unabated rent, (e) with respect to clause (vii) above, the Critical Tenant re-commences its normal business operations at its leased premises or a Critical Tenant Space Re-tenanting Event (as defined below) has occurred and no tenant has a right to cease operations, reduce any portion of its rent, terminate its lease or exercise any other rights or remedies based on co-tenancy or similar provision of its lease as a result of such Critical Tenant Space Re-tenanting Event.

A “Critical Tenant Space Re-tenanting Event” will occur on the date each of the following conditions have been satisfied: (i) no less than 60% of the related Critical Tenant space has been leased to one or more replacement tenants for a term of at least five years and the aggregate annual rent payable under such replacement lease(s) is at least equal to 100% of the aggregate annual rent payable during the last year of the term of the Critical Tenant Lease being replaced with respect to the entire Critical Tenant space with similar contractual reimbursements, (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the related Critical Tenant space shall have been paid in full or an amount sufficient to cover any such costs and expenses as reasonably determined by the lender will have been deposited into the critical tenant TI/LC account and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 3 – Shadow Lake Towne Center

Subordinate and Mezzanine Debt. Provided no event of default has occurred or is continuing, the Shadow Lake Towne Center Mortgage Loan documents permit an affiliate of the borrower to incur a future mezzanine loan subject to certain conditions, including but not limited to: (i) the combined loan-to-value ratio based on the Shadow Lake Towne Center Mortgage Loan and the future mezzanine loan is not greater than 57.9%, (ii) the combined debt service coverage ratio based on the Shadow Lake Towne Center Mortgage Loan and the future mezzanine loan is equal to or greater than 1.27x, (iii) the execution of an intercreditor agreement acceptable to the lender and (iv) receipt of a rating agency confirmation that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the BMO 2023-5C2 certificates.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 4 – Arcola Corporate Campus

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
41

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 4 – Arcola Corporate Campus

Arcola Corporate Campus
400-500 Arcola Road
Collegeville, PA 19426
Limerick
Reading 28 miles
Trappe
Collegeville
Ursinus College
Trappe Center
Collegeville Shopping Ctr.
Central Perkiomen Park
Royersford
Arrowhead Knoll
Providence Town Center
Pfizer
Dow Chemical Company
Glaxosmithkline Pharmaceuticals
The RiverCrest Golf Club
Evansburg State Park
Eagleville
Eagleville Hospital
Ridge Pike Plaza
MONTGOMERY COUNTY
Trooper
Park Ridge Shopping Ctr.
Phoenixville
Phoenixville Plaza
Regency Hills at Providence
Audubon
Jeffersonville Golf Club
Greater Philadelphia Expo Center
Audubon Village Shopping Center
Audubon Square
Valley Forge Marketplace
General Washington GC
Westover CC
John James Audubon Center
Pottstown Expwy
Schuylkill River
Heuser Park
King of Prussia
BNY Mellon
Chiltren Intl.
Sugartown Worldwide
Valley Forge Casino Resort
Arkema Inc.
Pickering Valley GC
Phoenixville Country Club
VALLEY FORGE NATIONAL HISTORIC PARK
CHESTER COUNTY
National Memorial Arch
Lockheed Martin
King of Prussia Mall
King of Prussia Town Ctr.
Pennsylvania Tpke
Chesterbrook
Philadelphia 18 miles
Crothall Healthcare Corp. Office
Chesterbrook Shopping Center
Gateway Shopping Center
Pet Valu Corp USA - Corporate Office
ESRI
Chesterbrook Corporate Center
Valley Fair
Swedesford Plaza
Devault
Wayne
S. Township Line Rd
W. Main St
E. 3rd Ave
S. Lewis Rd
Vaughn Rd
S. Trappe Rd
Benjamin Franklin Hwy
S. Collegeville Rd
Level Rd
Ridge Pike
Perkiomen Creek
Schuylkill River
Black Rock Rd
Eagleville Rd
Sunnyside Ave
S. Park Ave
Egypt Rd
Bridge St
Star St
Nutt Rd
Main Rd
W. Whitehorse Rd
Valley Forge Rd
Pawlings Rd
Trooper Rd
Beidler Rd
Allendale Rd
Valley Park Rd
Valley Forge Park Rd
Valley Creek Rd
Gulph Rd
Walker Rd
E. Swedesford Rd
Croton Rd
422
113
29
23
363
276
76
202
252
Quakertown
Perkasie
Reading
Doylestown
Chalfont
Harleysville
Pottstown
Montgomeryville
Lansdale
North Wales
Newtown
New Morgan
PENNSYLVANIA
Collegeville
Norristown
Horsham
Phoenixville
King of Prussia
Abington
Conshohocken
Exton
Berwyn
Radnor
Malvern
Wayne
Ardmore
Downingtown
PHILADELPHIA
Coatesville
West Chester
Media
Broomall
CAMDEN
Springfield
Cherry Hill
Kennett Square
Chester Heights
Chester
Woodbury
Gloucester Township
Hockessin
NJ
Deptford
DELAWARE
Newark
WILMINGTON
Swedesboro

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
42

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 4 – Arcola Corporate Campus
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC, BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$62,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$62,500,000	Property Type – Subtype:	Mixed Use – Office/Lab
% of IPB:	8.0%	Net Rentable Area (SF):	1,853,053
Loan Purpose:	Acquisition	Location:	Collegeville, PA
Borrower:	Collegeville Holdings LLC	Year Built / Renovated:	1900, 1992, 2003, 2007 / NAP
Borrower Sponsor:	David Werner	Occupancy:	86.6%
Interest Rate:	7.29000%	Occupancy Date:	8/1/2023
Note Date:	8/15/2023	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	9/6/2028	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	60 months	Most Recent NOI (As of)(4):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	92.6%
Amortization Type:	Interest Only	UW Revenues:	$37,055,156
Call Protection(2):	L(26),D(29),O(5)	UW Expenses:	$21,577,456
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$15,477,699
Additional Debt(1):	Yes	UW NCF:	$14,124,970
Additional Debt Balance(1):	$32,500,000	Appraised Value / Per SF:	$195,000,000 / $105
Additional Debt Type(1):	Pari Passu	Appraisal Date:	3/14/2023

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$51
Taxes:	$454,721	$606,182	N/A	Maturity Date Loan / SF:	$51
Insurance:	$103,636	$51,818	N/A	Cut-off Date LTV:	48.7%
Replacement Reserves:	$0	$35,517	N/A	Maturity Date LTV:	48.7%
Deferred Maintenance:	$22,550	$0	N/A	UW NCF DSCR:	2.01x
Major Tenant Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	16.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$95,000,000	51.4%	Purchase Price	$171,299,601	92.6%
Borrower Sponsor Equity	90,000,000	48.6	Closing Costs(5)	13,119,492	7.1
			Reserves	580,907	0.3
Total Sources	$185,000,000	100.0%	Total Uses	$185,000,000	100.0%
(1)	The Arcola Corporate Campus Mortgage Loan (as defined below) is part of the Arcola Corporate Campus Whole Loan (as defined below) which is comprised of 12 pari passu promissory notes with an aggregate original principal balance of $95,000,000. The Arcola Corporate Campus Whole Loan was co-originated by Bank of Montreal (“BMO”) and Starwood Mortgage Capital LLC (“SMC”). The Financial Information in the chart above reflects the Arcola Corporate Campus Whole Loan.
(2)	Defeasance of the Arcola Corporate Campus Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Arcola Corporate Campus Whole Loan to be securitized and (b) August 15, 2026. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the BMO 2023-5C2 securitization trust in November 2023. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	Historical financial information is not available because the Arcola Corporate Campus Property (as defined below) was acquired by the borrower in August 2023.
(5)	Closing costs includes a rate buy-down credit of $1,425,000.

The Loan. The fourth largest mortgage loan (the “Arcola Corporate Campus Mortgage Loan”) is part of a whole loan (the “Arcola Corporate Campus Whole Loan”) that is evidenced by 12 pari passu promissory notes in the aggregate original principal amount of $95,000,000 and secured by a first priority mortgage on the borrower’s fee interests (including condominium interests) in a 1,853,053 SF mixed-use, laboratory and office property comprised of 12 buildings located in Collegeville, Pennsylvania (the “Arcola Corporate Campus Property”). The Arcola Corporate Campus Property was acquired by the borrower from Wyeth Pharmaceuticals and a portion of the Arcola Corporate Campus Property was leased back to Wyeth Pharmaceuticals in August 2023. The Arcola Corporate Campus Whole Loan was co-originated by BMO and SMC. The Arcola Corporate Campus Mortgage Loan, with an aggregate original principal amount of $62,500,000, is evidenced by the controlling Note A-1 and the non-controlling Notes A-2, A-4, A-6, A-8, and A-12. The Arcola Corporate Campus Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2023-5C2. The relationship

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
43

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 4 – Arcola Corporate Campus

between the holders of the Arcola Corporate Campus Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus.

The Arcola Corporate Campus Whole Loan has a five-year interest-only term with a maturity date of September 6, 2028, is interest-only for the full term of the loan and accrues interest at a rate of 7.29000% per annum on an actual/360 basis. The Arcola Corporate Campus Whole Loan will be serviced under the BMO 2023-5C2 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

The table below summarizes the promissory notes that comprise the Arcola Corporate Campus Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$20,000,000	$20,000,000	BMO 2023-5C2	Yes
A-2	$20,000,000	$20,000,000	BMO 2023-5C2	No
A-3(1)	$10,000,000	$10,000,000	SMC	No
A-4	$10,000,000	$10,000,000	BMO 2023-5C2	No
A-5(1)	$5,000,000	$5,000,000	SMC	No
A-6	$5,000,000	$5,000,000	BMO 2023-5C2	No
A-7(1)	$5,000,000	$5,000,000	SMC	No
A-8	$5,000,000	$5,000,000	BMO 2023-5C2	No
A-9(1)	$5,000,000	$5,000,000	SMC	No
A-10(1)	$5,000,000	$5,000,000	BMO	No
A-11(1)	$2,500,000	$2,500,000	SMC	No
A-12	$2,500,000	$2,500,000	BMO 2023-5C2	No
Whole Loan	$95,000,000	$95,000,000
(1)	Expected to be contributed to one or more securitization trust(s).

The Property. The Arcola Corporate Campus Property consists of a 12-building, Class A, mixed-use, life science, research and development campus located in Collegeville, Pennsylvania on a 333.14-acre site. The Arcola Corporate Campus Property includes on-site amenities such as two full-service cafeterias, a company store, fitness center, conference centers, tennis courts, softball fields, a heliport, and on-site walking trails. The Arcola Corporate Campus Property is currently occupied by two tenants, Dow Chemical and Wyeth Pharmaceuticals. The Arcola Corporate Campus Property has 4,145 parking spots resulting in a ratio of approximately 2.24 parking spaces per 1,000 square feet of net rentable area.

Major Tenants.

Dow Chemical (927,828 square feet, 50.1% of NRA, 68.1% of underwritten base rent): Dow Chemical is a leading producer of plastics, chemicals, and hydrocarbons and is one of the largest material and chemical companies in the US and the world. Dow Chemical uses hydrocarbon-based raw materials to make some 6,100 finished chemical products at nearly 110 sites in more than 30 countries. Dow Chemical’s products are used in industries such as automotive, transportation, consumer goods, industrial equipment, building and construction, and energy. Dow Chemical’s lease (the “Dow Chemical Lease”) commenced on July 1, 2012 and expires on December 31, 2028. The Dow Chemical Lease has six, six-year renewal options and no early termination options. The leased space consists of approximately 796,633 square feet of chemistry lab space (approximately 43.0% of the total net rentable area at the Arcola Corporate Campus Property). On June 30, 2020, Dow Chemical subleased 20,642 square feet to Keller Williams for $17.00 per square foot. The Keller Williams sublease terminates on June 30, 2028. Dow Chemical is currently marketing for sublease an additional 110,553 square feet of office space on its lease.

Wyeth Pharmaceuticals (677,311 square feet, 36.6% of NRA, 31.9% of underwritten base rent): Wyeth Pharmaceuticals is a wholly owned subsidiary of Pfizer Inc. (“Pfizer”). Pfizer is one of the world’s largest research-based pharmaceutical companies, producing medicines for cardiovascular health, metabolism, oncology, inflammation and immunology, and other areas. Pfizer works across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge diseases. Pfizer collaborates with healthcare providers, governments and local communities to support and expand access to reliable, affordable healthcare around the world. Pfizer’s lease (the “Wyeth Pharmaceutical Lease”) commenced on August 15, 2023 as part of the sale-leaseback, and is set to expire on August 15, 2028 with three, one-year renewal options and no early termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 4 – Arcola Corporate Campus

The following table presents certain information relating to the historical and current occupancy of the Arcola Corporate Campus Property:

Historical and Current Occupancy(1)
2019	2020	2021	2022	Current(2)
NAV	NAV	NAV	NAV	86.6%
(1)	Historical occupancies are not applicable because the Arcola Corporate Campus Property was acquired by the borrower in August 2023.
(2)	Current Occupancy is based on the underwritten rent roll dated as of August 1, 2023.

The following table presents certain information relating to the two tenants at the Arcola Corporate Campus Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Dow Chemical(3)	NR/NR/BBB+	927,828	50.1%	$13.72	$12,733,794	68.1%	12/31/2028
Wyeth Pharmaceuticals	A1/A+/A	677,311	36.6	$8.81	5,968,803	31.9	8/15/2028
Total Occupied		1,605,139	86.6%	$11.65	$18,702,598	100.0%
Vacant Space		247,914	13.4
Total / Wtd. Avg.		1,853,053	100.0%

(1)	Based on the underwritten rent roll dated August 1, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Dow Chemical subleases 20,642 square feet to Keller Williams for $17.00 per square foot. The Keller Williams sublease will terminate on June 30, 2028. Dow Chemical is currently marketing for sublease an additional 110,553 square feet of office space on its lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
45

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 4 – Arcola Corporate Campus

The following table presents certain information relating to tenant lease expirations at the Arcola Corporate Campus Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	247,914	13.4%	NAP	NAP	247,914	13.4%	NAP	NAP
2023 & MTM	0	0	0.0	$0	0.0%	247,914	13.4%	$0	0.0%
2024	0	0	0.0	0	0.0	247,914	13.4%	$0	0.0%
2025	0	0	0.0	0	0.0	247,914	13.4%	$0	0.0%
2026	0	0	0.0	0	0.0	247,914	13.4%	$0	0.0%
2027	0	0	0.0	0	0.0	247,914	13.4%	$0	0.0%
2028	2	1,605,139	86.6	18,702,598	100.0	1,853,053	100.0%	$18,702,598	100.0%
2029	0	0	0.0	0	0.0	1,853,053	100.0%	$18,702,598	100.0%
2030	0	0	0.0	0	0.0	1,853,053	100.0%	$18,702,598	100.0%
2031	0	0	0.0	0	0.0	1,853,053	100.0%	$18,702,598	100.0%
2032	0	0	0.0	0	0.0	1,853,053	100.0%	$18,702,598	100.0%
2033	0	0	0.0	0	0.0	1,853,053	100.0%	$18,702,598	100.0%
2034 & Beyond	0	0	0.0	0	0.0	1,853,053	100.0%	$18,702,598	100.0%
Total	2	1,853,053	100.0%	$18,702,598	100.0%
(1)	Based on the underwritten rent roll dated August 1, 2023.

The following table presents certain information relating to operating history and underwritten cash flows at the Arcola Corporate Campus Property:

Operating History and Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Gross Potential Rent(3)	$21,677,566	$11.70	54.2%
Expense Recoveries	18,352,558	9.90	45.8
Net Rental Income	$40,030,124	$21.60	100.0%
(Vacancy/Credit Loss)	(2,974,968)	(1.61)	(7.4)
Effective Gross Income	$37,055,156	$20.00	92.6%
Real Estate Taxes	6,779,962	3.66	18.3
Insurance	621,816	0.34	1.7
Management Fee	1,111,655	0.60	3.0
Other Operating Expenses	13,064,024	7.05	35.3
Total Expenses	$21,577,456	$11.64	58.2%
Net Operating Income	$15,477,699	$8.35	41.8%
Replacement Reserves	426,202	0.23	1.2
TI/LC	926,527	0.50	2.5
Net Cash Flow	$14,124,970	$7.62	38.1%
(1)	Historical financial information is not available because the Arcola Corporate Campus Property was acquired by the borrower in August 2023.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on the in-place rent roll dated August 1, 2023 for contractual leases.

Environmental. According to the Phase I environmental assessment dated March 17, 2023, there was no evidence of any recognized environmental conditions at the Arcola Corporate Campus Property.

The Market. The Arcola Corporate Campus Property is located in Collegeville, PA within the Philadelphia Office market, northwest of Philadelphia. Collegeville was incorporated in 1896 and is home to Ursinus College and several local businesses. Outside the borough, Pfizer's pharmaceutical division and Dow Chemical share a global research and development campus. There is also a GlaxoSmithKline research and development facility. Located right outside of Collegeville is Providence Town Center, an open-air shopping and restaurant mall.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 4 – Arcola Corporate Campus

The Arcola Corporate Campus Property is located within the Norristown/Valley Forge office submarket. According to the appraisal, as of the fourth quarter of 2022, the Philadelphia Office market had a vacancy rate of 10.34%, an average rental rate of $27.10 per square foot per year and an inventory of approximately 324 million square feet. According to the appraisal, as of the fourth quarter of 2022, the Norristown/Valley Forge office market had a vacancy rate of 12.10%, an average rental rate of $23.78 per square foot per year and an inventory of 7,837,408 square feet.

The following table presents certain information relating to comparable laboratory leases in the Greater Philadelphia area:

Comparable Laboratory Leases(1)
Property	Year Built	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant Size (SF)	Occupancy	Base Rent PSF
Arcola Corporate Campus Collegeville, PA	1900, 1992, 2003, 2007	Dow Chemical	Jun-12(2)	16.5(2)	NNN	796,633(2)(3)	86.6%(2)	$13.72(2)
727 Norristown Road Spring House, PA	1974	Merck	Jun-22	10.1	NNN	77,705	100.0%	$36.47
300 Rouse Boulevard Philadelphia, PA	2019	Iovance	Dec-21	20.0	NNN	135,000	100.0%	$31.76
411 Swedeland Road King of Prussia, PA	1986	Penn Cell & Gene Therapy	Aug-21	0.8	NNN	153,000	100.0%	$45.00
466 Devon Park Drive Wayne, PA	1975	Charles River Laboratories	Jul-21	15.0	NNN	155,200	100.0%	$18.36
225 & 235 Presidential Way Woburn, MA	2000	Raytheon	Jul-21	10.0	NNN	440,130	100.0%	$16.60
(1)	Source: Appraisal
(2)	Information is based on the underwritten rent roll dated August 1, 2023.
(3)	Based only on laboratory space occupied by Dow Chemical.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 4 – Arcola Corporate Campus

The following table presents certain information relating to comparable office leases in the Greater Philadelphia area:

Comparable Office Leases(1)
Property	Year Built	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant Size (SF)	Occupancy	Base Rent PSF
Arcola Corporate Campus Collegeville, PA	1900, 1992, 2003, 2007	Wyeth Pharmaceuticals	Aug-23(2)	5.0(2)	NNN	677,311(2)	86.6%(2)	$8.81(2)
1400 Pennbrook Parkway Landsdale, PA	2001	Confidential	Oct-22	10.0	NNN	40,452	100.0%	$16.65
2200 Renaissance Boulevard King of Prussia, PA	1985	IKEA	Aug-22	5.0	Mod. Gross	39,372	81.0%	$27.50
300 Welsh Road Ambler, PA	1985	Confidential	Jun-22	10.0	NNN	10,712	60.0%	$16.00
700 Dresher Road Horsham, PA	1987	Cerner Enviza	Feb-22	10.0	NNN	45,707	100.0%	$16.00
9450 Seward Road Fairfield, OH	1992	Confidential	Feb-23	10.0	NNN	270,506	100.0%	$9.90
36455 Corporate Drive Farmington Hills, MI	2002	Comerica Bank	Sep-22	10.0	Mod. Gross	340,000	100.0%	$24.95
6000 Feldwood Road Atlanta, GA	1986	Bank of America	Jun-22	5.3	NNN	230,241	100.0%	$11.25
2915 Jorie Boulevard Oak Brook, IL	1988	ACE Hardware Corp	May-22	20.0	Mod. Gross	297,127	100.0%	$24.00
(1)	Source: Appraisal
(2)	Information is based on the underwritten rent roll dated August 1, 2023.

The Borrower. The borrowing entity for the Arcola Corporate Campus Whole Loan is Collegeville Holdings LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion at origination.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is David Werner.

Property Management. The Arcola Corporate Campus Property is managed by Cushman & Wakefield U.S., Inc., a third-party property management company.

Asset Management. The borrower entered into an asset management agreement with Greenbarn Management, LLC, a third party asset management company (“Asset Manager”), pursuant to which Asset Manager is required to provide, among other things, certain property maintenance and repair services and leasing and financing services. All fees due to Asset Manager under the Asset Management Agreement are subordinate to debt service payments on the Arcola Corporate Campus Whole Loan, and such fees (other than the leasing services fees) are payable only out of excess cash flow from the Arcola Corporate Campus Property, so long as no event of default is continuing.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) $454,721 for the real estate tax reserve, (ii) $103,636 for the insurance reserve, and (iii) $22,550 for deferred maintenance.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the estimated annual real estate taxes (currently estimated to be approximately $606,182).

Insurance Escrows – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of estimated annual insurance premiums (currently estimated to be approximately $51,818).

Replacement Reserve – The borrower is required to deposit $35,517 into a replacement reserve on a monthly basis.

Major Tenant Reserve – During the continuance of a Major Tenant Trigger Period (as defined below), the borrower is required to deposit, on a monthly basis, $703,000 in connection with expenses incurred by a Major Tenant Replacement Lease (as defined below), a Major Tenant New Lease (as defined below) or a Major Tenant Approved Lease Extension (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 4 – Arcola Corporate Campus

A “Major Tenant Trigger Period” will occur upon the date that is the earliest of:

(i)	the earlier to occur of (x) December 6, 2026, or (y) the date required under any Major Lease (as defined below) by which the applicable Major Tenant (as defined below) is required to give notice of its exercise of a renewal, whether such Major Lease is in its initial term or an extension term, unless, in either case, a Major Tenant Approved Lease Extension has occurred with respect to the applicable Major Lease; provided, however, that the foregoing clause (i)(x) will not apply if (a) the lender determines that borrower has previously entered into Replacement Dow Chemical Lease (as defined below) in accordance with the Arcola Corporate Campus Whole Loan documents, (b) the Replacement Dow Chemical Lease is not subject to any other “Major Tenant Trigger Period” as of December 6, 2026, and (c) after giving effect to the Replacement Dow Chemical Lease the debt yield is no less than 11%;
(ii)	the earlier to occur of the date on which (x) any Major Lease is surrendered, cancelled or terminated prior to its then-current expiration date, (y) any Major Tenant provides written notice of such Major Tenant’s intention to do any of the acts set forth in the foregoing clause (x);
(iii)	the occurrence of any event of default by a Major Tenant under the applicable Major Lease beyond any applicable notice and/or cure thereunder;
(iv)	the earlier to occur of the date on which any Major Tenant (x) vacates, surrenders or otherwise ceases to conduct normal business operating in all or substantially all of the premises demised to such Major Tenant or otherwise “goes dark” or (y) provides written notice of such Major Tenant’s intention to do any of the acts set forth in the foregoing clause (x) if and for so long as the senior unsecured credit rating of the applicable Major Tenant is at least “BBB-” by S&P and “Baa3” by Moody’s;
(v)	the earlier to occur of the date on which when any Major Tenant (x) sublets all or any material portion of the premises demised under the applicable Major Lease or (y) provides written notice of such Major Tenant’s intention to do any of the acts set forth in the foregoing clause (x) if and for so long as the senior unsecured credit rating of the applicable Major Tenant is at least “BBB-” by S&P and “Baa3” by Moody’s; or
(vi)	commencing upon a bankruptcy action by a Major Tenant.

A Major Tenant Trigger Period will end upon:

(A)	if triggered in the case of clause (i) above, the date on which (1) either (a) a Major Tenant Approved Lease Extension has occurred with respect to the applicable Major Lease, (b) the applicable Major Tenant signs a new lease (a “Major Tenant New Lease”), or (c) all of the premises demised under the applicable Major Lease is demised pursuant to one or more replacement leases (a “Major Tenant Replacement Lease”), (2) borrower sponsor delivers (a) a copy of the applicable lease documentation per the foregoing clause (1) and (b) an acceptable tenant estoppel certificate from the applicable Major Tenant, (3) the borrower has paid all leasing brokerage commissions in connection with such Major Tenant Approved Extension, Major Tenant New Lease or Major Tenant Replacement Lease and provided a paid invoice reflecting the foregoing to the lender, (4) after giving effect to the Major Tenant Approved Lease Extension, Major Tenant New Lease or the Major Tenant Replacement Leases, the debt yield is no less than 11%;
(B)	if triggered in the case of clause (ii), (iii) or (iv) above, the date on (a) either (x) the applicable Major Tenant signs a Major Tenant New Lease or (y) all or substantially all of the premises demised under the applicable Major Lease is demised pursuant to one or more Major Tenant Replacement Leases; (b) the borrower has paid all leasing brokerage commissions in connection with such Major Tenant New Lease or Major Tenant Replacement Lease and provided a paid invoice reflecting the foregoing to the lender; and (c) after giving effect to the Major Tenant New Lease or the Major Tenant Replacement Leases, the debt yield is no less than 11%;
(C)	if triggered in the case of clause (ii) above, the date on which (x) the Major Tenant rescinds in writing the exercise of its notice exercising its early termination, cancellation or surrender right or option and (y) borrower delivers to the lender evidence of such recission;
(D)	if triggered in the case of clause (iii) above, the date on which (x) the subject default has been cured and no other event of default exists and is continuing thereunder and (y) borrower delivers to the lender evidence of the foregoing;
(E)	if triggered in the case of clause (iv) above, the date on which (x) the applicable Major Tenant has (i) resumed operations at the Arcola Corporate Campus Property in all or substantially all of the premises demised under the applicable Major Lease for a period of two consecutive calendar quarters, or (ii) rescinded its intention to vacation, surrender or cease to conduct its normal business, and (y) borrower delivers to the lender evidence of the foregoing;
(F)	if triggered in the case of clause (v) above, solely with respect to clause (y) thereunder, the date on which (i) the applicable Major Tenant has rescinded its intention to so sublet all or any material portion of the premises demised under the applicable Major Lease, and (ii) borrower delivers to the lender evidence of the foregoing; or
(G)	if triggered in the case of clause (vi) above, the date on which (x) the bankruptcy action by the applicable Major Tenant has been dismissed and the applicable Major Lease is affirmed, and (y) borrower delivers to the lender evidence of the foregoing.

A “Major Lease” means (a) the Dow Chemical Lease, (b) the Wyeth Pharmaceutical Lease and (c) any other lease which, either individually, or when taken together with any other lease with the same tenant or its affiliates, demises more than 200,000 square feet at the Arcola Corporate Campus Property.

A “Major Tenant” means any tenant under a Major Lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 4 – Arcola Corporate Campus

A “Major Tenant Approved Lease Extension” means (i) a Major Tenant has exercised its extension option for an additional term of no less than five years (or such shorter period as may be approved by lender in writing) following the then-current expiration date of such Major Lease and (ii) borrower has delivered evidence of the foregoing to the lender.

Lockbox / Cash Management. The Arcola Corporate Campus Whole Loan is structured with a hard lockbox and springing cash management. All rents are required to be deposited directly into a lender-controlled lockbox account. During a Sweep Event Period (as defined below), funds on deposit in the lockbox account are required to be swept on a daily basis into a lender-controlled cash management account.

A ”Sweep Event Period” will commence upon the earlier of (i) an event of default, (ii) commencing on the monthly payment date in August, 2024, the debt service coverage ratio on any payment date based on the trailing twelve month period is less than 1.50x, or (iii) the occurrence of a Major Tenant Trigger Period, and such Sweep Event Period will cure upon (a) in connection with clause (i) above, upon the cure of such event of default, (b) in connection with clause (ii) above, the debt service coverage ratio on any payment date based on the trailing twelve month period is equal to or greater than 1.60x for two consecutive calendar quarters, or (c) in connection with clause (iii) above, the termination of the applicable Major Tenant Trigger Period.

A “Replacement Dow Chemical Lease” means a new replacement lease with the Dow Chemical Tenant, which satisfies the following:

(a)	such replacement lease is on the same form of lease as the Dow Chemical Lease, subject to the following permitted changes: (i) a minimum term of 11 years, and a maximum term of 25 years; (ii) a minimum base rent of $11,500,000 (net) per year, with not less than 1.5% annual increases; (iii) four, six-year options or five, five-year options with continued 1.5% minimum annual rent increases; and (iv) the demised premises remain the same as the original Dow Lease except that the premises currently demised to Dow Chemical Tenant in “Building A” may be excluded from the demised premises.
(b)	borrower delivers to the lender a copy of the fully executed Replacement Dow Chemical Lease;
(c)	borrower delivers to the lender an acceptable tenant estoppel from Dow Chemical Tenant with respect to the Replacement Dow Chemical Lease;
(d)	Dow Chemical executes and delivers the lender’s standard form of subordination, non-disturbance and attornment agreement, with such commercially reasonable changes as may be requested by Dow Chemical Tenant and which are acceptable to the lender, including an absolute subordination of any purchase or acquisition rights afforded to Dow Chemical under the Replacement Dow Chemical Lease, to be coordinated at Borrower’s sole cost and expense; and
(e)	if the Replacement Dow Chemical Lease contains any obligation of borrower to (i) complete any work to be performed in connection with the construction of the premises demised under the Replacement Dow Chemical Lease, (ii) pay to Dow Chemical Tenant any tenant improvement allowances, or (iii) pay any broker’s commissions, then all such amounts are deposited with the lender into the Major Tenant Reserve Account.

Subordinate Debt. None.

Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 5 – 369 Lexington Avenue & 2 West 46th Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 5 – 369 Lexington Avenue & 2 West 46th Street

369 Lexington Avenue & 2 West 46th Street
1 369 Lexington Avenue New York, NY
2 2 West 46th Street New York, NY
Midtown
Midtown East
MANHATTAN
Murray Hill
Diamond District
Bryant Park
New York Public Library
Grand Central Terminal
MetLife Building
Rockefeller Center
Radio City Music Hall
St. Patrick's Cathedral
Lotte NY Palace
Waldorf Astoria
GE Building
Time-Life Building
News Corp. Building
Empire State Building
Chrysler Building
The Roosevelt Hotel
The Yale Club of NYC
One Vanderbilt
JPMorgan Chase HQ
(Future JPMorgan Chase HQ)
245 Park Avenue
450 Lexington Avenue
485 Lexington
599 Lexington Avenue
345 Park
565 Fifth Ave.
505 Fifth Ave.
425 Fifth Ave.
260 Madison Ave.
450 Fifth Ave.
180 Madison Ave.
325 Fifth Ave.
747 Third Avenue
875 Third
Tower 49
Consulate General of Australia
Consulate General of Switzerland
Consulate General of Hungary
Consulate General of Nepal
Consulate General of Jamaica
British Consulate General NY
Consulate General of Estonia
Consulate General of Poland
Consulate General of El Salvador
Permanent Mission of Sri Lanka
The Westin NY Grand Central
Daily News
Hampton Inn Manhattan Grand Central
Winstar Building
The Lexington Hotel
Roger Smith Hotel
Residence Inn By Marriott NY Midtown East
The Kimberly Hotel
The Benjamin
Pod 51 Hotel
Club Quarters Grand Central
2 Grand Central Tower
Fitzpatrick Grand Central
Inter Continental NY Barclay
Cassa Hotel NY 45th Street
Sofitel New York
Royalton New York
Hotel St. James
Belasco Theatre
One Bryant Park
Bryant Park Hotel
Park Terrace Hotel
Refinery Hotel
Archer Hotel NY
Hotel Hendricks
The Langham, New York, Fifth Avenue
Kixby Hotel
Executive Hotel Le Soleil New York
The Gregory Hotel New York
The William Hotel
The Kitano New York
The Morgan Library & Museum
Shelbourne Hotel & Suites
HGU New York
The Marmara Park Ave
Manhattan Mall
Tower 111
Herald Square
LONG ISLAND RAILROAD
METRO NORTH
Broadway
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
W. 42nd St.
E. 42nd St.
W. 34th St.
E. 34th St.
Saks Fifth Avenue
ITT-American Building
620 Loft & Garden
Rockefeller Plaza
1251 Ave. of the Americas
Park Avenue Plaza
Wells Fargo
QUEENS
BROOKLYN
NEW JERSEY
JERSEY CITY
Hoboken
Union City
North Bergen
Weehawken
West New York
Central Park
Upper West Side
Upper East Side
West Side
East Side
Midtown
MANHATTAN
Chelsea
Greenwich Village
SoHo
Little Italy
Lower East Side
Tribeca
Chinatown
Astoria
Long Island City
Greenpoint
Williamsburg
Downtown Brooklyn
Brooklyn Heights
Park Slope
Liberty State Park
Hudson River
East River

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 5 – 369 Lexington Avenue & 2 West 46th Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	CREFI, BMO	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$58,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$58,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	7.5%	Net Rentable Area (SF):	302,093
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	369 Lexington Borrower LLC, 369 Lexington Borrower II LLC, 2 West 46 Borrower LLC and 2 West 46 Borrower II LLC	Year Built / Renovated(4):	Various / Various
Borrowers’ Sponsors:	Faraj Srour and Joseph Stavrach	Occupancy:	93.8%
Interest Rate:	7.96000%	Occupancy Date:	9/1/2023
Note Date:	9/28/2023	4th Most Recent NOI (As of):	$11,376,610 (12/31/2020)
Maturity Date:	10/1/2028	3rd Most Recent NOI (As of):	$10,736,628 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$10,192,060 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$10,855,233 (TTM 7/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	92.2%
Amortization Type:	Interest Only	UW Revenues:	$18,446,425
Call Protection(2):	L(25),D(28),O(7)	UW Expenses:	$7,103,097
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$11,343,328
Additional Debt(1):	Yes	UW NCF:	$10,642,855
Additional Debt Balance(1):	$43,450,000	Appraised Value / Per SF:	$171,000,000 / $566
Additional Debt Type(1):	Pari Passu	Appraisal Date:	7/19/2023

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$336
Taxes:	$1,532,209	$383,052	N/A	Maturity Date Loan / SF:	$336
Insurance:	$185,941	$20,549	N/A	Cut-off Date LTV:	59.3%
Replacement Reserves:	$0	$9,147	N/A	Maturity Date LTV:	59.3%
TI / LC:	$2,500,000	Springing	$2,500,000	UW NCF DSCR:	1.30x
Deferred Maintenance:	$7,920	$0	N/A	UW NOI Debt Yield:	11.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$101,450,000	99.9%	Loan Payoff(5)	$93,560,335	92.1%
Borrower Sponsor Equity	100,000	0.1	Upfront Reserves	4,226,070	4.2
			Closing Costs	3,763,595	3.7
Total Sources	$101,550,000	100.0%	Total Uses	$101,550,000	100.0%
(1)	The 369 Lexington Avenue & 2 West 46th Street Mortgage Loan (as defined below) is part of the 369 Lexington Avenue & 2 West 46th Street Whole Loan (as defined below) which is comprised of nine pari passu promissory notes with an aggregate original principal balance of $101,450,000. The 369 Lexington Avenue & 2 West 46th Street Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”) and Bank of Montreal (“BMO”). The Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the 369 Lexington Avenue & 2 West 46th Street Whole Loan.
(2)	Defeasance of the 369 Lexington Avenue & 2 West 46th Street Whole Loan is permitted at any time after the earlier to occur of (i) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 369 Lexington Avenue & 2 West 46th Street Whole Loan to be securitized and (ii) September 28, 2027. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BMO 2023-5C2 securitization trust in November 2023. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	See the “Portfolio Summary” chart below.
(5)	Loan Payoff includes payoff of the previous mortgage loan securitized in JPMBB 2013-C15 of $61,945,003, payoff of subordinate debt of $31,131,921 and payoff of an SBA loan of $483,411.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
53

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 5 – 369 Lexington Avenue & 2 West 46th Street

The Loan. The fifth largest mortgage loan (the “369 Lexington Avenue & 2 West 46th Street Mortgage Loan”) is part of a whole loan (the “369 Lexington Avenue & 2 West 46th Street Whole Loan”) secured by the borrowers’ fee interest in two office properties totaling 302,093 square feet located in New York, New York (the “369 Lexington Avenue & 2 West 46th Street Properties”). The 369 Lexington Avenue & 2 West 46th Street Whole Loan is comprised of nine pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $101,450,000. The 369 Lexington Avenue & 2 West 46th Street Whole Loan was co-originated on September 28, 2023 by CREFI and BMO and accrues interest at a fixed rate of 7.96000% per annum. The 369 Lexington Avenue & 2 West 46th Street Whole Loan has an initial term of five-years and is interest-only for the full term. The scheduled maturity date of the 369 Lexington Avenue & 2 West 46th Street Whole Loan is the payment date that occurs on October 1, 2028. The 369 Lexington Avenue & 2 West 46th Street Mortgage Loan is evidenced by the controlling Note A-1-1 and the non-controlling Notes A-4 and A-6-1 with an aggregate outstanding principal balance as of the Cut-off Date of $58,000,000. The remaining notes are currently held by CREFI and BMO and are expected to be contributed to one or more future securitization trust(s). The relationship between the holders of the 369 Lexington Avenue & 2 West 46th Street Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below summarizes the promissory notes that comprise the 369 Lexington Avenue & 2 West 46th Street Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$29,000,000	$29,000,000	BMO 2023-5C2	Yes
A-1-2(1)	$1,000,000	$1,000,000	CREFI	Yes
A-2(1)	$10,725,000	$10,725,000	CREFI	No
A-3(1)	$10,000,000	$10,000,000	CREFI	No
A-4	$20,000,000	$20,000,000	BMO 2023-5C2	No
A-5(1)	$15,000,000	$15,000,000	BMO	No
A-6-1	$9,000,000	$9,000,000	BMO 2023-5C2	No
A-6-2(1)	$1,000,000	$1,000,000	BMO	No
A-7(1)	$5,725,000	$5,725,000	BMO	No
Whole Loan	$101,450,000	$101,450,000
(1)	Expected to be contributed to one or more securitization trust(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
54

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 5 – 369 Lexington Avenue & 2 West 46th Street

The Properties. The 369 Lexington Avenue & 2 West 46th Street Properties are comprised of a 157,122 square foot office property located at 369 Lexington Avenue in New York, New York (the “369 Lexington Avenue Property”) and a 144,971 square foot office property located at 2 West 46th Street in New York, New York (the “2 West 46th Street Property”).

The following table presents certain information relating to the 369 Lexington Avenue & 2 West 46th Street Properties:

Portfolio Summary
Property Name	Year Built / Renovated(1)	Sq. Ft.(2)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value(1)	% of Appraised Value	U/W NOI	% of U/W NOI
369 Lexington Avenue	1937 / 1979	157,122	$55,250,000	54.5%	$97,000,000	56.7%	$6,067,488	53.5%
2 West 46th Street	1926 / 2011	144,971	46,200,000	45.5%	74,000,000	43.3%	$5,275,840	46.5%
Total		302,093	$101,450,000	100.0%	$171,000,000	100.0%	$11,343,328	100.00%
(1)	Source: Appraisals
(2)	Based on the underwritten rent rolls dated September 1, 2023.

369 Lexington Avenue Property

The 369 Lexington Avenue Property is comprised of three interconnected office buildings that feature 3-, 5- and 18-stories of office space totaling 157,122 square feet located at 369 Lexington Avenue in the Grand Central submarket of Manhattan, New York. The 369 Lexington Avenue Property was originally constructed in 1937 and subsequently renovated in 1979. The 369 Lexington Avenue Property is located on the corner of Lexington Avenue and East 41st Street, approximately one block southeast of Grand Central Station which provides access to the 4, 5, 6, 7 and S subway lines and three blocks east of Bryant Park which provides access to the B, D, F, M and 7 subway lines. As of September 1, 2023, the 369 Lexington Avenue Property was 92.0% occupied by 30 unique tenants with the largest tenant accounting for 12.1% of net rentable area.

2 West 46th Street Property

The 2 West 46th Street Property features 17-stories of office space totaling 144,971 square feet located at 2 West 46th Street directly adjacent to the Diamond District submarket of Manhattan, New York. The 2 West 46th Street Property was originally constructed in 1926 and subsequently renovated in 2011. The 2 West 46th Street Property is located on West 46th Street, approximately three blocks south of the Rockefeller Center with access to the B, D, F and M lines. As of September 1, 2023, the 2 West 46th Street Property was 95.8% occupied by 108 unique tenants with the largest tenant accounting for 12.8% of net rentable area.

Major Tenants. The three largest tenants based on underwritten base rent are Café Con Tutti Corp (“Café Con Tutti”), Jay Suites II, LLC (“Jay Suites”) and Royal Chain, Inc. (“Royal Chain”).

Café Con Tutti (14,039 square feet; 4.6% of NRA; 5.8% of underwritten base rent): Café Con Tutti is a ground floor café at the 369 Lexington Avenue Property that operates as Everyday Gourmet and offers deli-style cuisine 24-hours a day. Café Con Tutti’s lease at the 369 Lexington Avenue Property commenced in November 2009 and has a current lease term through November 2028 followed by one, five-year extension option. The Café Con Tutti lease does not have any termination options.

Jay Suites (18,982 square feet; 6.3% of NRA; 5.3% of underwritten base rent): Jay Suites, occupies 18,982 square feet of office space at the 369 Lexington Avenue Property.  Jay Suites is a co-working company offering flexible office suites, virtual office plans and on-demand conference rooms. Jay Suites currently operates eight locations across Manhattan. Jay Suites has been at the 369 Lexington Avenue Property since January 2009 and has a current lease term through December 2031 with no termination or renewal options.

Royal Chain (18,546 square feet; 6.1% of NRA; 4.6% of underwritten base rent): Royal Chain was founded in 1978 and is a family owned and operated supplier of gold jewelry with over 40 years of experience. Royal Chain’s portfolio includes karat gold, sterling silver, chain, fashion jewelry and nationally recognized brands. Royal Chain has been a tenant at the 2 West 46th Street Property since April 1999 and expanded their space in June 2015. Royal Chain has a current lease term though December 2024 with no termination or renewal options.

Environmental. According to the Phase I environmental assessments dated July 27, 2023, there was no evidence of any recognized environmental conditions at the 369 Lexington Avenue & 2 West 46th Street Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
55

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 5 – 369 Lexington Avenue & 2 West 46th Street

The following table presents certain information relating to the historical and current occupancy of the 369 Lexington Avenue & 2 West 46th Street Properties:

Historical and Current Occupancy(1)
2019	2020	2021	2022	Current(2)
96.6%	91.1%	89.4%	95.9%	93.8%
(1)	Historical Occupancies are the annual average physical occupancy of each respective year.
(2)	Based on the underwritten rent rolls dated September 1, 2023.

The following table presents certain information relating to the largest tenants based on underwritten base rent at the 369 Lexington Avenue & 2 West 46th Street Properties:

Top Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Cafe Con Tutti Corp	369 Lexington Avenue	NR/NR/NR	14,039	4.6%	$72.65	$1,020,000	5.8%	11/30/2028
Jay Suites II, LLC	369 Lexington Avenue	NR/NR/NR	18,982	6.3	$48.51	920,845	5.3	12/31/2031
Royal Chain, Inc.	2 West 46th Street	NR/NR/NR	18,546	6.1	$43.57	808,014	4.6	12/31/2024
5th Ave Dollar LLC	2 West 46th Street	NR/NR/NR	11,990	4.0	$60.98	731,164	4.2	3/31/2027
Body Sculpt of Long Island LLC	369 Lexington Avenue	NR/NR/NR	8,928	3.0	$65.27	582,734	3.3	3/31/2027
Manuela Matos	369 Lexington Avenue	NR/NR/NR	3,744	1.2	$142.11	532,043	3.0	1/31/2028
Government of Morocco(4)	369 Lexington Avenue	Ba1/BB+/BB+	8,500	2.8	$57.68	490,280	2.8	12/31/2032
Mingxue Yang Medical P.C(4)	369 Lexington Avenue	NR/NR/NR	8,655	2.9	$56.51	489,090	2.8	10/31/2029
Oaempire Inc(4)	Various	NR/NR/NR	2,450	0.8	$195.72	479,520	2.7	Various
California Cryobank, Inc.	369 Lexington Avenue	NR/NR/NR	7,500	2.5	$60.82	456,160	2.6	9/30/2025
Major Tenants			103,334	34.2%	$63.00	$6,509,850	37.3%
Other Tenants			179,975	59.6	$60.86	$10,952,620	62.7
Total Occupied			283,309	93.8%	$61.64	$17,462,470	100.0%
Vacant Space			18,784	6.2
Total / Wtd. Avg.			302,093	100.0%
(1)	Based on the underwritten rent rolls dated September 1, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include contractual rent steps through August 2024 totaling $429,484.
(4)	Government of Morocco has the ongoing right to terminate its lease upon not less than 180 days’ written notice of its intention to accelerate the termination date. In no event shall the accelerated termination date be a date prior to September 1, 2025. If the tenant accelerates the expiration date to September 1, 2025, the tenant will forfeit its security deposit and pay a termination fee of $1,150,000. After September 1, 2025, the termination fee is reduced by $14,743.58 each month. Mingxue Yang Medical P.C has the ongoing right to terminate its lease upon not less than 180 days’ written notice of. In no event shall the accelerated termination date be a date prior to July 1, 2026. If the tenant accelerates the expiration date to July 1, 2026, the tenant must pay a termination fee of $600,000. After July 1, 2026, the fee is reduced by $14,285.71 each month. Oaempire Inc. leases 2,100 square feet of space at the 369 Lexington Avenue Property expiring on April 30, 2033 and 350 square feet of space at the 2 West 46th Street Property expiring on February 14, 2033.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
56

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 5 – 369 Lexington Avenue & 2 West 46th Street

The following table presents certain information relating to tenant lease expirations at the 369 Lexington Avenue & 2 West 46th Street Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	18,784	6.2%	NAP	NAP	18,784	6.2%	NAP	NAP
2023 & MTM(4)	2	2,924	1.0	$192,349	1.1%	21,708	7.2%	$192,349	1.1%
2024	35	53,710	17.8	2,781,407	15.9	75,418	25.0%	$2,973,756	17.0%
2025	35	53,596	17.7	3,110,193	17.8	129,014	42.7%	$6,083,948	34.8%
2026	27	30,373	10.1	2,066,539	11.8	159,387	52.8%	$8,150,488	46.7%
2027	18	49,565	16.4	3,124,316	17.9	208,952	69.2%	$11,274,804	64.6%
2028(5)	10	25,564	8.5	2,068,238	11.8	234,516	77.6%	$13,343,042	76.4%
2029	3	15,312	5.1	879,632	5.0	249,828	82.7%	$14,222,674	81.4%
2030	1	1,840	0.6	108,836	0.6	251,668	83.3%	$14,331,510	82.1%
2031	4	30,174	10.0	1,570,345	9.0	281,842	93.3%	$15,901,855	91.1%
2032	1	8,500	2.8	490,280	2.8	290,342	96.1%	$16,392,135	93.9%
2033	5	8,957	3.0	861,607	4.9	299,299	99.1%	$17,253,742	98.8%
2034 & Beyond	1	2,794	0.9	208,728	1.2	302,093	100.0%	$17,462,470	100.0%
Total	142	302,093	100.0%	$17,462,470	100.0%
(1)	Based on the underwritten rent rolls dated September 1, 2023.
(2)	Certain tenants have more than one lease. Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps through August 2024 totaling $429,484.
(4)	2023 & MTM includes one tenant that is on a month-to-month lease and one tenant with a lease expiration date of December 2023.
(5)	2028 includes a satellite lease to Dish at the 2 West 46th Street Property. The Dish lease accounts for $37,080 of UW Base Rent and has no square footage attributable to it.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
57

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 5 – 369 Lexington Avenue & 2 West 46th Street

The following table presents certain information relating to operating history and underwritten cash flows at the 369 Lexington Avenue & 2 West 46th Street Properties:

Operating History and Underwriting Net Cash Flow
	2019	2020	2021	2022	TTM July 2023(1)	Underwritten	Per Square Foot	%(2)
In-Place Rent	$16,576,119	$16,367,882	$15,795,753	$15,650,857	$16,446,413	$17,032,986	$56.38	85.5%
Commercial Rent Steps	0	0	0	0	0	429,484	1.42	2.2
Potential Income from Vacant Space	0	0	0	0	0	1,089,472	3.61	5.5
Gross Potential Rent	$16,576,119	$16,367,882	$15,795,753	$15,650,857	$16,446,413	$18,551,942	$61.41	93.1%
Total Reimbursements	1,949,112	1,885,478	1,795,453	1,283,819	1,122,561	1,369,237	4.53	6.9
Total Gross Income	$18,525,231	$18,253,360	$17,591,206	$16,934,676	$17,568,974	$19,921,180	$65.94	100.0%
Other Income(4)	82,509	57,373	79,181	45,859	72,818	72,818	0.24	0.4
(Vacancy/Credit Loss)	0	0	0	0	0	(1,547,573)	(5.12)	(7.8)
Effective Gross Income	$18,607,740	$18,310,733	$17,670,387	$16,980,535	$17,641,792	18,446,425	$61.06	92.6%
Management Fee	558,727	522,014	500,002	503,425	530,806	553,393	1.83	3.0
Real Estate Taxes	4,296,120	4,490,066	4,415,777	4,160,500	4,154,751	4,432,385	14.67	24.0
Insurance	219,300	210,952	229,785	224,531	218,529	234,845	0.78	1.3
Other Expenses(5)	2,183,312	1,711,092	1,788,194	1,900,019	1,882,474	1,882,474	6.23	10.2
Total Expenses	$7,257,460	$6,934,124	$6,933,759	$6,788,475	$6,786,560	7,103,097	$23.51	38.5%
Net Operating Income	$11,350,280	$11,376,610	$10,736,628	$10,192,060	$10,855,233	$11,343,328	$37.55	61.5%
Capital Expenditures	0	0	0	0	0	109,765	0.36	0.6
TI / LC	0	0	0	0	0	590,707	1.96	3.2
Net Cash Flow	$11,350,280	$11,376,610	$10,736,628	$10,192,060	$10,855,233	$10,642,855	$35.23	57.7%
(1)	TTM reflects the trailing 12-month period ending July 31, 2023.
(2)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Contractual Rent Steps include contractual rent steps through August 2024 totaling $429,484.
(4)	Other Income includes late fees and other miscellaneous fees.
(5)	Other Expenses consist of payroll and benefits, repairs and maintenance, utilities and general and administrative expenses.

The Market. The 369 Lexington Avenue & 2 West 46th Street Properties are located within the Grand Central submarket of Midtown Manhattan.

The 2 West 46th Street Property is located between New York City’s Fifth and Sixth Avenues and is directly adjacent to Manhattan’s Diamond District which runs from West 46th Street to West 48th Street between Fifth and Sixth Avenue. According to the appraisal, as of the first quarter of 2023, the Diamond District Office Market had inventory of 7,364,270 square feet, a vacancy rate of 10.90% and direct base rent of $59.90 per square foot.

The 369 Lexington Avenue Property is located at the corner of Lexington Avenue and East 41st Street within the Grand Central office submarket. According to the appraisal, as of the first quarter of 2023, the submarket had inventory of 48,900,000 square feet, a vacancy rate of 12.5% and average asking rent of $68.61 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
58

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 5 – 369 Lexington Avenue & 2 West 46th Street

The following table presents certain information relating to comparable office sales to the 2 West 46th Street Property:

Comparable Office Rental Summary(1)
Property Name / Address	Tenant	Suite Size (SF)	Commencement	Lease Term (mos.)	Rent (PSF)
2 West 46th Street	Various	Various	Various	Various	$56.45(2)
60 East 42nd Street	VantageScore	2,188 SF	July 2022	26 mos.	$62.00
11 West 42nd Street	Burberry Limited	43,781 SF	March 2022	180 mos.	$64.00
11 East 44th Street	Journey Capital Real Estate Partners LLC	1,783 SF	September 2022	38 mos.	$48.00
9 East 40th Street	Duco Technology, Inc	5,516 SF	December 2022	66 mos.	$52.00
25 West 45th Street	Kleinknecht Electric Company, Inc.	7,035 SF	August 2022	90 mos.	$47.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 1, 2023.

The following table presents certain information relating to comparable office sales to the 369 Lexington Avenue Property:

Comparable Office Rental Summary(1)
Property Name / Address	Tenant	Suite Size (SF)	Commencement	Lease Term (mos.)	Rent (PSF)
369 Lexington Avenue	Various	Various	Various	Various	$66.62(2)
420 Lexington Avenue	Entertainment Software Association	10,799 SF	March 2023	120 mos.	$66.00
10 East 40th Street	Hart Howerton Partners, Ltd.	27,111 SF	February 2023	162 mos.	$70.00
60 East 42nd Street	American Lebanese Syrian Associated Charities, Inc	7,642 SF	February 2023	89 mos.	$59.00
125 Park Avenue	TD Securities	25,171 SF	January 2023	132 mos.	$64.00
300 East 42nd Street	CannonDesign	16,983 SF	June 2022	120 mos.	$60.00

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 1, 2023.

The Borrowers. The borrowers are 369 Lexington Borrower LLC and 369 Lexington Borrower II LLC, as tenants in common with respect to the 369 Lexington Avenue Property, and 2 West 46 Borrower LLC and 2 West 46 Borrower II LLC, as tenants in common with respect to the 2 West 46th Street Property. Each borrower is a Delaware limited liability company and single-purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 369 Lexington Avenue & 2 West 46th Street Whole Loan.

The Borrowers’ Sponsors. The borrowers’ sponsors and non-recourse carveout guarantors are Faraj Srour and Joseph Stavrach. Faraj Srour and Joseph Starvrach are both members of Triangle Assets, a New York-based real estate investment firm which has been owned and operated by the Stavrach family for over 30 years. Joseph Starvach is the founder of Triangle Assets and currently serves as the CEO with Faraj Srour as the CFO.

Property Management. The 369 Lexington Avenue & 2 West 46th Street Properties are managed by (i) 369 Lex Manager Corp., with respect to the 369 Lexington Avenue Property, and (ii) 2 West 46th Street Management Corp., with respect to the 2 West 46th Street Property, which are each borrower-affiliated management companies.

Escrows and Reserves. At origination of the 369 Lexington Avenue & 2 West 46th Street Whole Loan, the borrowers deposited approximately (i) $1,532,209 into a reserve account for real estate taxes, (ii) $185,941 into a reserve account for insurance premiums, (iii) $2,500,000 into a reserve account for tenant improvements and leasing commissions, and (iv) $7,920 into a deferred maintenance reserve account.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $383,052).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
59

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 5 – 369 Lexington Avenue & 2 West 46th Street

Insurance Reserve – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $20,549).

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, $9,147.

TI / LC Reserve – On each monthly payment date that the amount in the tenant improvements and leasing commissions reserve account is less than $2,000,000 the borrowers are required to deposit $50,348 into such account, subject to a cap of $2,500,000.

Lockbox / Cash Management. The 369 Lexington Avenue & 2 West 46th Street Whole Loan is structured with a hard lockbox and springing cash management. Within ten days of the origination of the 369 Lexington Avenue & 2 West 46th Street Whole Loan, the borrowers were required to deliver a notice to each tenant directing them to remit all payments under the applicable lease directly to the lender-controlled lockbox account. All revenue received by the borrowers, or the property manager, are required to be deposited in the lockbox account immediately following receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, whereby the lender instructs the institution maintaining the lockbox account to transfer all funds on deposit in the lockbox account on each business day to the cash management account. Upon the occurrence and during the continuance of a Trigger Period, if lender elects to deliver a restricted account notice, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the 369 Lexington Avenue & 2 West 46th Street Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds may be held by the lender in an excess cash flow reserve account as additional collateral for the 369 Lexington Avenue & 2 West 46th Street Whole Loan.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.20x, and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below), and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default, (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, and (z) with regard to clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant” means as to each individual 369 Lexington Avenue Property and 2 West 46th Street Property, any tenant under a lease which, individually or when aggregated with all other leases at the applicable 369 Lexington Avenue & 2 West 46th Street Property with the same tenant or its affiliate, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, either (A) accounts for 15% or more of the total rental income for the applicable 369 Lexington Avenue & 2 West 46th Street Property, or (B) demises 15% or more of the applicable 369 Lexington Avenue & 2 West 46th Street Property’s rentable square feet.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant being in default under the applicable Specified Tenant lease beyond any applicable notice and cure periods, (ii) Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), (iii) Specified Tenant failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space (or applicable portion thereof), (iv) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (v) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of Specified Tenant, and (vii) the Specified Tenant failing to extend or renew the applicable Specified Tenant lease for the applicable Specified Tenant renewal term on or prior to the earlier to occur of (1) the applicable Specified Tenant extension deadline and (2) the date required under a Specified Tenant lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder, in each case, in accordance with the applicable terms and conditions thereof and the 369 Lexington Avenue & 2 West 46th Street Whole Loan documents, and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below), or (2) the borrowers leasing the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the applicable terms and conditions of the 369 Lexington Avenue & 2 West 46th Street Whole Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised under its lease, all contingencies to effectiveness of such lease have expired or been satisfied, each such lease has commenced and a rent commencement date has been established and, in the lender’s judgment, the applicable Specified Tenant excess cash flow condition is satisfied in connection therewith.

“Specified Tenant Cure Conditions” means each of the following, as applicable (i) the Specified Tenant has cured all defaults under the applicable Specified Tenant lease and no other default under such Specified Tenant lease occurs for a period of three consecutive months following such cure, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof), open to the public for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant lease in accordance with clause (vii) of the definition of “Specified Tenant Trigger Period”, the applicable

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
60

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 5 – 369 Lexington Avenue & 2 West 46th Street

Specified Tenant has renewed or extended the applicable Specified Tenant lease in accordance with the terms thereof and the 369 Lexington Avenue & 2 West 46th Street Whole Loan documents for the Specified Tenant renewal term and, in lender’s judgment, the applicable Specified Tenant excess cash flow condition is satisfied in connection therewith, (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

Subordinate Debt. None.

Mezzanine Debt. None.

Partial Release. Provided that no event of default has occurred is continuing, the borrowers have the right, (I) at any time after April 1, 2028 (such period, the “Open Prepayment Period”), partially prepay the 369 Lexington Avenue & 2 West 46th Street Whole Loan and obtain the release of any single one of the 369 Lexington Avenue & 2 West 46th Street Properties, and (II) at any time after (x) the earlier of (a) September 28, 2027, and (b) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 369 Lexington Avenue & 2 West 46th Street Whole Loan to be securitized, but prior to (y) the Open Prepayment Period, deliver defeasance collateral and obtain release of any single 369 Lexington Avenue & 2 West 46th Street Property, in each case, provided that, among other conditions, (i) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to the greater of (a) 125% of the allocated loan amount with respect to such individual 369 Lexington Avenue & 2 West 46th Street Property, and (b) the applicable net sales proceeds, (ii) the borrower delivers a REMIC opinion, (iii) the borrower delivers (in the case of a partial prepayment, if requested by the lender) a rating agency confirmation, (iv) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the remaining 369 Lexington Avenue & 2 West 46th Street Property is equal to or greater than the greater of (a) the debt service coverage ratio for all of the 369 Lexington Avenue & 2 West 46th Street Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, and (b) 1.30x, (v) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt yield with respect to the remaining 369 Lexington Avenue & 2 West 46th Street Property is equal to or greater than the greater of (a) 10.40% and (b) the debt yield for all of the 369 Lexington Avenue & 2 West 46th Street Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, and (vi) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the loan-to-value ratio with respect to the remaining 369 Lexington Avenue & 2 West 46th Street Property is no greater than the lesser of (a) 60.0% and (b) the loan-to-value ratio for all of the 369 Lexington Avenue & 2 West 46th Street Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
61

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 6 – Lake Merritt Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
62

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 6 – Lake Merritt Plaza

Lake Merritt Plaza
1999 Harrison Street
Oakland, CA 94612
OAKLAND
SAN FRANCISCO
Fairfield
Vallejo
Novato
Richmond
Concord
Walnut Creek
Antioch
Berkeley
Lafayette
Danville
San Ramon
Dublin
Livermore
Pleasanton
Hayward
Daly City
San Mateo
Redwood City
Fremont
Palo Alto
Mtn. View
Sunnyvale
Santa Clara
SAN JOSE
Pacific Ocean
Alta Bates Summit Medical Center
Samuel Merritt University
MacArthur Fwy
Harrison St
Santa Clara Ave
29th St
28th St
27th St
26th St
25th St
24th St
23rd St
22nd St
21st St
20th St
19th St
Pill Hill
Telegraph Ave
Broadway
Webster St
Kaiser Plz
Ordway Bldg.
Oakland Ave
Orange St
Vernon St
Adams St
Jayne Ave
Warwick Ave
Euclid Ave
Adams Point
Van Buren Ave
Grand Ave
West Oakland
Oak Center
Campbell Park
Lowell Park
Brush St
MLK Jr Way
Paramount Theatre
Uptown
19TH ST.
Kaiser Center
Fox Theater
Lakeside Park
Rotary Nature Center
Bonsai Garden at Lake Merritt
Oakland Theater Project
City of Oakland Govt.
The Rotunda Building
City Hall
FRANK H. OGAWA PLAZA
Museum of Children's Arts
IRS
Clorox Building
Oakland Convention Center
Franklin St
Harrison St
Alice St
Madison St
Lakeside Dr
Lakeshore Ave
17th St
15th St
14th St
13th St
12th St
11th St
10th St
9th St
8th St
Market St
Clay St
San Francisco 13 miles
12TH ST.
Lake Merritt
Hanover Ave
Pine Knoll Park
Cleveland Heights
E. 18th St
Camron-Stanford House
Alameda Co. Superior Courthouse
Lake Merritt Amphitheater
Oakland Museum of California
Henry J. Kaiser Convention Center
Downtown Oakland
BART
3rd St
2nd St
7th St
Chinatown
LAKE MERRITT
Laney College Culinary Arts
Laney College
Merritt
2nd Ave
3rd Ave
4th Ave
E. 15th St
Foothill Blvd
E. 12th St
E. 11th St
E. 10th St
International Blvd
Clinton Square
E. 8th St
AMTRAK CAPITOL CORRIDOR
Nimitz Frwy
6th St
5th St
4th St
PORT OF OAKLAND
JACK LONDON SQUARE
JACK LONDON SQ.
ALAMEDA COUNTY
Webster St Tube
Posey Tube
Mariner Square Marina
Barnhill Marina
Embarcadero
Estuary Park
5th Ave Marina
Nimitz Fwy
Alameda
San Francisco Bay
Clinton Basin
Oakland Intl. Airport - 8.5 miles
980
580
880

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
63

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 6 – Lake Merritt Plaza
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$45,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$45,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	5.8%	Net Rentable Area (SF):	489,333
Loan Purpose:	Refinance	Location:	Oakland, CA
Borrower:	BCAL LMP Harrison Property LLC	Year Built / Renovated:	1985 / 2015
Borrower Sponsors:	Beacon Capital Partners and CalSTRS	Occupancy:	82.6%
Interest Rate:	7.97000%	Occupancy Date:	9/25/2023
Note Date:	10/9/2023	4th Most Recent NOI (As of):	NAV
Maturity Date:	11/6/2028	3rd Most Recent NOI (As of):	$16,813,630 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$16,207,841 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$16,404,377 (TTM 7/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	83.7%
Amortization Type:	Interest Only	UW Revenues:	$30,556,308
Call Protection(2):	L(24),D(29),O(7)	UW Expenses:	$14,081,611
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$16,474,697
Additional Debt(1):	Yes	UW NCF:	$15,545,673
Additional Debt Balance(1):	$35,000,000	Appraised Value / Per SF:	$242,500,000 / $496
Additional Debt Type(1):	Pari Passu	Appraisal Date:	7/11/2023

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$163
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$163
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	33.0%
Replacement Reserves:	$0	$10,230	$368,250	Maturity Date LTV:	33.0%
TI/LC:	$0	$81,833	$5,000,000	UW NCF DSCR:	2.40x
				UW NOI Debt Yield:	20.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1)	$80,000,000	100.0%	Loan Payoff	$73,400,000	91.8%
			Reserves	[_]	[_]
			Closing Costs	1,600,000	2.0
Total Sources	$80,000,000	100.0%	Total Uses	$80,000,000	100.0%
(1)	The Lake Merritt Plaza Mortgage Loan (as defined below) is part of the Lake Merritt Plaza Whole Loan (as defined below), which is evidenced by [two] pari passu promissory notes with an aggregate principal balance of $80,000,000. The Cut-off Date Loan/SF, Maturity Date Loan/SF, UW NOI Debt Yield, UW NCF DSCR, Cut-off Date LTV and Maturity Date LTV numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Lake Merritt Plaza Whole Loan.
(2)	Defeasance of the Lake Merritt Plaza Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Lake Merritt Plaza Whole Loan to be securitized.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.

The Loan. The sixth largest mortgage loan (the “Lake Merritt Plaza Mortgage Loan”) is part of a whole loan (the “Lake Merritt Plaza Whole Loan”) secured by the borrower’s fee interest in an office building located in Oakland, California. The Lake Merritt Plaza Mortgage Loan is evidenced by the controlling Note A-1, which has an original and outstanding principal balance as of the Cut-off Date of $45,000,000 and represents approximately 5.8% of the Initial Pool Balance.

The Lake Merritt Plaza Whole Loan was originated on October 10, 2023 by Goldman Sachs Bank USA (“GSBI”). The “Lake Merritt Plaza Property” consists of a LEED Gold certified, Class-A office tower featuring 489,333 SF across 27 stories, of which includes 10,548 SF of ground-floor retail space. Major tenants include LaunchDarkly, Dentons US LLP and Simpson Gumpertz. The Lake Merritt Plaza Whole Loan proceeds were used to refinance the Lake Merritt Plaza Property (the Lake Merritt Plaza Property was previously on a subline with CalSTRS (as defined below) that has since been paid off) and pay origination costs. The Lake Merritt Plaza Whole Loan accrues interest at a fixed rate of 7.97000% per annum.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
64

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 6 – Lake Merritt Plaza

The Lake Merritt Plaza Whole Loan had an original term of 60 months and has a remaining term of 60 months as of the Cut-off Date. The Lake Merritt Plaza Whole Loan requires interest-only payments during the full term. The scheduled maturity date of the Lake Merritt Plaza Whole Loan is the payment date in November 2028.

Voluntary prepayment of the Lake Merritt Plaza Whole Loan is permitted in whole (but not in part) on or after the monthly payment date in May 2028 without the payment of any prepayment premium. Defeasance of the Lake Merritt Plaza Whole Loan in whole (but not in part) is permitted after the earlier to occur of the date that is two years from the closing date of the securitization that includes the last pari passu note of the Lake Merritt Plaza Whole Loan to be securitized and October [__], 2026.

The table below summarizes the promissory notes that comprise the Lake Merritt Plaza Whole Loan. The relationship between the holders of the Lake Merritt Plaza Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Prospectus. See “The Pooling and Servicing Agreement” in the Prospectus.

The table below summarizes the promissory notes that comprise the Lake Merritt Plaza Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$45,000,000	$45,000,000	BMO 2023-5C2	Yes
A-2	$35,000,000	$35,000,000	GSBI(1)	No
Whole Loan	$80,000,000	$80,000,000
(1)	Expected to be contributed to one or more future securitization trusts.

The Property.

The Lake Merritt Plaza Property is a 489,333 SF 27-story multitenant office property located in downtown Oakland, California. The Lake Merritt Plaza Property was built in 1985, was renovated in 2015 and has access to three major East Bay freeway systems: I-980, I-880 and I-580.

The Lake Merritt Plaza Property has a granular rent roll with no single tenant occupying more than 6.9% of total rentable SF or contributing greater than 9.3% of total underwritten base rent. The top 10 tenants at the Lake Merritt Plaza Property represent 42.3% of total rentable SF and generate 49.7% of total underwritten base rent. The Lake Merritt Property was 82.6% occupied as of September 25, 2023 by over 55 unique tenants.

The Lake Merritt Plaza Property offers an on-site amenity package including 401 on-site parking stalls, 24-hour security and a bike room with showers and lockers. The property has flexible 21,000 SF floorplates. In the 2015 renovation of the Lake Merritt Plaza Property, the borrower sponsors implemented common area improvements including lobby upgrades and a destination dispatch elevator system with renovated cabs.

Major Tenants. The three largest tenants based on underwritten base rent are LaunchDarkly, Dentons US LLP and Simpson Gumpertz.

LaunchDarkly (33,710 square feet; 6.9% of net rentable area; 9.3% of underwritten base rent) is a privately held American feature management platform that allows software development teams to deliver to their customers. Founded in 2014, the company supports over 4,000 customers, including Square, AMC and Intuit, amongst others. Today, the company has more than 500 employees with a headquarters office in Oakland, CA.

Dentons US LLP (28,396 square feet; 5.8% of net rentable area; 6.6% of underwritten base rent) is a multinational law firm and the world's largest law firm by number of lawyers and the 6th-largest law firm by revenue. The company currently employs over 21,000 professionals in more than 200 locations across 80+ countries.

Simpson Gumpertz (20,775 square feet; 4.2% of net rentable area; 5.7% of underwritten base rent) is a privately held American engineering firm that designs, investigates and rehabilitates structures and building enclosures. Founded in 1956, the company has participated in the construction of several American landmarks, such as the John Hancock Tower, the Griffith Observatory and the New York State Capitol Building. Today, the company has more than 600 employees located across eight offices.

Environmental. The Phase I environmental assessment of the Lake Merritt Plaza Property dated August 22, 2023 identified no recognized environmental conditions, controlled environmental conditions or significant data gaps with the property. See “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
65

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 6 – Lake Merritt Plaza

The following table presents certain information relating to the historical occupancy of the Lake Merritt Plaza Property:

Historical and Current Occupancy(1)
2021	2022	7/31/2023	Current(2)
88.4%	85.0%	82.6%	82.6%
(1)	Historical Occupancies are as of December 31 of each respective year, unless otherwise specified.
(2)	Based on the underwritten rent roll dated September 25, 2023.

The following table presents certain information relating to the major tenants [(of which, certain tenants may have co-tenancy provisions)] at the Lake Merritt Plaza Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
LaunchDarkly	NR/NR/NR	33,710	6.9%	$72.23	2,434,746	9.3%	3/31/2026
Dentons US LLP	NR/NR/NR	28,396	5.8%	$60.80	1,726,477	6.6%	10/31/2024
Simpson Gumpertz	NR/NR/NR	20,775	4.2%	$71.58	1,487,075	5.7%	11/30/2028
Meyers Nave Riback	NR/NR/NR	20,542	4.2%	$70.91	1,456,633	5.6%	11/30/2026
Tetra Tech Inc	NR/NR/NR	14,919	3.0%	$69.70	1,039,854	4.0%	4/30/2024
Donahue Fitzgerald LLP	NR/NR/NR	14,499	3.0%	$70.81	1,026,674	3.9%	4/30/2028
Premier Workspaces	NR/BBB/NR	20,755	4.2%	$48.57	1,008,000	3.9%	11/30/2024
Morgan Stanley	A1/A-/NR	20,484	4.2%	$48.54	994,293	3.8%	4/30/2025
Big Fish Games, Inc	NR/NR/NR	20,755	4.2%	$46.97	974,821	3.7%	3/31/2025
Colliers Parish Inter.	NR/NR/NR	12,137	2.5%	$68.96	836,968	3.2%	9/30/2025
Ten Largest Owned Tenants		206,972	42.3%	$62.74	12,985,540	49.7%
Remaining Owned Tenants(3)		197,338	40.3%	$66.62	13,145,751	50.3%
Total Occupied		404,310	82.6%	$64.63	26,131,292	100.0%
Vacant Spaces (Owned Space)		85,023	17.4%
Totals/ Wtd. Avg. All Owned Tenants		489,333	100.0%
(1)	Based on the underwritten rent roll dated September 25, 2023, inclusive of rent steps through October 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Remaining Owned Tenants includes Building Management Office, Janitorial Closet, Janitorial storage closet and Fitness Center spaces, which collectively occupy 5,530 SF but have no UW Base Rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
66

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 6 – Lake Merritt Plaza

The following table presents certain information relating to the lease rollover schedule at the Lake Merritt Plaza Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring(3)	Net Rentable Area Expiring	% of NRA Expiring(3)	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	85,023	17.4%	NAP	NAP	85,023	17.4%	NAP	NAP
2023	0	0	0.0	0	0.0	85,023	17.4%	0	0.0%
2024	11	110,980	22.7	7,095,163	27.2	196,003	40.1%	7,095,163	27.2%
2025	11	75,018	15.3	4,267,127	16.3	271,021	55.4%	11,362,291	43.5%
2026	7	75,538	15.4	5,320,830	20.4	346,559	70.8%	16,683,120	63.8%
2027	6	25,531	5.2	1,701,791	6.5	372,090	76.0%	18,384,911	70.4%
2028	10	68,536	14.0	4,784,012	18.3	440,626	90.0%	23,168,924	88.7%
2029	1	7,499	1.5	542,478	2.1	448,125	91.6%	23,711,401	90.7%
2030	8	39,965	8.2	2,419,890	9.3	488,090	99.7%	26,131,292	100.0%
2031	1	0	0.0	0	0.0	488,090	99.7%	26,131,292	100.0%
2032	0	0	0.0	0	0.0	488,090	99.7%	26,131,292	100.0%
2033	0	0	0.0	0	0.0	488,090	99.7%	26,131,292	100.0%
2034 & Beyond	1	1,243	0.3	0	0.0	489,333	100.0%	26,131,292	100.0%
Total	56	489,333	100.00%	26,131,292	100.0%
(1)	Based on the underwritten rent roll dated September 25, 2023, inclusive of rent steps through October 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Includes Building Management Office, Janitorial Closet, Janitorial storage closet and Fitness Center spaces, which collectively occupy 5,530 SF but have no UW Base Rent.

The following table presents certain information relating to the underwritten cash flows of the Lake Merritt Plaza Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	TTM July 2023	Underwritten(1)	Per Square Foot	%(1)
Rents in Place	$25,452,780	$25,442,504	$26,306,921	$26,131,292	$53.40	75.4%
Rent Steps	0	0	0	124,895	$0.26	0.4%
Vacant Income	0	0	0	5,934,499	$12.13	17.1%
Gross Potential Rent	$25,452,780	$25,442,504	$26,306,921	$32,190,686	$65.78	92.9%
Total Reimbursements	1,359,264	2,084,440	1,934,713	2,455,274	$5.02	7.1%
Net Rental Income	$26,812,044	$27,526,944	$28,241,634	$34,645,960	$70.80	100.0%
Other Income(2)	1,996,402	1,502,262	2,026,024	1,844,847	$3.77	5.3%
(Vacancy/Credit Loss)	0	0	-611,814	-5,934,499	-$12.13	-17.1%
Effective Gross Income	$28,808,446	$29,029,206	$29,655,844	$30,556,308	$62.44	88.2%
Total Expenses(3)	$11,994,816	$12,821,365	$13,251,467	$14,081,611	$28.78	46.1%
Net Operating Income	$16,813,630	$16,207,841	$16,404,377	$16,474,697	$33.67	53.9%
Total TI/LC, Capex/RR	0	0	0	929,025	$1.90	3.0%
Net Cash Flow	$16,813,630	$16,207,841	$16,404,377	$15,545,673	$31.77	50.9%
(1)	Underwritten Rents in Place is based on the underwritten rent roll dated September 25, 2023, inclusive of rent steps through July 2024.
(2)	Underwritten Other Income includes parking income, retail income, storage, utility, engineering, cleaning, service, telecom and supplemental income
(3)	Underwritten Total Expenses includes Real Estate Taxes of approximately $4,002,451 and Insurance expense of approximately $2,080,379.

The Market. The Lake Merritt Plaza Property is located in downtown Oakland, California, and serves a trade area of approximately 170,217 households encompassing approximately 442,019 residents with an average household income of over $140,000. Oakland is the third largest city overall in the Bay Area and the eighth most populated city in California. Located 1.4 miles southwest of the subject property, The Port of Oakland is the busiest port in Northern California and the fifth busiest in the United States.

The top employers in Oakland are the University of California (more than 10,000 employees), Western Digital (more than 10,000 employees) and Chevron Corp. (more than 10,000 employees). As of January 2023, the unemployment rate for the Oakland-Hayward-Berkeley metropolitan statistical area is 3.7%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
67

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 6 – Lake Merritt Plaza

According to the 2023 population within a 1-, 3- and 5-mile radius of the Lake Merritt Plaza Property was 64,967, 294,896 and 533,241, respectively. The 2023 average household income within the same radii was $124,433, $151,630 and $153,492, respectively.

The Borrowers. The borrower is BCAL LMP Harrison Property LLC, a Delaware limited liability company with [__] independent directors. The borrower sponsor is a joint venture between Beacon Capital Partners (“Beacon”) and California State Teachers’ Retirement System (“CalSTRS”). There is no non-recourse carveout guarantor or environmental indemnitor for the Lake Merritt Plaza Whole Loan.

Property Management. The Lake Merritt Plaza Property[, other than the parking garage,] is managed by LMP Harrison Property Manager LLC, an affiliate of the borrower sponsor. [The parking garage is managed by [__________], an [independent third party].]

Escrows and Reserves. At origination, the borrower deposited approximately (i) $[__] into a real estate tax reserve[, (ii) $[__] into an insurance reserve, [(iii)] $5,000,000.00 into a tenant improvement and leasing commission reserve and [(iv)] $2,620,671.18 for [tenant improvement and leasing commissions, landlord work], free rent, gap rent and reduced rent into an unfunded obligations reserve.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the reasonably estimated taxes.

Insurance Escrows – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the reasonably estimated insurance premiums unless the borrower maintains a blanket policy in accordance with the Lake Merritt Plaza Whole Loan documents and no event of default is continuing.

TI/LC Reserve –The borrower is required to deposit into a tenant improvement and leasing commission reserve, on a monthly basis, an amount equal to $81,833 if the balance of the TI/LC reserve account is less than $2,500,000, until the amounts on deposit in the TI/LC reserve account are equal to or greater than $5,000,000 (excluding amounts deposited in the TI/LC reserve account in respect of any termination fees exceeding $350,000 received in connection with the termination of any leases entered into by the borrower) and no Trigger Period (as defined below) is continuing.

Capital Expenditures Reserve – The borrower is required to deposit into a capital expenditures reserve, on a monthly basis, an amount equal to $10,230; provided that if there is no Trigger Period then continuing, the borrower is not required to deposit any amounts that would cause the amounts on deposit in the capital expenditures reserve account to exceed $368,250.

Lockbox / Cash Management. The Lake Merritt Plaza Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deposit all revenues, exclusive of security deposits and lease termination fees exceeding $350,000 (which are required to be remitted to the lender for deposit to the TI/LC reserve account) from the Lake Merritt Plaza Property into a lender-controlled lockbox account within two business days of receipt, and to direct all tenants to make direct deposits of payments due under leases, exclusive of security deposits and lease termination fees exceeding $350,000, into the lockbox account. Notwithstanding the foregoing, revenues from the parking garage at the Lake Merritt Plaza Property may be collected by the property manager and deposited first into an account of the borrower or such property manager and then delivered to the borrower, net of amounts to which such property manager is entitled, all as provided in the related property management agreement, after which the borrower is required to deposit, or cause to be deposited, such net amounts into the lockbox account. As long as a Trigger Period is not in effect, all funds in the lockbox account are required to be distributed to the borrower. During the continuance of a Trigger Period, all funds in the lockbox will be transferred to a lender-controlled cash management account to be disbursed in accordance with the cash management waterfall set forth in the Lake Merritt Plaza Whole Loan documents, with any excess funds required to be held as additional security in an excess cash flow subaccount controlled by the lender for so long as the Trigger Period continues.

“Trigger Period” means any period from (a) the last day of the second of any two (2) consecutive fiscal quarters during which the debt yield (as calculated under the Lake Merritt Plaza Whole Loan documents) for each such fiscal quarter is less than 17.0%, to (b) the last day of the second of any two consecutive fiscal quarters thereafter during which the debt yield for each such fiscal quarter is equal to or greater than 17.0% (and if the annual, quarterly or monthly financial reports under Lake Merritt Plaza Whole Loan documents are not delivered to the lender as and when required thereunder and such failure continues for an additional ten (10) business days following the borrower’s receipt of written notice of such failure from the lender, a Trigger Period will be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Trigger Period is ongoing). The borrower may avoid or terminate a Trigger Period by delivering to the lender cash or a letter of credit in such amount that, if applied to the reduction of the outstanding principal balance of the Lake Merritt Plaza Whole Loan, would result in a debt yield that would otherwise result in the termination of a Trigger Period (and, (x) upon the termination of a Trigger Period, provided no event of default or other Trigger Period is continuing, any letter of credit or cash theretofore delivered to the lender will be returned to the borrower and such letter of credit may be terminated by the borrower so long as the debt yield, determined as of such date of termination of such Trigger Period, is equal to or greater than 17.0% without reference to such letter of credit or cash, and (y) with respect to any such letter of credit or cash, commencing on the date which is two (2) years following the date that the same was delivered to the lender, the debt yield for purposes of determining whether a Trigger Period exists will be determined as of such date and thereafter without reference to such letter of credit or cash, provided that the lender may retain such letter of credit or cash as additional collateral for the Lake Merritt Plaza Whole Loan (except that such cash will be disbursed to the borrower for Excess Cash Flow Permitted Uses (as defined below), and the borrower may reduce the amount of any such letter of credit by the amount of Excess Cash Flow Permitted Uses incurred by the borrower (in which case any such reduction will be treated as a “disbursement” for purposes of the conditions under the excess cash flow reserve provisions in the related

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
68

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 6 – Lake Merritt Plaza

loan agreement), subject to conditions precedent, disbursement mechanisms and other terms and conditions for Excess Cash Flow Permitted Uses set forth in such excess cash flow reserve provisions, and, upon the termination of a Trigger Period, provided no event of default or other Trigger Period is continuing, any such letter of credit or cash will be returned to the borrower and such letter of credit may be terminated by the borrower so long as the debt yield, determined as of such date of termination of such Trigger Period, is equal to or greater than 17% without reference to such letter of credit or cash)).

“Excess Cash Flow Permitted Uses” means, with respect to any disbursement from the excess cash flow reserve account, (i) debt service payable under the related loan agreement or the promissory notes to the extent not paid pursuant to the provisions in the related loan agreement regarding distributions from the cash management account, (ii) capital expenditures made pursuant to the approved annual budget or any other capital expenditure approved by the lender in writing in its reasonable discretion (to the extent sufficient funds are not available from the capital expenditure reserve account to pay for the same), (iii) tenant improvement costs and leasing commissions and, if applicable, other leasing costs incurred by the borrower in connection with leases approved by the lender (to the extent such approval is required under the related loan agreement) and entered into in accordance with the related loan agreement and/or (iv) such other purposes (including capital expenditures, leasing commissions and tenant improvement costs and other leasing costs incurred in connection with new leases) related to the Lake Merritt Plaza Property, to the extent approved by the lender in its reasonable discretion.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Lake Merritt Plaza Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the Lake Merritt Plaza Property and business interruption/rental loss insurance coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
69

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 7 – Hilton Garden Inn Atlanta Downtown

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
70

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 7 – Hilton Garden Inn Atlanta Downtown

ATLANTA
Hilton Garden Inn Atlanta Downtown
275 Baker Street Northwest & 250 Park Avenue West
Atlanta, GA 30313
Georgia Institute of Technology
Georgia Tech Hotel & Conf. Ctr.
Bobby Dodd Stadium
The Varsity
Fox Theatre
AT&T Campus
North Ave NW
North Ave NE
Ponce De Leon Ave NE
One Georgia Center
Bank of America Plaza
Centennial Place
Linden St NE
SoNo
Emory Univ. Hospital Midtown
Shakespeare Tavern Playhouse
Civic Center Park
Pine St NW
Pine St NE
Centennial Hill
Civic Center
Atlanta Civic Center
Midtown Atlanta
Mills St NW
W Hotel
Allen Plaza
National Center for Civil and Human Rights
Georgia Aquarium
World of Coca Cola
Children's Museum of Atlanta
Simpson St NW
Truist Plaza
Ralph McGill Blvd NE
Georgia Power
Jones Ave NW
Building B
Building C
Building A
GEORGIA WORLD CONGRESS CENTER
Centennial Olympic Park
Georgia Chamber of Commerce
Atlanta Conv. Ctr. at AmericasMart
PEACHTREE CENTER
Peachtree Center
Hilton Atlanta
Intl. Blvd NE
Sheraton Atlanta
Vine City
Atlanta Convention Center
Omni Hotel
Tabernacle/ Cotton Club
The Westin Peachtree Plaza, Atlanta
191 Peachtree Tower
Ellis St NE
Home Depot Backyard
Georgia Intl. Plaza
State Farm Arena
CNN Center
Georgia Pacific Center
John Wesley Dobbs Ave
Centennial Tower
Rialto Center for the Arts
Downtown Atlanta
MARTA
BLUE/ GREEN LINES
GWCC/ CNN
Fairlie-Poplar District
Mercedes-Benz Stadium
Auburn Ave NE
Woodruff Park
Apex Museum
MLK Jr Dr
Edgewood Ave SE
Mitchell St SW
Sam Nunn Atlanta Federal Center
Five Points
Hurt Plaza
Hurt Park
The Municipal Market
FULTON COUNTY
Richard B. Russell Federal Building
Georgia State University
MLK Jr. Federal Bldg.
UNDERGROUND ATLANTA
Grady Memorial Hospital
Decatur St SE
Chapel St
Nelson St
Fulton County Gov't.
Fulton County Courthouse
Georgia State
Walker St SW
Peters St SW
Spring St SW
Greyhound Bus Terminal
RED/GOLD LINES
Peachtree St SW
Pryor St SW
Central Ave SW
Washington St SW
City Hall
State Capitol Building
Castleberry Hill
Garnett
Hartsfield- Jackson Atlanta Intl. Airport- 11 miles
Bell St SE
Marietta St NW
Gray St NW
Northside Dr NW
Elliott St
Techwood Dr NW
Spring St NW
W. Peachtree St NE
Peachtree St NE
Courtland St NE
Piedmont Ave NE
Juniper St NE
Myrtle St NE
Penn Ave NE
6th St NE
4th St NE
3rd St NE
Alpharetta
Roswell
Johns Creek
Kennesaw
Marietta
Sandy Springs
Dunwoody
Smyrna
Mableton
Decatur
Redan
Douglasville
East Point
College Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
71

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 7 – Hilton Garden Inn Atlanta Downtown
Mortgage Loan Information		Property Information
Whole Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$31,500,000	Title:	Fee
Cut-off Date Principal Balance:	$31,500,000	Property Type - Subtype:	Hospitality – Full Service
% of Pool by IPB:	4.1%	Net Rentable Area (Rooms):	242
Loan Purpose:	Refinance	Location:	Atlanta, GA
Borrower:	Legacy Pavilion Hotel, LLC	Year Built / Renovated:	2008 / 2019
Borrower Sponsor:	David D. Marvin	Occupancy / ADR / RevPAR:	73.0% / $200.40 / $146.22
Interest Rate:	8.39000%	Occupancy / ADR / RevPAR Date:	8/31/2023
Note Date:	10/10/2023	4th Most Recent NOI (As of):	$2,080,827 (12/31/2020)
Maturity Date:	11/6/2028	3rd Most Recent NOI (As of):	$4,578,591 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$5,554,905 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$5,657,210 (TTM 8/31/2023)
Original Amortization Term:	None	UW Occupancy / ADR / RevPAR:	73.0% / $200.40 / $146.22
Amortization Type:	Interest Only	UW Revenues:	$20,279,498
Call Protection(1):	L(24),YM1(32),O(4)	UW Expenses:	$14,258,935
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$6,020,563
Additional Debt:	Yes	UW NCF:	$5,218,463
Additional Debt Balance:	$8,000,000	Appraised Value / Per Room:	$76,300,000 / $315,289
Additional Debt Type:	Pari Passu	Appraisal Date:	9/15/2023

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$163,223
Taxes:	$58,012	$58,012	N/A	Maturity Date Loan / Room:	$163,223
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	51.8%
Replacement Reserve:	$0	$485(3)	$30,000	Maturity Date LTV:	51.8%
Immediate Repairs:	$0	$0	N/A	UW NCF DSCR:	1.55x
TI/LC:	$0	$2,422	$75,000	UW NOI Debt Yield:	15.2%
Other Reserve(4):	$6,157,060	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$39,500,000	88.8%	Loan Payoff	$35,750,387	80.3%
Borrower Sponsor Equity	4,997,119	11.2	Upfront Reserves	6,215,072	14.0
			Closing Costs	2,531,660	5.7
Total Sources	$44,497,119	100.0%	Total Uses	$44,497,119	100.0%
(1)	The borrower has the option to prepay the HGI Downtown Atlanta Whole Loan (as defined below) in whole but not in part (i) on or after the payment date occurring in August 2028 without the payment of any prepayment premium or (ii) beginning on the payment date in December 2025 with the payment of a yield maintenance premium. The assumed lockout period of 24 payments is based on the anticipated closing date of the BMO 2023-5C2 securitization trust in November 2023. The actual lockout period may be longer.
(2)	For full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	The borrower is required to deposit into the replacement reserve, on a monthly basis, $485 for capital expenditures. For a description of the FF&E reserve, please see “FF&E Reserve” below.
(4)	Other Reserves include an initial seasonality reserve of $60,000, an initial PIP reserve of $5,500,000, and an initial unfunded obligations reserve of $597,060. See “Escrows and Reserves” below.

The Loan. The seventh largest mortgage loan (the “HGI Downtown Atlanta Mortgage Loan”) is part of a whole loan (the “HGI Downtown Atlanta Whole Loan”) secured by a first lien mortgage on the borrower’s fee simple interest in a 242-room full-service hospitality property consisting of a hotel condominium unit and four retail condominium units located in Atlanta, Georgia (the “HGI Downtown Atlanta Property”). The HGI Downtown Atlanta Whole Loan was originated on October 10, 2023 by BMO and has a five-year term that accrues interest at a fixed rate of 8.39000% per annum. The scheduled maturity date of the HGI Downtown Atlanta Whole Loan is the payment date that occurs on November 6, 2028. The HGI Downtown Atlanta Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2023-5C2 trust. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
72

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 7 – Hilton Garden Inn Atlanta Downtown

The table below summarizes the promissory notes that comprise the HGI Downtown Atlanta Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$31,000,000	$31,000,000	BMO 2023-5C2	Yes
A-2(1)	$8,000,000	$8,000,000	BMO	No
Total	$39,500,000	$39,500,000
(1)	Expected to be contributed to one or more securitizations.

The Property. The HGI Downtown Atlanta Property consists of a 15-story, 242-room, full-service hotel and 29,066 square feet of retail and restaurant space located in downtown Atlanta, Georgia. The HGI Downtown Atlanta Property was originally constructed in 2008 and recently underwent renovations in 2018 and 2019. The HGI Downtown Atlanta Property is adjacent to Centennial Olympic Park and the Georgia Aquarium. Hartsfield-Jackson Atlanta International Airport is located approximately ten miles south of the subject property down Interstate 75 and Interstate 85. According to the appraisal, the estimated demand segmentation for the HGI Downtown Atlanta Property consisted of 30.0% group, 60.0% leisure, and 10.0% commercial.

The HGI Downtown Atlanta Property has 74 standard king, 140 queen, 18 king suite rooms, seven accessible designed queen and 3 accessible designed king rooms. The HGI Downtown Atlanta Property includes amenities such as the City View Room breakfast restaurant, Dos Bocas restaurant and bar, indoor pool, outdoor pool, business center, fitness center, guest self-laundry, sundry shop, helipad, and 17,725 square feet of meeting and event space. The HGI Downtown Atlanta Property has 180 parking spaces and connects to a 670-space parking structure. The main entrance to the hotel is located along Baker Street Northwest. The ground floor features the registration desk, pantry and business center as well as a lower level for a restaurant, Dos Bocas, which is accessible just off the lobby area.

The HGI Downtown Atlanta Property has 29,066 square feet of ground floor retail and restaurant condominium space with 10 leases which accounts for approximately 5.4% of the underwritten base rent. The HGI Downtown Atlanta Property consists of two condominiums called the “Park Pavilion Master Condominium” and the “Centennial Park West Condominium”. The Park Pavilion Master Condominium has eight total units, and the borrower owns the following five condominium units: the hotel unit (the “Park Pavilion Hotel Unit”), and four retail units (collectively, the “Park Pavilion Retail Units”). The Park Pavilion Hotel Unit and the Park Pavilion Retail Units constitute 93.5% of the condominium units, common areas and all other property interests comprising the HGI Downtown Atlanta Property are subject to the Park Pavilion Master Condominium documents. The Centennial Park West Condominium consist of: (i) four commercial condominium units owned by the borrower (collectively, the “Centennial Park West Retail Units”) and (ii) 44 residential condominium units, none of which are owned by the borrower. The Centennial Park West Retail Units constitute an undivided 10.4% ownership percentage in the Centennial Park West common elements as set forth in the Centennial Park West Condominium documents.

The franchise agreement between the borrower and Hilton Inns, Inc., a Delaware limited liability company (“Hilton”), commenced on March 2, 2006 and expires on September 1, 2028. Among other things, the franchise agreement requires the borrower to pay Hilton, on a monthly basis, a program fee of 4.3% of gross room revenue, and a royalty fee of 5.0% of gross room revenue from year four through the end of the term. The borrower sponsor is currently working with Hilton on the relicensing of the HGI Downtown Atlanta Property as per a countersigned term sheet from Hilton dated August 28, 2023. The proposed term of the new franchise agreement will be for an additional 20-year term following the current expiration term.

The following table presents certain information relating to the 2022 demand analysis with respect to the HGI Downtown Atlanta Property based on market segmentation:

Demand Segmentation(1)
Property	Rooms	Group	Leisure	Commercial
HGI Downtown Atlanta	242	30.0%	60.0%	10.0%
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
73

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 7 – Hilton Garden Inn Atlanta Downtown

The following tables present certain information relating to the current and historical occupancy, ADR and RevPAR at the HGI Downtown Atlanta Property and its competitors:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			HGI Downtown Atlanta			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	49.1%	$132.72	$65.19	68.2%	$139.63	$95.27	138.9%	105.2%	146.1%
2022	65.3%	$176.86	$115.45	72.1%	$195.18	$140.74	110.4%	110.4%	121.9%
TTM(3)	66.8%	$185.74	$124.07	72.4%	$200.05	$144.87	108.4%	107.7%	116.8%
(1)	Based on data provided by a third-party hospitality research report..
(2)	Competitive Set includes Hyatt Place Atlanta/Downtown, AC Hotel Atlanta Downtown, Hampton Inn Atlanta-Georgia Tech-Downtown, Hampton Inn & Suites Atlanta-Downtown, The American Hotel Atlanta Downtown, a DoubleTree by Hilton, Glenn Hotel, Autograph Collection and Hyatt House Atlanta/Downtown.
(3)	TTM represents the trailing 12-month period ending July 31, 2023.

Environmental. According to the Phase I environmental assessment dated September 27, 2023, there was no evidence of any recognized environmental conditions at the HGI Downtown Atlanta Property.

The following table presents certain information relating to the operating history and underwritten cash flows of the HGI Downtown Atlanta Property:

Operating History and Underwritten Net Cash Flow
	2020	2021	2022	TTM(1)	Underwritten	Per Room(2)	%(3)
Occupancy	50.3%	64.5%	70.4%	73.0%	73.0%
ADR	$141.24	$159.60	$193.68	$200.40	$200.40
RevPAR	$71.10	$102.92	$136.26	$146.22	$146.22

Room Revenue	$6,297,357	$9,091,258	$12,036,250	$12,915,183	$12,915,183	$53,369	63.7%
Food & Beverage Revenue	1,887,567	3,535,441	4,625,838	5,551,141	5,551,141	22,939	27.4
Commercial Revenue(4)	678,688	709,504	745,617	623,466	1,098,977	4,541	5.4
Other Revenue(5)	660,032	948,791	755,095	714,197	714,197	2,951	3.5
Total Revenue	$9,523,644	$14,284,994	$18,162,800	$19,803,987	$20,279,498	$83,800	100.0%

Room Expense	$1,215,614	$1,898,453	$2,715,871	$2,898,308	$2,898,308	$11,976	22.4%
Food & Beverage Expense	2,010,778	2,591,312	3,847,116	4,749,966	4,749,966	19,628	85.6
Other Commercial Expense(6)	319,457	377,098	350,396	397,168	397,168	1,641	36.1
Other Departmental Expenses	350,514	427,176	321,189	326,704	326,704	1,350	45.7
Departmental Expenses	$3,896,363	$5,294,039	$7,234,573	$8,372,146	$8,372,146	$34,596	41.3%

Departmental Profit	$5,627,282	$8,990,955	$10,928,227	$11,431,841	$11,907,352	$49,204	58.7%

Management Fee(7)	$266,696	$414,791	$550,789	$618,128	$645,766	$2,668	3.2%
Marketing and Franchise Fee	1,081,833	1,606,188	2,138,250	2,294,919	2,297,062	9,492	11.3
Other Undistributed Expenses(8)	1,416,746	1,740,755	2,053,310	2,183,637	2,183,637	9,023	10.8
Total Undistributed Expenses	$2,765,275	$3,761,734	$4,742,349	$5,096,684	$5,126,465	$21,184	25.3%

Total Fixed Expenses	$781,180	$650,630	$630,973	$677,946	$760,323	$3,142	3.7%

Net Operating Income	$2,080,827	$4,578,591	$5,554,905	$5,657,210	$6,020,563	$24,878	29.7%

FF&E	353,222	543,331	696,812	767,355	773,034	3,194	3.8%
TI/LC	0	0	0	0	29,066	120	0.1
Net Cash Flow	$1,727,605	$4,035,260	$4,858,093	$4,889,855	$5,218,463	$21,564	25.7%
(1)	TTM represents the trailing 12-month period ending August 31, 2023.
(2)	Per Room values are based on 242 rooms.
(3)	% column represents percent of Total Revenue except for Room Expense, Food & Beverage Expense, Other Commercial Expense and Other Departmental Expenses which are based on their corresponding revenue line items.
(4)	Commercial Revenue includes 29,066 of retail space leased to 10 tenants, the largest of which by underwritten rent include Park 27 (6,379 square feet, 20.3% of underwritten Commercial Revenue) with the lease scheduled to expire on December 31, 2033, Peri Peri Grill (4,829 square feet, 13.6% of underwritten Commercial Revenue) with the lease scheduled to expire on December 31, 2029 and Johnny Rockets (2,179 square feet, 11.3% of underwritten Commercial Revenue) on a month-to-month lease.
(5)	Other Revenue is based on the trailing-twelve month rentals and other income per occupied room.
(6)	Other commercial expense includes the retail and restaurant management fees.
(7)	Management Fee is based on the hotel management fee equal to 2.50% of Total Revenue and the restaurant management fee equal to 5.0% of Food & Beverage Revenue.
(8)	Other Undistributed Expenses consists of property operations and maintenance, general and administrative, and utilities.

The Market. The HGI Downtown Atlanta Property is located adjacent to the Georgia Aquarium and Centennial Park in downtown Atlanta, Georgia and is part of the Atlanta metropolitan statistical area (the “Atlanta MSA”). The neighborhood is anchored by the Georgia Aquarium, Centennial Olympic Park, and the Georgia World Congress Center with other nearby tourist attractions such as the College Football Hall of Fame, the World of Coca-Cola, Mercedes-Benz Stadium, State Farm Arena, and the Center for Civil and Human Rights.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
74

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 7 – Hilton Garden Inn Atlanta Downtown

Leading employment sectors in the Atlanta MSA include professional and business services, education and health services, government, retail trade and leisure and hospitality services. Fortune 500 companies in Atlanta include The Home Depot, UPS, The Coca-Cola Company, Delta Air Lines, The Southern Company, SunTrust Bank (now Truist), and NCR Corporation.

The following table presents certain information relating to the primary competition for the HGI Downtown Atlanta Property:

Competitive Set(1)
Property	Number of Rooms	Year Built	2022 Occupancy	2022 ADR	2022 RevPAR
HGI Downtown Atlanta(2)	242	2008	73.0%	$200.40	$146.22
Hyatt Place Atlanta/Downtown	95	1977	65.0% - 70.0%	$165.00 - $175.00	$105.00 - $115.00
AC Hotel Atlanta Downtown	255	1985	60.0% - 65.0%	$175.00 - $185.00	$105.00 - $115.00
Hampton Inn Atlanta-Georgia Tech-Downtown	106	1997	70.0% - 75.0%	$150.00 - $160.00	$110.00 - $120.00
Hampton Inn & Suites Atlanta-Downtown	119	1999	60.0% - 65.0%	$160.00 - $170.00	$95.00 - $105.00
The American Hotel Atlanta Downtown, a DoubleTree by Hilton	315	1962	60.0% - 65.0%	$165.00 - $175.00	$95.00 - $105.00
Glenn Hotel, Autograph Collection	110	1923	65.0% - 70.0%	$205.00 - $215.00	$130.00 - $140.00
Hyatt House Atlanta/Downtown	150	2015	75.0% - 80.0%	$180.00 - $190.00	$135.00 - $145.00
Total Avg. Competitive Set(3)			65.0%	$179.13	$117.15
(1)	Source: Appraisal unless otherwise indicated.
(2)	Occupancy, ADR and RevPAR are based on the underwriting for the trailing-twelve month period ending August 31, 2023.
(3)	Excludes the HGI Downtown Atlanta Property.

The Borrower. The borrower is Legacy Pavilion Hotel, LLC, a Georgia limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the HGI Downtown Atlanta Whole Loan.

The Borrower Sponsor. The borrower sponsor and the non-recourse carveout guarantor is David D. Marvin.

Property Management. The Park Pavilion Hotel portion of the HGI Downtown Atlanta Property is currently managed by LHP HGI1, LLC, an affiliate of the borrower sponsors. The Centennial Park West Retail Units portion of the HGI Downtown Atlanta Property is currently managed by Legacy Property Group, LLC., an affiliate of the borrower sponsor. The Park Pavilion Retail Units portion of the HGI Downtown Atlanta Property is managed under an agreement by and between Park Pavilion Master Condominium Association, Inc., and Legacy Property Group, LLC. The restaurant portion of the HGI Downtown Atlanta Property is currently managed by LRP Pavilion, LLC, an affiliate of the borrower sponsor. The maximum aggregate management fee payable under all of the management agreements and the asset management agreement is 3.2% of gross income from operations at the HGI Downtown Atlanta Property (“Management Fee Cap”). Any management fees over the Management Fee Cap may only be paid by the borrower out of excess cash flow.

Asset Management. The borrower entered into an asset management agreement with Legacy Property Group, LLC, a borrower sponsor-affiliated management company (“Asset Manager”), pursuant to which Asset Manager is required to provide, among other things, certain property maintenance and repair services and leasing and financing services.

Escrows and Reserves. At origination of the HGI Downtown Atlanta Whole Loan, the borrower deposited approximately (i) $58,012 into a real estate tax reserve account, (ii) $60,000 into a seasonality reserve account, (iii) $5,500,000 into a PIP reserve account and (iv) $597,060 into an unfunded obligations reserve fund.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $58,012).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the HGI Downtown Atlanta Whole Loan documents. At origination of the HGI Downtown Atlanta Whole Loan, an acceptable blanket policy was in place.

FF&E Reserve – The borrower is required to deposit into a furniture, fixtures and equipment (“FF&E”) reserve, on a monthly basis, (i) up to and including May 6, 2025, an amount equal to the greater of (A) 4.0% of the average gross revenues for the hotel related operations at the Park Pavilion Hotel Unit for the two calendar months immediately preceding such monthly payment date, as reasonably determined by the lender and (B) $100,000 and (ii) after May 6, 2025, an amount equal to 4% of the average gross revenues for the hotel related operations at the Park Pavilion Hotel Unit for the two calendar months immediately preceding such monthly payment date, as reasonably determined by the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
75

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 7 – Hilton Garden Inn Atlanta Downtown

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to $485. The borrower will cease monthly deposits when funds on deposit in the replacement reserve are greater than or equal to $30,000.

PIP Reserve – The borrower is required to deposit into a property improvement plan (“PIP”) reserve, (i) $5,500,000 for the scheduled PIP, and (ii) the applicable PIP Deposit (as defined below) (A) in the case of any existing or renewal franchise agreement, prior to the required commencement date of any PIP imposed thereunder and (B) in the case of any new franchise agreement, on or prior to the date such new franchise agreement is executed and delivered.

TI/LC Reserve – The borrower is required to deposit into a rollover reserve, on a monthly basis, $2,422. The borrower will cease monthly deposits when funds on deposit in the rollover reserve are greater than or equal to $75,000.

“PIP Deposit” means, with respect to any PIP, an amount equal to 110% of the costs of the related work that is the subject of such PIP, as estimated by the lender in its reasonable discretion (provided, however, if any costs of the related PIP is inclusive of a 10% contingency, then the deposit related to those such costs will be required to be an amount equal to 100% of the same), excluding (x) the cost of any duplicative of any approved FF&E and (y) in connection with the existing franchise agreement and any renewal, extension or replacement of the existing franchise agreement contemplated by the letter of intent, the amount of outstanding FF&E funds to be collected by the lender attributable to duplicative FF&E through, and including, the May 6, 2025.

Seasonality Reserve – The borrower is required to deposit into a seasonality reserve, (i) on each Seasonality Payment Date (as defined below), an amount equal to $60,000 (“the “Seasonality Reserve Monthly Deposit”). The borrower will not be required to make the Seasonality Reserve Monthly Deposit if at any time the balance of the seasonality reserve funds on deposit in the Seasonality Reserve Account equal or exceeds the $60,000 (the “Seasonality Reserve Threshold”).

“Seasonality Payment Date” means any monthly payment days occurring in February, March, April, May, June, July, August, September, October or November.

Lockbox / Cash Management. The HGI Downtown Atlanta Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver direction letters to each of the credit card companies with which borrower has entered into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to borrower under the applicable credit card processing agreement. The borrower is required to (or cause the property manager to) immediately deposit all revenue generated by the HGI Downtown Atlanta Property into the lender-controlled lockbox account within five days of receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the HGI Downtown Atlanta Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the HGI Downtown Atlanta Whole Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for the HGI Downtown Atlanta Whole Loan.

A ”Trigger Period” means a period of time (A) commencing upon the earliest of (i) the occurrence of an event of default, (ii) the debt service coverage ratio being less than 1.30x; (iii) the occurrence of a Franchise Agreement Trigger Period (as defined below); (iv) the occurrence of a Franchise Renewal Trigger Event (as defined below) and (v) the occurrence of a Seasonality Trigger Period (as defined below); and (B) expiring upon (i) with regard to any Trigger Period commenced in connection with clause (i) above, the cure of such event of default; (2) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters; (3) with regard to any Trigger Period commenced in connection with clause (iii) above, a Franchise Agreement Trigger Period ceasing to exist in accordance with the terms hereof; (4) with regard to any Trigger Period commenced in connection with clause (iv) above, the occurrence of a Franchise Renewal Event (as defined below); and with regard to any Trigger Period commenced in connection with clause (v) above, a Seasonality Trigger Period ceasing to exist.

“Franchise Agreement Trigger Period” means a period (A) commencing upon the first to occur of (i) the borrower being in default under the franchise agreement, (ii) the borrower or franchisor giving notice that it is terminating the franchise agreement, (iii) any termination or cancellation of the franchise agreement (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding of franchisor) and/or the franchise agreement expiring or otherwise failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of franchisor, (v) the HGI Downtown Atlanta Property failing to be operated, “flagged” and/or branded pursuant to the franchise agreement, (vi) any permit applicable to the franchise agreement ceasing to be in full force in effect and (vii) franchisor giving notice that a PIP is required; and (B) expiring upon (i) with regard to any Franchise Agreement Trigger Period commenced in connection with clause (A)(i), (ii), (iii), (iv), (v) and/or (vi) above, lender’s receipt of evidence of (1) (a) the satisfaction of the Franchise Agreement Cure Conditions (as defined below) or (b) the branding, “flagging” and operation of the HGI Downtown Atlanta Property pursuant to a replacement qualified franchise agreement and (2) to the extent a PIP is required in connection with the foregoing, the deposit of the corresponding PIP Deposit; and (ii) with regard to any Franchise Agreement Trigger Period commenced in connection with clause (A)(vii), the deposit of the corresponding PIP Deposit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
76

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 7 – Hilton Garden Inn Atlanta Downtown

“Franchise Agreement Cure Event” means (i) the borrower has cured any defaults under the franchise agreement, (ii) borrower and the applicable franchisor have re-affirmed the franchise agreement as being in effect, (iii) the bankruptcy or insolvency proceedings involving the applicable franchisor and/or franchise agreement, such Franchisor is no longer insolvent or subject to any bankruptcy or insolvency proceedings, (iv) the HGI Downtown Atlanta Property continues to be operated, “flagged” and branded pursuant to the franchise agreement and (v) all permits applicable to the related franchise agreement are in full force and effect.

"Franchise Renewal Event” means (i) the related Franchise Agreement has been extended or a replacement franchise agreement has been entered into for a term expiring no earlier than three years after November 6, 2028, (ii) such extended franchise agreement or replacement franchise agreement, as applicable, is in full force and effect with no defaults thereunder and (iii) to the extent a PIP is required, the corresponding PIP Deposit has been deposited.

A ”Franchise Renewal Trigger Event” means an event which will have occurred if a Franchise Renewal Event does not occur on or before the date which is 12 months prior to the expiration of the then applicable term of the franchise agreement.

“Seasonality Trigger Period” means a period (A) commencing upon the borrower’s failure to pay any Seasonality Reserve Monthly Deposit when the funds in the seasonality reserve are less than the Seasonality Reserve Threshold; and (B) expiring upon when funds in the seasonality reserve are equal to or greater than the Seasonality Reserve Threshold.

Subordinate Debt. None.

Mezzanine Debt. None.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
77

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 8 – Scottsdale Gilbert Retail Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
78

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 8 – Scottsdale Gilbert Retail Portfolio

## GILBERT GATEWAY TOWNE CENTER

Collateral
Major / In-line
Pads
Vacant
Not Part of Collateral
HANEY JEWELERS
THE APPLE XCHANGE
elements massage
Bath&BodyWorks
TILLY'S
ALYSSA MENCINI, DMD, PLLC
IVY&SAGE
SUPER TARGET
Michaels
ROSS DRESS FOR LESS
PALACE NAILS
LIBERTY TAX & LOANS
DOLLAR TREE
THE ENCLAVE SALON SUITES
Dolphin
Wendy's
Applebees
OMBRE NAILS & SPA
SUPERCUTS
GameStop
The UPS Store
DAVIS CHIROPRACTIC
RAY ROAD
SAN TAN FREEWAY (LOOP 202)
Bank of America
Denny's
PIZZERIA
BIBIO MODERN KOREAN KITCHEN
WALK-ONS
Chick-fil-A
TEXAS
POWER ROAD
GREAT GREEK

## SCOTTSDALE TOWNE CENTER

TACO BELL
ROSS DRESS FOR LESS
Cafe Rio
VILLAGE NAIL SPA
Jamba
PERFECT
ULTRA CLEANERS
FITNESS
TRANQUILITY SPA MASSAGE
Expedia
Hall of Frames
TJ maxx
TARGET
Collateral
Major / In-line
Pads
Vacant
Not Part of Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
79

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 8 – Scottsdale Gilbert Retail Portfolio

Pinnacle Peak Rd
Desert Ridge
E. Deer Valley Dr
Reach 11 Sports Complex
Tatum Blvd
Wildfire GC
JW Marriott Phoenix
MARICOPA COUNTY
Pinnacle Peak CC
North Scottsdale
Desert Ridge Marketplace
High Street
Grayhawk GC
Scottsdale Grayhawk Center
N. Scottsdale Rd
Country Club at DC Ranch
Promenade at Fulton Ranch
101
Reach 11 Recr. Area
American Express HQ
Mayo Clinic Hospital PHX
Pima Frwy
Hayden Rd
Pima Rd
MCDOWELL MOUNTAINS
51
Scottsdale 101
Union Hills Dr
Paradise Valley Comm. College
Cave Creek Rd
PHOENIX
Penske Racing Museum
E. Bell Rd
Abrazo Scottsdale Campus
Bell Rd
TPC of Scottsdale
Bell Rd
Windgate Crossing
WestWorld of Scottsdale
Cimarron Ridge
Piestewa Frwy
Tatum Blvd
N. 56th St
N. 64th St
The Promenade
Scottsdale Airport
Thompson Peak Pkwy
Lookout Mountain Preserve
E. Greenway Rd
Kierland Commons
Desert Canyon Shopping Ctr.
Rancho Saguaro
Scottsdale Quarter
McDowell Mountain GC
N. 32nd St
N. 40th St
Thunderbird Rd
Paradise Valley Festival
Scottsdale Towne Square
Pima Frwy
Sweetwater Ave
Village Center
Scottsdale
Taliesin West
N. 24th St
Paradise Valley Village
Paradise Plaza
Cactus Rd
Cactus Rd
Ancala Country Club
Orange Tree Golf Resort
Mescal Medical Park
Scottsdale Rd
Village At Shea
Hayden Rd
E. Via Linda
Phoenix Mountains Preserve
Paradise Hills
Shea Blvd
Paradise Village Gateway
Pima Crossing
HonorHealth Scottsdale Shea Medical Ctr.
Ancala Village Shopping Ctr.
Shea Blvd
Shea 70 Plaza
Scottsdale Commons
CVS Health
Lake Serena
Downtown Phoenix 12 miles
Shea Plaza Shopping Center
Paradise Valley
Phoenix Sky Harbor Intl. Airport 18 miles
E. Via Linda
2

ARIZONA

Scottsdale Gilbert Retail Portfolio

1	Gilbert Gateway Towne Center	Gilbert, AZ
2	Scottsdale Towne Center	Scottsdale, AZ

Leisure World CC
Power Road Marketplace
Ironwood Plaza Business Park
Phoenix 20 miles
E. Southern Ave
202
Mountain Vista Medical Center
Superstition Frwy
Superstition Springs Ctr.
Mesa Pavilions
60
Superstition Frwy
Mesa Shores
Banner Gateway Medical Ctr.
E. Baseline Rd
Superstition Gateway West
E. Baseline Rd
Stonehenge Center
Lakeview Village
Greenfield Gateway
Higley Marketplace
Shops at Power and Baseline
Monte Vista Village Center
Sunland Springs Village
Apache Junction
Gilbert Crossings
Towne Meadows
E. Guadalupe Rd
Village Ctr. Shopping Ctr.
S. Cooper Rd
S. Gilbert Rd
S. Val Vista Dr
S. Higley Rd
S. Power Rd
Santan Frwy
S. Ellsworth Rd
MESA
S. Signal Butte Rd
Rancho Apache
E. Elliot Rd
E. Elliot Rd
S. Ironwood Dr
Val Vista Marketplace
Gilbert
Apple Data Center
Gateway North Business Park
E. Warner Rd
Greenfield Lakes GC
PINAL COUNTY
Gilbert Town Square
Western Skies Golf Course
Santan Frwy
202
Eastmark
E. Ray Rd
E. Ray Rd
1
Chandler Commons
Ashland Ranch
SanTan Village
Toka Sticks Golf Course
Phoenix-Mesa Gateway Airport
E. Williams Field Rd
Arizona State Univ. Poly Campus
Gateway Frwy
SanTan Village Marketplace
MARICOPA COUNTY
E. Pecos Rd
AZ HIGHWAY 24 UNDER CONSTRUCTION
Santan Frwy
Mercy Gilbert Medical Center
Chaparral Estates
Plaza at Power Marketplace
S. Ellsworth Rd
Gilbert Commerce Center
Chandler Mun. Airport
136th St
S. Greenfield Rd
Higley Pavilion
S. Higley Rd
S. Power Rd
Queen Creek
E. Queen Creek Rd
E. Queen Creek Rd
Trilogy Golf Course at Power Ranch
Queen Creek Marketplace
Chandler
San Tan Valley

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
80

Structural and Collateral Term Sheet	BMO 2023-5C2
No. 8 – Scottsdale Gilbert Retail Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	3.9%	Net Rentable Area (SF):	432,068
Loan Purpose:	Refinance	Location(4):	Various, AZ
Borrower:	Gilbert Gateway Towne Center Holdings LLC and Imagine Scottsdale Towne Center, LLC	Year Built / Renovated(4):	Various / Various
Borrower Sponsor:	Karim Kanjiyani, Saleem Kanjiyani and Yasmin Daredia	Occupancy(5):	97.3%
Interest Rate:	7.85000%	Occupancy Date:	7/1/2023
Note Date:	10/4/2023	4th Most Recent NOI (As of)(6):	NAV
Maturity Date:	10/6/2028	3rd Most Recent NOI (As of)(6):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$7,025,360 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of)(7):	$7,243,383 (TTM 6/30/2023)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$11,841,358
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$3,087,027
Lockbox / Cash Management:	Hard / Springing	UW NOI(7):	$8,754,331
Additional Debt(1):	Yes	UW NCF:	$8,365,470
Additional Debt Balance(1):	$51,000,000; $7,000,000	Appraised Value / Per SF(8):	$143,450,000 / $332
Additional Debt Type(1):	Pari Passu; Mezzanine	Appraisal Date(8):	Various

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap		Whole Loan	Total Debt(8)
Taxes:	$222,032	$74,011	N/A	Cut-off Date Loan / SF:	$187	$204
Insurance:	$92,009	$11,501	N/A	Maturity Date Loan / SF:	$187	$204
Replacement Reserves:	$0	$5,401	$64,810	Cut-off Date LTV:	56.5%	61.3%
TI/LC:	$1,250,000	Springing	$648,102	Maturity Date LTV:	56.5%	61.3%
Deferred Maintenance:	$5,688	N/A	N/A	UW NCF DSCR:	1.30x	1.14x
Other(3):	$3,326,843	N/A	N/A	UW NOI Debt Yield:	10.8%	9.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$81,000,000	92.0%	Existing Loan Payoff	$56,431,784	64.1%
Mezzanine Loan(9)	$7,000,000	8.0	Borrower Sponsor Equity	23,504,956	26.7
			Upfront Reserves	4,896,572	5.6
			Closing Costs	3,166,688	3.6
Total Sources	$88,000,000	100.0%	Total Uses	$88,000,000	100.0%
(1)	The Scottsdale Gilbert Retail Portfolio Mortgage Loan (as defined below) is part of the Scottsdale Gilbert Retail Portfolio Whole Loan (as defined below) which is comprised of two pari passu promissory notes with an aggregate original principal balance of $81,000,000. The Scottsdale Gilbert Retail Portfolio Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”). The Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the Scottsdale Gilbert Retail Portfolio Whole Loan and the Scottsdale Gilbert Retail Portfolio Total Debt (as defined below).
(2)	See “Escrows and Reserves” below.
(3)	Other initial reserves include (i) an unfunded obligations reserve of $2,767,600, (ii) a free and gap rent reserve of $466,613 and (iii) a tenant improvement work reserve of $92,630.
(4)	See the “Portfolio Summary” chart below.
(5)	Occupancy includes Mountainside Fitness which has not yet taken occupancy and has a lease that is expected to commence on April 1, 2024 and The Great Greek Mediterranean and Einstein Bros Bagels which have not yet taken occupancy and have leases that are expected to commence on December 1, 2023. Gap rent for the tenants was reserved upfront.
(6)	4th Most Recent and 3rd Most Recent NOI are not available because the sponsor acquired the Scottsdale Gilbert Retail Portfolio Properties (as defined below) in 2021.
(7)	The increase from Most Recent NOI to UW NOI is primarily attributable to seven new leases commencing in 2023/2024 that account for $1,555,535 of underwritten base rent. This includes leases executed by Mountainside Fitness, The Great Greek Mediterranean and Einstein Bros Bagels, which have not yet taken occupancy.
(8)	The Appraised Value of $143,450,000 represents the prospective market value upon stabilization of both the Gilbert Gateway Towne Center Property and the Scottsdale Towne Center Property based on the assumptions that, with respect to the Gilbert Gateway Towne Center Property, Einstein's Bros Bagels and Great Greek Mediterranean complete tenant improvements by December 2023 and begin rent payments January 1, 2024 pursuant to such tenants’ respective leases and, with respect to the Scottsdale Town Center Property, all leasing and tenant improvement costs are paid for Mountainside Fitness and operations are stabilized by November 1, 2024. Based on the "as-is" value of $133,590,000, the Cut-off Date LTV and Maturity Date LTV are 60.6%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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(9)	Within twenty (20) days following the origination of the Scottsdale Gilbert Retail Portfolio Whole Loan, the borrowers have the right to obtain a mezzanine loan in the amount of $7,000,000 from QFP II, LP (the “Scottsdale Gilbert Retail Portfolio Mezzanine Loan” and together with the Scottsdale Gilbert Retail Portfolio Whole Loan, the “Scottsdale Gilbert Retail Portfolio Total Debt”). The Scottsdale Gilbert Retail Portfolio Mezzanine Loan is anticipated to accrue interest at a rate of 13.0000% per annum to be paid as part of each monthly debt service payment amount. The Scottsdale Gilbert Retail Portfolio Mezzanine Loan is anticipated to have a final maturity date of October 6, 2028. The Scottsdale Gilbert Retail Portfolio Whole Loan documents require that an intercreditor agreement between the lender under the Scottsdale Gilbert Retail Portfolio Whole Loan and the lender under the Scottsdale Gilbert Retail Portfolio Mezzanine Loan be delivered simultaneously with the origination of the Scottsdale Gilbert Retail Portfolio Mezzanine Loan. See “Mezzanine Debt” below.

The Loan. The eighth largest mortgage loan (the “Scottsdale Gilbert Retail Portfolio Mortgage Loan”) is part of a whole loan (the “Scottsdale Gilbert Retail Portfolio Whole Loan”) secured by the borrowers’ fee interests in two anchored retail properties totaling 432,068 square feet located in Arizona (the “Scottsdale Gilbert Retail Portfolio Properties”). The Scottsdale Gilbert Retail Portfolio Whole Loan is comprised of two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $81,000,000. The Scottsdale Gilbert Retail Portfolio Whole Loan was originated on October 4, 2023 by CREFI and accrues interest at a fixed rate of 7.85000% per annum. The Scottsdale Gilbert Retail Portfolio Whole Loan has an initial term of five-years and is interest-only for the full term. The scheduled maturity date of the Scottsdale Gilbert Retail Portfolio Whole Loan is the payment date that occurs on October 6, 2028. The Scottsdale Gilbert Retail Portfolio Mortgage Loan is evidenced by the non-controlling Note A-2 with an outstanding principal balance as of the Cut-off Date of $30,000,000. The remaining note is currently held by CREFI and are expected to be contributed to one or more future securitization trust(s). The Scottsdale Gilbert Retail Portfolio Total Debt consists of the Scottsdale Gilbert Retail Portfolio Whole Loan and the Scottsdale Gilbert Retail Portfolio Mezzanine Loan. For additional information, see “Mezzanine Debt” below.

The table below summarizes the promissory notes that comprise the Scottsdale Gilbert Retail Portfolio Whole Loan. The relationship between the holders of the Scottsdale Gilbert Retail Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool— The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$51,000,000	$51,000,000	CREFI(1)	Yes
A-2	$30,000,000	$30,000,000	BMO 2023-5C2	No
Whole Loan	$81,000,000	$81,000,000

(1)	Expected to be contributed to one or more future securitization trusts.

The Properties. The Scottsdale Gilbert Retail Portfolio Properties are comprised of a 263,978 square foot anchored retail property located at what is commonly known as 4684-5114 South Power Road in Gilbert, Arizona (the “Gilbert Gateway Towne Center Property”) and a 168,090 square foot anchored retail property located at 15454-15784 North Frank Lloyd Wright Boulevard in Scottsdale, Arizona (the “Scottsdale Towne Center Property” and together with the Gilbert Gateway Towne Center Property, the Scottsdale Gilbert Retail Portfolio Properties).

The following table presents certain information relating to the Scottsdale Gilbert Retail Portfolio Properties:

Portfolio Summary
Property Name	City, State	Year Built / Renovated	Sq. Ft.(1)	Occupancy(1)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value(2)(3)	U/W NOI(1)	% of U/W NOI
Gilbert Gateway Towne Center	Gilbert, AZ	2005 / 2010	263,978	96.0%	$46,500,000	57.4%	$80,410,000	$5,146,840	58.8%
Scottsdale Towne Center	Scottsdale, AZ	1995 / NAP	168,090	99.2%	34,500,000	42.6	63,040,000	3,607,491	41.2
Total			432,068	97.3%	$81,000,000	100.0%	$143,450,000	$8,754,331	100.0%
(1)	Based on the underwritten rent rolls dated July 1, 2023.
(2)	Source: Appraisals.
(3)	The Appraised Value of $143,450,000 represents the prospective market value upon stabilization of both the Gilbert Gateway Towne Center Property and the Scottsdale Towne Center Property based on the assumptions that, with respect to the Gilbert Gateway Towne Center Property, Einstein's Bros Bagels and Great Greek Mediterranean complete tenant improvements by December 2023 and begin rent payments January 1, 2024 pursuant to such tenants’ respective leases and, with respect to the Scottsdale Town Center Property, all leasing and tenant improvement costs are paid for Mountainside Fitness and operations are stabilized by November 1, 2024. Based on the "as-is" value of $133,590,000, the Cut-off Date LTV and Maturity Date LTV are 60.6%.

Gilbert Gateway Towne Center

The Gilbert Gateway Towne Center Property is a 263,978 square foot anchored retail center located at what is commonly known as 4684-5114 South Power Road in Gilbert, Arizona. The Gilbert Gateway Towne Center was built in 2005, renovated in 2010, and is situated on an approximately 35.5-acre site that contains 1,355 parking spaces, resulting in a parking ratio of approximately 5.13 spaces per 1,000 square feet. The Gilbert Gateway Towne Center Property was 96.0% occupied by 44 unique tenants as of July 1, 2023. The largest tenants at the Gilbert Gateway Towne Center Property are Ross Dress for Less, Inc., Mega Furniture and Michaels.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Scottsdale Towne Center

The Scottsdale Towne Center Property is a 168,090 square foot anchored retail center located at 15454-15784 North Frank Lloyd Wright Boulevard in Scottsdale, Arizona. The Scottsdale Towne Center was built in 1995 and is situated on an approximately 16.7-acre site that contains 840 parking spaces, resulting in a parking ratio of approximately 5.00 spaces per 1,000 square feet. The Scottsdale Towne Center Property was 99.2% occupied by 29 unique tenants as of July 1, 2023. The largest tenants at the Scottsdale Towne Center Property are Mountainside Fitness, TJ Maxx and Ross Dress for Less, Inc.

Major Tenants. The three largest tenants based on underwritten base rent are Mountainside Fitness, Ross Dress for Less, Inc. and TJ Maxx.

Mountainside Fitness (50,320 square feet; 11.6% of net rentable area (“NRA”); 12.2% of underwritten base rent). Mountainside Fitness is an Arizona-based fitness center with 20 locations. Their gyms feature amenities that include group exercise classes, saunas, steam rooms, cycle studios, and premium workout equipment. Their staff also offers personal training and stretch therapy services. Mountainside Fitness has not yet taken occupancy at the Scottsdale Towne Center Property. The Mountainside Fitness lease is expected to commence in April 2024 and have a lease term through December 2038 followed by three, five-year renewal options and no termination options.

Ross Dress for Less, Inc. (“Ross”) (56,558 square feet; 13.1% of NRA; 8.1% of underwritten base rent). Founded in 1982, Ross is an off-price apparel and fashion chain in the United States. Ross has 1,722 locations across 41 states, the District of Columbia and Guam. Ross also operates 339 dd’s DISCOUNTS stores in 22 states. Ross has been a tenant at both the Gilbert Gateway Towne Center Property and the Scottsdale Towne Center Property since they were built in 2005 and 1995, respectively. Ross has a current lease term at the Gilbert Gateway Towne Center Property through January 2026 followed by one, five-year renewal option and no termination options. Ross also has a current lease term at the Scottsdale Towne Center Property through January 2032 followed by two, five-year renewal options and no termination options.

TJ Maxx (31,000 square feet; 7.2% of NRA; 4.4% of underwritten base rent). Founded in 1976, TJ Maxx is an American department store chain that specializes in selling off-priced goods. TJ Maxx operates nearly 1,300 locations across the United States. TJ Maxx has been a tenant at the Scottsdale Towne Center Property since September 1995 and has a current lease term through January 2026 followed by two, five-year extension options and no termination options.

The following table presents certain information relating to the historical occupancy of the Scottsdale Gilbert Retail Portfolio Properties:

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
NAV	NAV	92.1%	97.3%
(1)	Historical Occupancies are not available because the borrower sponsor acquired the Scottsdale Gilbert Retail Portfolio in 2021.
(2)	Based on the underwritten rent roll dated July 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Scottsdale Gilbert Retail Portfolio Properties:

Top Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Mountainside Fitness(3)	Scottsdale Towne Center	NR/NR/NR	50,320	11.6%	$21.15	$1,064,268	12.2%	12/31/2038
Ross Dress for Less, Inc.(4)	Various	A2/BBB+/NR	56,558	13.1	$12.50	706,999	8.1	Various
TJ Maxx	Scottsdale Towne Center	A2/A/NR	31,000	7.2	$12.50	387,500	4.4	1/31/2026
Mega Furniture(5)	Gilbert Gateway Towne Center	NR/NR/NR	28,428	6.6	$12.00	341,136	3.9	5/31/2032
Michaels	Gilbert Gateway Towne Center	NR/NR/NR	23,690	5.5	$13.50	319,815	3.7	3/31/2025
Petsmart	Gilbert Gateway Towne Center	B1/B+/NR	19,107	4.4	$16.40	313,355	3.6	1/31/2026
Cost Plus	Gilbert Gateway Towne Center	NR/NR/NR	18,300	4.2	$12.00	219,600	2.5	1/31/2026
Bank Of America	Gilbert Gateway Towne Center	A1/A-/NR	5,000	1.2	$43.55	217,764	2.5	10/21/2024
Walk-On Sports Bistreaux	Gilbert Gateway Towne Center	NR/NR/NR	8,000	1.9	$25.00	200,000	2.3	3/31/2037
Texas Roadhouse	Gilbert Gateway Towne Center	NR/NR/NR	8,000	1.9	$22.46	179,685	2.1	7/31/2028
Largest Tenants			248,403	57.5%	$15.90	$3,950,122	45.2%
Remaining Tenants(6)			171,927	39.8	$27.89	4,795,374	54.8
Total Occupied			420,330	97.3%	$20.81	$8,745,495	100.0%
Vacant Space			11,738	2.7
Total / Wtd. Avg.			432,068	100.0%
(1)	Based on the underwritten rent roll dated July 1, 2023. See “Description of the Mortgage Pool—Lease Expirations and Terminations—Terminations” in the Preliminary Prospectus for a description of co-tenancy provisions applicable to TJ Maxx, Ross Dress for Less, Inc., Mega Furniture, Michaels, Petsmart and Cost Plus. Other tenants also have co-tenancy provisions.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Mountainside Fitness has not yet taken occupancy but is expected to in April 2024.
(4)	Ross Dress for Less, Inc. occupies 29,788 square feet of space at the Gilbert Gateway Towne Center Property with a lease expiration of January 2026 and 26,770 square feet of space at the Scottsdale Towne Center Property with a lease expiration of January 2032
(5)	Mega Furniture has the one-time right to terminate its lease within 180 days after May 2026 in the event the tenant did not equal or exceed $4,000,000 in gross sales between June 2024 and May 2025 with the payment of a $100,000 termination fee to the landlord.
(6)	The Great Greek Mediterranean (2,400 square feet; 0.6% of NRA; 1.0% of underwritten rent) and Einstein Bros Bagels (1,500 square feet; 0.3% of NRA; 0.7% of underwritten rent) have not yet taken occupancy at the Gilbert Gateway Property and are expected to do so in December 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – Scottsdale Gilbert Retail Portfolio

The following table presents certain information relating to the lease rollover schedule at the Scottsdale Gilbert Retail Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	0	11,738	2.7%	NAP	NAP	11,738	2.7%	NAP	NAP
2023	2	3,000	0.7	95,293	1.1%	14,738	3.4%	$95,293	1.1%
2024	6	19,024	4.4	526,607	6.0	33,762	7.8%	$621,900	7.1%
2025	20	76,524	17.7	1,801,295	20.6	110,286	25.5%	$2,423,195	27.7%
2026	16	135,368	31.3	2,319,962	26.5	245,654	56.9%	$4,743,157	54.2%
2027	3	5,400	1.2	162,396	1.9	251,054	58.1%	$4,905,553	56.1%
2028	8	22,148	5.1	635,031	7.3	273,202	63.2%	$5,540,584	63.4%
2029	1	3,300	0.8	80,522	0.9	276,502	64.0%	$5,621,107	64.3%
2030	3	5,167	1.2	156,249	1.8	281,669	65.2%	$5,777,356	66.1%
2031	3	10,828	2.5	215,971	2.5	292,497	67.7%	$5,993,327	68.5%
2032	4	65,151	15.1	958,950	11.0	357,648	82.8%	$6,952,277	79.5%
2033	3	7,700	1.8	281,950	3.2	365,348	84.6%	$7,234,227	82.7%
2034 & Beyond	4	66,720	15.4	1,511,268	17.3	432,068	100.0%	$8,745,495	100.0%
Total	73	432,068	100.0%	$8,745,495	100.0%
(1)	Based on the underwritten rent roll dated July 1, 2023.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

The following table presents certain information relating to the underwritten cash flows of the Scottsdale Gilbert Retail Portfolio Properties:

Operating History and Underwriting Net Cash Flow(1)
	2022	T12 June 2023(2)(3)	Underwritten(3)	Per Square Foot	%(4)
In Place Rent(5)	$6,758,508	$7,163,796	$8,654,496	$20.03	70.6%
Commercial Rent Steps(6)	0	0	90,999	$0.21	0.7
Potential Income from Vacant Space	0	0	392,298	$0.91	3.2
Gross Potential Rent	$6,758,508	$7,163,796	$9,137,793	$21.15	74.5%
Total Reimbursements	2,756,510	2,900,781	3,126,967	$7.24	25.5
Total Gross Income	$9,515,018	$10,064,576	$12,264,760	$28.39	100.0%
Other Income(7)	147,817	192,153	189,836	$0.44	1.5
(Vacancy / Credit Loss)	0	0	(613,238)	($1.42)	(5.0)
Effective Gross Income	$9,662,834	$10,256,730	11,841,358	$27.41	96.5%
Management Fee	271,445	290,585	355,241	$0.82	3.0
Real Estate Taxes	668,656	932,804	935,400	$2.16	7.9
Insurance	70,026	125,014	131,442	$0.30	1.1
Other Expenses(8)	1,627,348	1,664,944	1,664,944	$3.85	14.1
Total Expenses	$2,637,475	$3,013,347	$3,087,027	$7.14	26.1%
Net Operating Income	$7,025,360	$7,243,383	$8,754,331	$20.26	73.9%
Capital Expenditures	0	0	64,810	$0.15	0.5
TI / LC	0	0	324,051	$0.75	2.7
Net Cash Flow	$7,025,360	$7,243,383	$8,365,470	$19.36	70.6%
(1)	Historical Financial Information is not available because the borrower sponsor acquired the Scottsdale Gilbert Retail Portfolio in 2021.
(2)	The increase from Most Recent NOI to UW NOI is primarily attributable to seven new leases commencing in 2023/2024 that account for $1,555,535 of underwritten base rent. This includes leases executed by Mountainside Fitness, The Great Greek Mediterranean and Einstein Bros Bagels, which have not yet taken occupancy.
(3)	T12 June 2023 reflects the trailing 12-month period ending June 30, 2023.
(4)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(5)	In Place Base Rent includes rent attributed to Mountainside Fitness which is scheduled to take occupancy in April 2024, The Great Greek Mediterranean which is expected to take occupancy in December 2023, and Einstein Bros Bagels which is expected to take occupancy December 2023. Gap rent for the tenants was reserved upfront.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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(6)	Underwritten Contractual Rent Steps include straight line rent of $34,144 and contractual rent steps through September 2024 totaling $56,855.
(7)	Other Income includes signage, advertising and percentage rent attributable to certain tenants.
(8)	Other Expenses include CAM Expenses and general and administrative expenses.

Environmental. According to the Phase I environmental reports, dated July 25, 2023, there was no evidence of any recognized environmental conditions at the Scottsdale Gilbert Retail Portfolio Properties.

The Market. The Scottsdale Gilbert Retail Portfolio Properties consist of two anchored retail centers located in Gilbert, Arizona and Scottsdale, Arizona within the Phoenix MSA. According to the appraisal, as of the second quarter of 2023, the Phoenix MSA had inventory of 240,858,811, a vacancy rate of 4.7% and average asking rent of $17.33 per square foot.

The Gilbert Gateway Towne Center is located at what is commonly known as 4684-5114 South Power Road in Gilbert, Arizona and is within the Gilbert Retail Submarket of the Phoenix MSA. According to the appraisal, as of the second quarter of 2023, the Gilbert Retail Submarket had inventory of 17,127,133, a vacancy rate of 2.9% and average asking rent of $20.78 per square foot.

The Scottsdale Towne Center is located at 15454-15784 North Frank Lloyd Wright Boulevard in Scottsdale, Arizona and is within the North Scottsdale Retail Submarket of the Phoenix MSA. According to the appraisal, as of the second quarter of 2023, the North Scottsdale Retail Submarket had inventory of 13,967,906, a vacancy rate of 3.9% and average asking rent of $23.42 per square foot.

The following tables presents certain information relating to the demographics of the Scottsdale Gilbert Retail Portfolio Properties:

Demographics Summary(1)
Property Name	City, State	Allocated Whole Loan Cut-off Date Balance	1-mile Population	3-mile Population	5-mile Population	1-mile Avg Household Income	3-mile Avg Household Income	5-mile Avg Household Income
Gilbert Gateway Towne Center	Gilbert, AZ	$46,500,000	8,593	83,983	260,874	$119,319	$141,550	$136,790
Scottsdale Towne Center	Scottsdale, AZ	34,500,000	8,004	67,623	155,533	$119,554	$168,940	$172,514
Total / Wtd. Avg(2)		$81,000,000	8,342	77,015	216,007	$119,419	$153,216	$152,006
(1)	Source: Appraisals.
(2)	Total / Wtd. Avg is based on the allocated whole loan amount of each Scottsdale Gilbert Retail Portfolio Property.

The Borrowers. The borrowers are Gilbert Gateway Towne Center Holdings LLC and Imagine Scottsdale Towne Center, LLC, each a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Scottsdale Gilbert Retail Portfolio Whole Loan.

The Borrower Sponsors. The borrowers’ sponsors and non-recourse carveout guarantors are Karim Kanjiyani, Saleem Kanjiyani, and Yasmin Daredia. Karim Kanjiyani and Saleem Kanjiyani are brothers, and each of the three sponsors is a real estate investor with approximately 25 years of experience in acquiring, repositioning, and operating anchored shopping centers.

Property Management. The Scottsdale Gilbert Retail Portfolio Properties are managed by Vestar Properties, Inc., a third-party property management company.

Escrows and Reserves. At origination of the Scottsdale Gilbert Retail Portfolio Whole Loan, the borrowers deposited approximately (i) $222,032 into a reserve account for real estate taxes, (ii) $92,009 into a reserve account for insurance premiums, (iii) $1,250,000 into a reserve account for tenant improvements and leasing commissions, (iv) $2,767,600 into a reserve account for unfunded obligations, (v) $466,613 into a reserve account for free and gap rent, (vi) $92,630 into a reserve account for outstanding tenant improvement work and (vii) $5,688 into a deferred maintenance account.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $74,011) in each case, taking into account the amount payable by the applicable tenant that satisfies the Reserve Waiver Conditions. “Reserve Waiver Conditions” means each of the following: (i) no Trigger Period (as defined below) has occurred and is continuing, (ii) the applicable lease is in full force and effect with no defaults thereunder, (iii) the applicable premises leased under the applicable lease comprises of the entire tax parcel and the tenant under such lease is obligated to pay the entire tax bill for such tax parcel (iv) the applicable tenant continues to make the payments and perform the obligations required under the applicable lease, in each case, relating to the obligations and liabilities for which the real estate tax account was established (directly to the applicable taxing authority) and the borrowers deliver to the lender evidence of the same by no later than the dates required under the Scottsdale Gilbert Retail Portfolio Whole Loan documents or the date the same were due, as applicable.

Insurance Reserve – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $11,501).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Replacement Reserve – On each monthly payment date, the borrowers are required to deposit $5,401 into a replacement reserve, capped at $64,810.

TI / LC Reserve – On each monthly payment date beginning on the monthly payment date occurring in November 2024, the borrowers are required to deposit approximately $27,004 into a TI / LC reserve, subject to a cap of $648,102.

Lockbox / Cash Management. The Scottsdale Gilbert Retail Portfolio Whole Loan is structured with a hard lockbox and springing cash management. Upon the origination of the Scottsdale Gilbert Retail Portfolio Whole Loan, the borrowers were required to deliver a notice to each tenant directing them to remit all payments under the applicable lease directly to the lender-controlled lockbox account. All revenue received by the borrowers, or the property manager, is required to be deposited in the lockbox account immediately following receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, whereby the lender instructs the institution maintaining the lockbox account to transfer all funds on deposit in the lockbox account on each business day to a lender-controlled cash management account. Upon the occurrence and during the continuance of a Trigger Period, if lender elects to deliver a restricted account notice, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Scottsdale Gilbert Retail Portfolio Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds (i) to the extent that a Trigger Period has occurred and is continuing (other than due solely to the existence of a Mezzanine Loan Trigger Period), may be held by the lender in an excess cash flow reserve account as additional collateral for the Scottsdale Gilbert Retail Portfolio Whole Loan and (ii) to the extent that a Trigger Period due solely to the existence of a Mezzanine Loan Trigger Period has occurred and is continuing, be deposited into a reserve account for the payment of amounts owed under the Scottsdale Gilbert Retail Portfolio Mezzanine Loan agreement. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers; provided, however, that any excess cash flow required to satisfy the Specified Tenant excess cash flow condition (if applicable) will be retained by the lender in the excess cash flow account until such time as the applicable Specified Tenant stabilization conditions have been satisfied.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio on the Scottsdale Gilbert Retail Portfolio Total Loan being less than 1.10x, (iii) the occurrence of a Specified Tenant Trigger Period (as defined below), and (iv) the occurrence of a Mezzanine Loan Trigger Period (as defined below) and (B) expiring upon (w) with regard to clause (i) above, the cure (if applicable) of such event of default, (x) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters, (y) with regard to clause (iii) above, a Specified Tenant Trigger Period ceasing to exist, and (z) in regards to clause (iv) above, a Mezzanine Loan Trigger Period ceasing to exist. Notwithstanding the foregoing, in the event of a Trigger Period due solely to a DSCR Cash Sweep Trigger Event (as defined below), such DSCR Cash Sweep Trigger Event will be conditionally waived if, within five days of the start of such Trigger Period, the borrowers post cash or a letter of credit acceptable to the lender in an amount that would need to be added to the underwritten net cash flow in order to achieve a debt service coverage ratio of 1.15x. A “DSCR Cash Sweep Trigger Event” means any date on which the debt service coverage ratio is less than 1.10x.

A “Specified Tenant” means as applicable, (i) Mega Furniture, (ii) Mountainside Fitness Centers of Scottsdale Towne Center, L.L.C., (iii) any other lessee(s) of the Specified Tenant space (or any portion thereof) and (iv) any guarantor(s) of the applicable related Specified Tenant lease(s) including, without limitation, Mountainside Fitness Acquisitions, LLC, Saleem Kanjiyani, Karim Kanjiyani and Yasmin Daredia.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant being in default under the applicable Specified Tenant lease beyond any applicable notice and cure periods, (ii) Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), (iii) Specified Tenant failing to be open for business during customary hours for ten consecutive business days and/or “going dark” in the Specified Tenant space (or applicable portion thereof), other than in connection with a permitted go dark event, (iv) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (v) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of Specified Tenant not vacated or dismissed within sixty days, and (vii) Specified Tenant failing to extend or renew the applicable Specified Tenant lease for the applicable Specified Tenant renewal term on or prior to the earlier to occur of (1) the applicable Specified Tenant extension deadline and (2) the date required under a Specified Tenant lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder, in each case, in accordance with the applicable terms and conditions thereof and the Scottsdale Gilbert Retail Portfolio Whole Loan documents, and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below), or (2) the borrowers leasing the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the applicable terms and conditions of the Scottsdale Gilbert Retail Portfolio Whole Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised under its lease, all contingencies to effectiveness of such lease have expired or been satisfied, each such lease has commenced and a rent commencement date has been established and, in the lender’s judgment, the applicable Specified Tenant excess cash flow condition is satisfied in connection therewith.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-5C2
No. 8 – Scottsdale Gilbert Retail Portfolio

“Specified Tenant Cure Conditions” means each of the following, as applicable (i) the Specified Tenant has cured all defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof), open to the public for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant Lease in accordance with clause (vii) of the definition of “Specified Tenant Trigger Period”, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant lease in accordance with the terms thereof and the Scottsdale Gilbert Retail Portfolio Whole Loan documents for the Specified Tenant renewal term and, in lender’s judgment, the applicable Specified Tenant excess cash flow condition is satisfied in connection therewith, (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

“Mezzanine Loan Trigger Period” means any period, from and after the origination of the Scottsdale Gilbert Retail Portfolio Mezzanine Loan, (A) commencing upon the earliest of (i) the date that mezzanine lender delivers written notice to lender that a mezzanine loan event of default exists, and (ii) the debt service coverage ratio being less than 1.10x, and (B) expiring upon (x) with regard to clause (i) above, the date that mezzanine lender delivers written notice to lender that a mezzanine loan event of default no longer exists, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters. Notwithstanding the foregoing, a Mezzanine Loan Trigger Period shall not be deemed to expire in the event that a Mezzanine Loan Trigger Period then exists for any other reason.

Subordinate Debt. None.

Mezzanine Debt. Within 20 days following the origination of the Scottsdale Gilbert Retail Portfolio Whole Loan, the borrowers have the right to obtain a mezzanine loan in the amount of $7,000,000 from QFP II, LP. The Scottsdale Gilbert Retail Portfolio Mezzanine Loan is anticipated to accrue interest at a rate of 13.0000% per annum to be paid as part of each monthly debt service payment amount. The Scottsdale Gilbert Retail Portfolio Mezzanine Loan is anticipated to have a final maturity date of October 6, 2028. The Scottsdale Gilbert Retail Portfolio Whole Loan documents require that an intercreditor agreement between the lender under the Scottsdale Gilbert Retail Portfolio Whole Loan and the lender under the Scottsdale Gilbert Retail Portfolio Mezzanine Loan be delivered simultaneously with the origination of the Scottsdale Gilbert Retail Portfolio Mezzanine Loan.

Partial Release. None.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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